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BANC OF CALIFORNIA, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANC OF CALIFORNIA

BANC OF CALIFORNIA, INC.

NOTICE OF

2026 MEETING OF STOCKHOLDERS AND PROXY STATEMENT

March 26, 2026
Dear Fellow Stockholder:
When we completed our transformative merger in November 2023, we set out to build a higher‑quality, more resilient bank—one capable of generating sustainable earnings through cycles and delivering durable value to our stockholders. The past two years have been about disciplined execution.
In 2024, we restructured the balance sheet with intention. We strengthened liquidity, refined our funding mix, optimized capital, and positioned the Company for consistent performance rather than short‑term optics. Those decisions were foundational. In 2025, we moved from repositioning to performance.
From Repositioning to Performance
During 2025, Banc of California delivered a strong year marked by expanding earnings power and meaningful value creation. We generated significant growth in earnings per share, expanded return on average assets, improved net interest margin, and increased return on tangible common equity by 319 basis points to 10.75% in the fourth quarter. Loan growth was relationship‑driven and disciplined, with $9.6 billion of loan production and disbursements, up 31% year over year. Deposits grew meaningfully, including the addition of nearly 2,500 new noninterest‑bearing deposit accounts and $526 million of new noninterest‑bearing balances, while our overall cost of deposits declined.
We delivered positive operating leverage, increasing total revenue by 12% and adjusted pre‑tax, pre‑provision income by 39% while reducing noninterest expense by 7% and improving our adjusted efficiency ratio by nearly 900 basis points. Adjusted earnings per share increased 69% to $1.35, and tangible book value per share grew 11%.
Credit quality remained strong and high‑quality by design, supported by proactive portfolio management, conservative underwriting, and continuous monitoring. We emphasize relationship banking over commoditized risk, downgrade early, and avoid concentrated exposures that have driven disruption across less regulated non-depository financial institutions. As a result, special mention loans declined to 1.83% and nonperforming loans to 0.64%.
We also returned capital to stockholders, repurchasing 13.6 million shares, or approximately 8% of shares outstanding. Our stock performance reflected this progress, delivering a 28% total shareholder return during the year, materially outperforming our peer index, the Keefe, Bruyette & Woods NASDAQ Regional Banking Index (KRX), which returned 7% for the year. In early 2026, we raised our dividend 20%, a tangible signal of confidence in the durability of our earnings and capital position.
Deliberately Measuring Our Performance
While peer comparisons are useful, we believe we should be measured against the balance sheet we actually have and by how effectively we grow and compound earnings from it. Today, that includes approximately $6 billion of sub‑optimally priced multifamily loans and approximately $2 billion of long‑dated, lower‑yielding securities in our held‑to‑maturity portfolio. These assets are part of our reality and represent tailwinds for our growth that should accelerate our progress over time.
Even with nearly 25% of our earning assets in these groups, we expanded margin, grew earnings at an attractive rate, reduced funding costs meaningfully, and preserved credit quality and capital strength. That discipline defines our approach.
High Quality, Sustainable Earnings
Our operating philosophy remains consistent:
•Quality over growth for growth’s sake
•Sustainable and diversified revenues
•Efficiency paired with continued investment in people and long‑term capabilities

Banc of California	Annual Proxy Statement	2026

We are not pursuing balance sheet expansion for its own sake. Growth must be relationship‑driven, appropriately priced, and aligned with our risk appetite. We will continue to optimize our asset and funding mix over time, improving the earnings power of the franchise while preserving resilience.
Our growing payments platform reflects this long‑term orientation. Payments deepen client relationships, diversify revenue, and enhance the durability of our earnings stream while adding core deposits. Our investment in our payments business, along with continued investment in technology, data capabilities, and targeted talent, are deliberate and strategic.
Technology, Data, and AI as Force Multipliers
We are investing thoughtfully in technology, data, and artificial intelligence to enhance decision‑making, improve efficiency, and better serve our clients without compromising risk discipline. AI‑enabled tools support credit analysis, portfolio monitoring, fraud prevention, and operational workflows, allowing our teams to focus more time on client relationships and judgment‑based decisions.
These investments are pragmatic, not experimental. They are designed to scale responsibly, improve productivity, and strengthen risk management, while reinforcing the human‑led, relationship‑driven culture that defines our franchise.
Credit Discipline and Resilience
Resilience begins with credit. We remain proactive and rigorous in our risk management. We downgrade early and upgrade carefully, prioritize transparency, and maintain conservative underwriting standards across the portfolio. This discipline has allowed us to preserve asset quality and avoid the volatility and dislocation experienced by institutions that rely on highly leveraged or lightly regulated credit models.
We also actively manage our balance sheet to remain nimble and well positioned in dynamic macroeconomic and interest rate environments. Through disciplined deposit pricing, granular funding management, and a balanced mix of assets that reprice at different speeds and structures, we maintain a largely neutral net interest income profile across interest rate scenarios. Our approach to interest rate risk management supports margin stability, enhances earnings predictability, and strengthens our ability to allocate capital thoughtfully.
California and a Diversified Footprint
We believe in California. Even with its challenges, it remains one of the most dynamic and largest economies in the world, presenting countless opportunities for us. With over 75 branches across California and high-quality, low-cost relationship deposits, our California footprint is a truly valuable franchise and something we seek to protect and grow every day. As the third‑largest bank headquartered in California and the largest independent bank headquartered in Los Angeles, we continue to see potential to gain market share as clients seek a banking partner with both scale and the ability to be highly responsive to their needs.
At the same time, we operate across ten states, providing geographic diversification and access to attractive growth markets. This balance strengthens our resilience while preserving the core strength of our California franchise.
100% Ownership
Our theme this year—100% Ownership—captures our culture. Ownership means accountability for results, leading with intention, and doing the right thing for clients, colleagues, communities, and shareholders, especially when it is difficult.
Our colleagues demonstrated this commitment following the devastating wildfires, mobilizing quickly to support impacted clients and communities. We continue to invest in our people, building careers and leadership depth with professionals who understand how to scale institutions responsibly and navigate complex environments.
Looking Forward
As we move through 2026, our priorities remain clear:
•Build high‑quality, sustainable earnings
•Optimize the balance sheet and funding mix
•Maintain disciplined, relationship‑driven growth
•Preserve rigorous credit standards

Banc of California	Annual Proxy Statement	2026

CE MATTERS
•Allocate capital thoughtfully through dividends and share repurchases
•Invest in payments, technology, and talent to strengthen long‑term franchise value
The work of transformation is largely behind us. The work of consistent performance and growth is well underway. We are building a resilient, high‑quality franchise designed to not only to endure, but to grow stronger over time.
I would also like to thank our retiring Board members Rich Lashley and Todd Schell for their years of dedicated service, thoughtful oversight, and steadfast counsel. Their leadership helped guide the Company through a period of significant transformation and positioned Banc of California for long‑term success. On behalf of the Board, management, and our shareholders, I am deeply grateful for their contributions.
2026 Annual Meeting of Stockholders Information
On behalf of the Board of Directors (the Board) and management of Banc of California, Inc. (the Company), we invite you to attend the Company’s 2026 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will be held at 8:00 A.M., Pacific Daylight Time, on Wednesday, May 6, 2026. This year's Annual Meeting will be a completely "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BANC2026.
Your vote is important, regardless of the number of shares you hold. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about March 26, 2026, informing them of the availability online of our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. You may choose to access these materials online, or you may request paper or e-mail copies. By making these materials available online to all stockholders, we are able to provide a more environment-friendly process as well as reduce our printing and distribution costs.
Regardless of whether you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by internet, telephone, or mail. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.
Our Board and management are committed to the success of the Company. Thank you for your continued trust and support.

/s/ Jared M. Wolff JARED M. WOLFF Chairman of the Board and Chief Executive Officer

Banc of California	Annual Proxy Statement	2026

Notice of Annual Meeting of Stockholders
May 6, 2026
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the Annual Meeting) of Banc of California, Inc. (the Company) will be held:

Date	May 6, 2026
Time	8:00 A.M. Pacific Daylight Time
Location (Virtual)	www.virtualshareholdermeeting.com/BANC2026
Items of Business	No.	Proposal
	I.	Election of the ten director nominees named in the accompanying proxy statement, each for a term of one year.
	II.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.
	III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in the accompanying proxy statement (Say-on-Pay).
	IV.	Approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan
Record Date
Holders of record of the Company’s voting common stock at the close of business on March 13, 2026 (the Record Date) will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Annual Report
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on February 27, 2026 (the Annual Report), accompanies our proxy statement.

Proxy Voting
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing the enclosed proxy card and returning it by mail. Registered stockholders – that is, stockholders who hold stock in their own names – can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, you will receive instructions from them on how to vote your shares. Regardless of the number of shares you own, your vote is very important. Please vote today.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2026:
The Company's proxy statement and the Annual Report are publicly available under the "Financials and Filings" section on the Company’s Investor Relations website at https://investors.bancofcal.com.
March 26, 2026
By Order of the Board of Directors,

/s/ Ido Dotan
Ido Dotan
General Counsel, Chief Administrative Officer, and Corporate Secretary
Los Angeles, California

Banc of California	Annual Proxy Statement	2026

Table of Contents
Proxy Statement
Annual Meeting of Stockholders
May 6, 2026

1     Proxy Statement Summary
1     Our Annual Meeting Logistics
1     Our Annual Meeting Agenda
2     Information About the Merger of Banc of California and PacWest Bancorp

3     Stock Ownership
3     Stock Ownership of Greater than Five Percent Stockholders
4     Stock Ownership of Directors and Executive Officers

6     Proposal I
6     Election of Directors | Board Overview
6     Current Board of Directors
7     Summary of Director Nominees' Qualifications and Experience
8     Board Composition
8     Director Nominations and Proposals by Stockholders
9     Nominees for Director at the Annual Meeting
10     Director Nominees

15     Corporate Governance Matters
15     Director Independence
15     Board Leadership Structure
15     Risk Oversight
16     Information Security and Data Privacy
16     Board Membership and Meetings
17     Committee Structure of the Board of Directors
18     Role and Composition of the Audit Committee
19     Role and Composition of the Compensation, Nominating and Corporate Governance Committee
21     Role and Composition of the Finance Committee
22     Role and Composition of the Enterprise Risk Committee
23     CNG Committee Delegation of Authorities
23     Compensation Committee Interlocks and Insider Participation
23     Communications with the Board

24     Director Compensation
24     Overview
24     Current Non-Employee Director Compensation Program
25     Employee Directors
25     2025 Summary Table of Director Compensation

26    Corporate Sustainability
26    Responsible Business Practices
28    Sound Corporate Governance
30     Investment in Our Human Capital
30     Supporting our Communities

32     Executive Officers
32     Designation of Executive Officers
33     Executive Officer Biographies

37     Compensation Discussion and Analysis
37     Overview
37     Executive Summary | 2025: Scaling Our Franchise and Expanding Core Earnings Power
38     Key Accomplishments in 2025
41     Strong Alignment with Stockholders - What We Do and What We Don't Do
42     Compensation Program and Philosophy
44     Elements of our Compensation Decision Making
45     Role of Peer Group for 2025 Compensation Decisions
46     2025 Compensation Components and Pay Decisions
46     Base Salary
46     Incentive (Performance) Based Compensation (Annual and Long-Term)
50     Other Benefits; Compensation Policies, and Practices

53     Report of the CNG Committee

54    Summary Compensation Table

57    2025 Grants of Plan-Based Awards

58     Outstanding Equity Awards at December 31, 2025

60     Stock Awards Vested

61     Employment Agreements

62     Summary of Benefits and Potential Payments Upon Termination of Employment or Change in Control
64     Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2025

TOC i	Banc of California	Annual Proxy Statement	2026

67     Chief Executive Officer Pay Ratio

68     Pay-Versus-Performance
70     Relationship Analysis Between "Compensation Actually Paid" and Performance Measures
71     Financial Performance Measures

72     Report of the Audit Committee

73     Proposal II
73     Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2026
74     Fees Paid to Independent Registered Public Accounting Firms During the Years Ended December 31, 2025 and 2024

75     Proposal III
75     Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our NEOs

76     Proposal IV
76     Approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan

84     Transactions with Related Persons
84     General
84     Related Party Transactions Policy
85     Outside Business Activity Policy
85     Certain Transactions with Related Persons

87     Information About the 2026 Annual Meeting of Stockholders
87     General
88     How to Vote Your Shares
88     Revoking Your Proxy
89     Board of Directors Voting Recommendations
89     How Shares are Treated When no Voting Instructions are Provided
89     Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes
90     Inspector of Election
90     Proxy Solicitation Costs
90     Attending the Annual Meeting
90     Director Nominees Unable to Stand for Election
90     Other Matters

91     Stockholder Proposals and Other Information Regarding the Annual Meeting of Stockholders to be Held in 2027

92     Appendix A - Non-GAAP Measures
96     Appendix B - Second Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan

TOC ii	Banc of California	Annual Proxy Statement	2026

Proxy Statement Summary

Our Annual Meeting Logistics

Date and Time May 6, 2026 8:00 A.M. Pacific Daylight Time	Location (Virtual) www.virtualshareholdermeeting.com/BANC2026
Record Date March 13, 2026	Who Can Vote Holders of the Company’s Voting Common Stock as of the Record Date
Our Annual Meeting Agenda
The Board of Directors of Banc of California, Inc. (Banc of California, the Company, we, us, and our) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share, for use at the upcoming 2026 Annual Meeting of Stockholders (the Annual Meeting) and any adjournments or postponements of the Annual Meeting. Stockholders are being asked to vote on the following matters:

No.	Proposal	Board Vote Recommendation:	Page

I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee	6
II.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	FOR	73
III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement (Say-on-Pay).	FOR	75
IV.	Approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan	FOR	76
These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, stockholders will also consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, although the Company’s Board of Directors (the Board) knows of no other business to be presented.
By submitting your proxy, you authorize the persons named in this proxy statement to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Those persons also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
For more information about who can vote, voting mechanics and other general Annual Meeting matters, see Information About the 2026 Annual Meeting of Stockholders beginning on page 87. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being made available to stockholders on or about March 26, 2026.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the SEC) on February 27, 2026 (the Annual Report), which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.
Additionally, some of the information in this proxy statement and the Annual Report relates to the Company’s wholly-owned banking subsidiary, Banc of California (the Bank).
As of the Record Date, there were 153,778,367 shares of voting common stock issued and outstanding.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy.

1	Banc of California	Annual Proxy Statement	2026

Proxy Statement Summary
Information About the Merger of Banc of California and PacWest Bancorp
Effective as of November 30, 2023, the Company completed its merger with PacWest Bancorp (PacWest). Pursuant to the parties’ Agreement and Plan of Merger, dated as of July 25, 2023 (the Merger Agreement), from and following the transaction, the Company continued as the surviving holding company and Pacific Western Bank, a California-chartered non-member bank and previously a wholly-owned subsidiary of PacWest, continued as the surviving bank. In connection with the merger, the Bank changed its name to Banc of California and became a member of the Federal Reserve System. References in this proxy statement to the Bank mean Banc of California, N.A. prior to the bank merger and Banc of California (as the surviving bank) after the bank merger.
The merger of Banc of California and PacWest Bancorp is sometimes referred to in this proxy statement as the PacWest Merger. The Company is the largest independent bank headquartered in Los Angeles, the third-largest bank headquartered in California and one of the nation’s premier relationship-based business banks.

2	Banc of California	Annual Proxy Statement	2026

Stock Ownership
Stock Ownership of Greater than Five Percent Stockholders
The following table shows the beneficial ownership of our voting common stock by those persons or entities known by management to beneficially own more than five percent of the outstanding shares of our voting common stock as of the March 13, 2026 record date (the Record Date) for the Annual Meeting.

Name and Address of Greater than 5% Stockholders	Amount and Nature of Beneficial Ownership(1)	Percent of Voting Common Stock Outstanding(1)

BlackRock, Inc. 50 Hudson Yards New York, New York 10001(2)	20,489,476	13.3%
T. Rowe Price Investment Management, Inc. 1307 Point Street Baltimore, Maryland 21231(3)	13,669,426	8.9%
State Street Corporation 1 Congress Street, Suite 1 Boston, Massachusetts 02114(4)	9,601,230	6.2%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355(5)	9,014,810	5.9%
(1)    Based on 153,778,367 shares of voting common stock of the Company issued and outstanding as of the Record Date. For purposes of computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)    As reported in Amendment No. 11 to Schedule 13G filed with the SEC on April 29, 2025 by BlackRock, Inc. (BlackRock). The amended Schedule 13G reports that BlackRock has (i) sole voting power over 20,230,405 shares, (ii) shared voting power over zero shares, (iii) sole dispositive power over 20,489,476 shares, and (iv) shared voting power over zero shares.
(3)    As reported in Amendment No. 2 to Schedule 13G filed with the SEC on August 14, 2025 by T. Rowe Price Investment Management, Inc. (T. Rowe Price). The amended Schedule 13G reports that T. Rowe Price has (i) sole voting power over 13,619,258 shares, (ii) shared voting power over zero shares, (iii) sole dispositive power over 13,669,426 shares, and (iv) shared dispositive power over zero shares.

(4)     As reported in a Schedule 13G filed with the SEC on May 13, 2025 by State Street Corporation. The Schedule 13G reports that State Street Corporation has (i) sole voting power over zero shares, (ii) shared voting power over 959,877 shares, (iii) sole dispositive power over zero shares, and (iv) shared dispositive power over 9,601,230 shares.
(5)     As reported in Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (Vanguard). The amended Schedule 13G reports that Vanguard has (i) sole voting power over zero shares, (ii) shared voting power over 91,328 shares, (iii) sole dispositive power over 8,794,648 shares, and (iv) shared dispositive power over 220,162 shares.

3	Banc of California	Annual Proxy Statement	2026

Stock Ownership

Stock Ownership of Directors and Executive Officers
The following table shows the beneficial ownership of our voting common stock on the Record Date for:
(i)each director of the Company;
(ii)each Named Executive Officer (as defined in the Compensation Discussion and Analysis—Overview section in this proxy statement) (NEO); and
(iii)all executive officers and directors of the Company, as a group.
The address of each of these beneficial owners is the same main address as that of the Company. As used in this proxy statement, RSUs refer to restricted stock units, and PSUs refer to performance stock units, each of which is defined in our 2018 Omnibus Stock Incentive Plan as amended and restated (the 2018 Omnibus Plan).

Name	Voting Common Stock		Total Number of Shares Subject to PSUs/RSUs that will Vest Within 60 Days	Total Number of Shares Beneficially Owned (1)	Percent of Voting Common Stock Outstanding(2)

Directors Who Are Not Executive Officers
James A. “Conan” Barker	207,685	(3)	5,883	213,568	*
Paul R. Burke	55,423	(4)	5,883	61,306	*
Mary A. Curran	65,568	(5)	5,883	71,451	*
John M. Eggemeyer	201,749	(6)	5,883	207,632
Shannon F. Eusey	24,216		5,883	30,099	*
Richard J. Lashley	2,989,044	(7)	5,883	2,994,927	1.95%
Susan E. Lester	42,539		5,883	48,422
Joseph J. Rice	35,254	(8)	5,883	41,137	*
Todd Schell	8,826		5,883	14,709	*
Vania E. Schlogel	22,841		5,883	28,724	*
Andrew Thau	35,619		5,883	41,502	*
Named Executive Officers

Jared M. Wolff	347,748	(9)	—	347,748	*
Chairman of the Board, Chief Executive Officer and President
Joseph Kauder	22,671	(10)	—	22,671	*
Executive Vice President and Chief Financial Officer
Bryan Corsini	10,399		24,592	34,991	*
Executive Vice President and Chief Credit Officer
Ido Dotan	55,304		—	55,304	*
Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary
Hamid Hussain	32,644		—	32,644	*
Executive Vice President and President of the Bank
All Executive Officers and Directors, as a group (18 persons)	4,176,433		92,912	4,269,345	2.78%
 *    Represents less than 1% of the outstanding shares of the Company's voting common stock calculated in accordance with 13d-3 of the Securities Exchange Act of 1934, as amended (Exchange Act).
(1)Unless otherwise indicated, the nature of the beneficial ownership is sole voting and dispositive powers over the shares indicated.
(2)For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to

4	Banc of California	Annual Proxy Statement	2026

Stock Ownership

acquire within 60 days of the Record Date. This would include any RSUs and PSUs scheduled to vest within 60 days of the Record Date. For purposes of this table, "percent of voting common stock outstanding" is based on 153,778,367 shares of voting common stock of the Company issued and outstanding as of the Record Date. In addition, in computing the percentage of outstanding shares of voting common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)Includes 169,680 shares owned by the James A. Barker Living Trust; as a trustee of the James A. Barker Living Trust, Mr. Barker may be deemed to beneficially own these shares.
(4)Includes 985 shares owned by MSB Trust of which Mr. Burke is a co-trustee, and 656 shares held indirectly in an IRA account. As of the Record Date, Mr. Burke also held 1,000 Depositary Shares of Series F Preferred Stock indirectly in an IRA account, representing less than 1% of the Depositary Shares outstanding as of the Record Date.
(5)Includes 60,051 shares owned by the Mary Allis Curran Trust; as a trustee of the Mary Allis Curran Trust, Ms. Curran may be deemed to beneficially own these shares. Also includes 5,517 shares held indirectly in an IRA account.
(6)Includes 18,721 shares held indirectly in an IRA account.
(7)Includes 2,949,219 shares beneficially owned by PL Capital Advisors, LLC. Also includes 10,000 shares owned indirectly in an IRA account, 29,825 shares owned indirectly through his spouse, 35,708 owned directly. PL Capital Advisors, LLC also beneficially owns 10,000 Depositary Shares of Series F Preferred Stock, representing less than 1% of the Depositary Shares outstanding as of the Record Date. Mr. Lashley is a Managing Member of PL Capital Advisors, LLC, and therefore may be deemed to beneficially own the common shares beneficially owned by PL Capital Advisors, LLC. Mr. Lashley disclaims beneficial ownership of the securities beneficially owned by PL Capital Advisors, LLC except to the extent of his pecuniary interest therein.
(8)Includes 9,500 shares owned by the Joseph & Monica Rice Revocable Trust, 10,000 shares owned by the Joseph J. Rice 2012 Irrevocable Trust; as a trustee of the Joseph & Monica Rice Revocable Trust and Joseph J. Rice 2012 Irrevocable Trust, Mr. Rice may be deemed to beneficially own these shares.
(9)Includes 321,635 shares owned by the Wolff Family Trust; as a trustee of the Wolff Family Trust, Mr. Wolff may be deemed to beneficially own these shares.
(10)Includes 6,917 shares owned by the Joseph and Catherine Kauder Revocable Trust; Mr. Kauder may be deemed to beneficially own these shares.

5	Banc of California	Annual Proxy Statement	2026

PROPOSAL I
Election of Directors | Board Overview
The Company’s Board of Directors currently consists of 12 directors, which will be reduced to ten directors following the Annual Meeting. At the unanimous recommendation of the Compensation, Nominating and Corporate Governance Committee (CNG Committee), the Board has nominated for re-election the following current directors of the Company, each for a one-year term that will expire at the 2027 annual meeting of stockholders: Mr. Barker, Mr. Burke, Ms. Curran, Mr. Eggemeyer, Ms. Eusey, Ms. Lester, Mr. Rice, Ms. Schlogel, Mr. Thau, and Mr. Wolff. See the Nominees for Director at the Annual Meeting section in this proxy statement. Messrs. Lashley and Schell will be retiring from the Board at the expiration of their current terms.
Current Board of Directors
Details about the current Board of Directors, including committee memberships, are reflected in the following table.

Name	Age(1)	Director Since		Committee Memberships
			Principal Occupation	A	CNG	FC	ER

Barker, James A. “Conan”	60	2019	Founder and Board Member, Velocity Vehicle Group	M		M
Burke, Paul R.	63	2023	Officer and Director, Northaven Management, Inc.		M	M
Curran, Mary A.	69	2017	Former Executive Vice President and Corporate Banking Chief Risk Officer, MUFG Union Bank		M		C
Eggemeyer, John M.	80	2023	Founder and Managing Principal, Castle Creek Capital LLC		M	M
Eusey, Shannon F.	56	2021	Chief Executive Officer, Beacon Pointe Advisors		M		M
Lashley, Richard J.	67	2017	Principal and Managing Member, PL Capital Advisors, LLC	M		M
Lester, Susan E.	69	2023	Former Chief Financial Officer of U.S. Bancorp and HomeSide Lending, Inc.	C			M
Rice, Joseph J.	61	2023	Chief Financial Officer and Executive Vice President of Operations, Nammi Therapeutics, Inc.; former Chief Credit Officer, Wells Fargo	M			M
Schell, Todd	38	2023	Managing Director, Warburg Pincus LLC	M		M
Schlogel, Vania E.	42	2021	Managing Partner and Founder, Atwater Capital LLC	M	M
Thau, Andrew	60	2019	Founder, Lawridge Drive Advisory Group; former Chief Operating Officer and General Counsel, United Talent Agency		C		M
Wolff, Jared M.	56	2019	Chairman, Chief Executive Officer and President, Banc of California, Inc. and Chief Executive Officer and Chairman, Banc of California			C	M
(1) As of March 26, 2026
A – Audit Committee
FC – Finance Committee
CNG – Compensation, Nominating and Corporate Governance Committee
ER – Enterprise Risk Committee
C – Chair
M – Member

6	Banc of California	Annual Proxy Statement	2026

Proposal I

Summary of Director Nominees' Qualifications and Experience
The chart below summarizes the key qualifications and skills each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board.
The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

Summary of Director Nominees' Qualifications and Experience

	Barker, James A. "Conan"	Burke, Paul R.	Curran, Mary A.	Eggemeyer, John M.	Eusey, Shannon F.	Lester, Susan E.	Rice, Joseph J.	Schlogel, Vania E.	Thau, Andrew	Wolff, Jared M.
Corporate Strategy *Experience developing and executing long-term strategic plans to achieve profitable growth*	●	●	●	●	●	●	●	●	●	●
Banking Industry Experience *Experience in the banking or lending industry, and knowledge of associated risks*		●	●	●		●	●			●
Financial Accounting *Experience or expertise in financial accounting and reporting or the financial management of a major organization*	●	●	●	●	●	●	●	●		●
Compensation and Human Capital *Knowledge and experience with attracting, retaining and motivating talent within a large organization*	●		●	●	●				●	●
Corporate Governance *Knowledge and experience with corporate governance practices that reflect industry best practice*	●		●	●		●	●		●	●
Corporate Finance & M&A Experience *Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity or investment banking*	●	●	●	●	●	●	●	●	●	●
Risk Management *Experience assessing and mitigating significant regulatory, competitive or technological risks across an enterprise*	●	●	●	●	●	●	●	●	●	●
Public Company Board Service *Experience as a board member of another publicly-traded company*		●	●	●	●	●		●		
Corporate Sustainability *Experience in community affairs matters, including as part of a business, and experience managing corporate sustainability issues as business imperatives.*					●		●	●	●	●

7	Banc of California	Annual Proxy Statement	2026

Proposal I

Board Composition
Our Board is composed of directors who actively contribute to the evolving needs of the Company with a broad range of perspectives, while maintaining the invaluable institutional knowledge brought by more tenured directors. Assuming the election of all of our director nominees, our Board will be forty percent female and will have an average age of 61 years old. The charts below illustrate the composition of our Board following the Annual Meeting, assuming the election of all of our director nominees.

5.2 years Average Director Tenure

9 out of 10 Directors are Independent

Director Nominations and Proposals by Stockholders
Director nominations by stockholders and stockholder proposals must be made pursuant to timely notice in writing to the Corporate Secretary, as set forth in and in accordance with Section 1.09 of the Company’s bylaws. A stockholder’s notice must be received by the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the prior year’s date, notice by the stockholder must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The stockholder’s notice must also include the information set forth in Section 1.09 of the Company’s bylaws.

8	Banc of California	Annual Proxy Statement	2026

Proposal I

Nominees for Director at the Annual Meeting
At the unanimous recommendation of the CNG Committee, the Board has nominated James A. “Conan” Barker, Paul R. Burke, Mary A. Curran, John M. Eggemeyer, Shannon F. Eusey, Susan E. Lester, Joseph J. Rice, Vania E. Schlogel, Andrew Thau, and Jared M. Wolff for election, each for a one-year term.
Each nominee has consented to being named as a director nominee in this proxy statement and agreed to serve if elected. Further, except for Mr. Wolff, each qualifies as an independent director under the Corporate Governance Listing standards of the New York Stock Exchange (NYSE), as applied in accordance with the Company’s Corporate Governance Guidelines.
Set forth below is information about the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote "FOR" each of the director nominees.

9	Banc of California	Annual Proxy Statement	2026

Proposal I

Director Nominees

James A. “Conan” Barker
—
Mr. Barker has over 30 years of experience in corporate strategy, private equity, and management of large corporate enterprises.
Mr. Barker is an owner and Director of Velocity Vehicle Group, where he served as founder and Co-President from 1998-2024. VVG is a privately owned group of companies that serve the truck, bus, and capital equipment finance markets in the US, Canada, Mexico, and Australia with revenues in excess of $3 billion. Mr. Barker is also a board member and 50% owner of Velocity SBA, a nonbank small business lending company in the United States licensed to originate loans under the Small Business Administration’s 7(a) program. From 1994 through 1997, Mr. Barker worked in Palo Alto, California for HAL Investments Inc., a private equity investment firm with holdings in real estate, maritime, and industrial interests. From 1991 to 1994, Mr. Barker worked in the corporate strategy department of Sea Containers, Inc. in London, England setting business strategies for the multinational transportation and hotel conglomerate. In addition, from 1988 to 1991, Mr. Barker worked for the Boston Consulting Group in the San Francisco and Chicago offices, assisting Fortune 500 firms on corporate strategy initiatives. Mr. Barker received his Bachelor's degree in Economics and Master’s in East Asian Studies from Stanford University and has lived in Southern California for 28 years.
Mr. Barker’s extensive experience in managing large corporate enterprises and his proficiency in corporate strategy and finance make him a valued member of the Board. Mr. Barker is one of the Company’s Board-designated “audit committee financial experts.”

Independent Director Age: 60 Director Since: 2019

Paul R. Burke
—
Paul Burke is an officer and director of Northaven Management Inc., an investment management firm he co-founded in 1995 that focuses exclusively on equity investments in the financial services industry.
In addition to his duties at Northaven, Mr. Burke was a director of PacWest Bancorp and Pacific Western Bank from 2015 to 2023, where he served on the Audit, Risk, CNG, ALM, Finance, and Executive Committees at various times. Mr. Burke previously served as a managing director and board member of Kilowatt Labs Inc., which later merged with Enercap Holdings Pte. Ltd., a Singapore-based holding company. He also served as a director of the private insurance brokerage firm Kinloch Holdings Inc. (and its successor, Optisure Risk Holdings), where he served as its chairman, president, and acting chief executive officer. Mr. Burke has served on a number of public and private boards, including the boards of PacWest Bancorp, Square 1 Financial Inc. and Eastern Insurance Holdings Inc. Most recently, he has been acting as chief financial officer of Essence Global Group and its affiliated companies, supporting its formation and growth. Essence Global Group is developing a portfolio of related technologies focused primarily on the energy and renewable energy sectors.
Prior to co-founding Northaven Management, Mr. Burke spent 10 years in corporate finance and mergers and acquisitions for Bankers Trust Company. During that time, he was responsible for the origination and execution of mergers and acquisitions, restructurings, and principal transactions for a wide array of financial services firms.
Mr. Burke earned his MBA from Columbia Business School and his Bachelor's degree in Economics from Columbia University. His professional experience in the financial services industry and mergers and acquisitions makes Mr. Burke a valued member of the Board.

Independent Director Age: 63 Director Since: 2023

10	Banc of California	Annual Proxy Statement	2026

Proposal I

Mary A. Curran
—
Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011.
During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management system. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking.
Ms. Curran recently concluded service on the Board of Directors, Audit and Nominating and Corporate Governance Committees of Innovative Industrial Properties, Inc. (NYSE: IIPR). She also served on the Board of Directors, chairing the Audit Committee and serving on the Nominating Governance Committee for Hunter Industries Inc., a privately held global irrigation, landscape lighting and custom manufacturing company from 2016 until June 2025. Ms. Curran previously served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and as a member of the Board and Nominating and Governance Committee through December 2025. Previous board service also includes Chair of the California Bankers Association where she remains involved on the Banker Benefits Board. Ms. Curran is a NACD Governance Fellow, and holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in business from San Diego State University.
Ms. Curran’s broad range of experience in the financial services industry and community involvement, especially in California, as well as her prior business and leadership positions, have enhanced the Board’s perspective. Her leadership and knowledge, specifically in credit and risk management as Chair of the Enterprise Risk Committee, have been vital to the Company’s risk framework and objectives.

Independent Director Age: 69 Director Since: 2017

John M. Eggemeyer
—
Mr. Eggemeyer has more than 40 years of experience in banking and has been involved in more than 75 bank acquisitions. Mr. Eggemeyer was elected as Vice Chairman and Lead Independent Director of the Company's board on May 7, 2025, after having served as Chair of the Company's board since November 30, 2023.
Mr. Eggemeyer is the Founder of Castle Creek Capital® which has been an investor in the banking industry since 1990. The firm is currently one of the most active private equity investors in community banking. Mr. Eggemeyer has over 40 years of experience in banking and has been involved in more than 75 bank acquisitions. In 2006, the American Banker honored Mr. Eggemeyer as “Community Banker of the Year” for his success as a builder of community banking companies. Prior to founding Castle Creek, Mr. Eggemeyer spent nearly 20 years as a senior executive with some of the largest banking organizations in the U.S. with responsibilities across a broad spectrum of banking activities.
Mr. Eggemeyer is currently Chairman of American Savings Bank, Vice Chairman of Banc of California, Inc., a Board member of Northpointe Bancshares, Inc. (NYSE: NPB), Primis Financial Corporation, and was a founder and Chairman of both PacWest Bancorp and Guaranty Bancorp. Previously, he was Chairman and Chief Executive Officer of White River Capital and a Board member of TCF Financial Corporation, Western Bancorp, The Bancorp Inc. and American Financial Realty.
Mr. Eggemeyer is a Life Trustee of Northwestern University where he serves on the Investment Committee and is a past Trustee of the Bishop’s School of La Jolla, California and the Parent Advisory Board at Stanford University. Mr. Eggemeyer holds a Bachelor of Science degree from Northwestern University and an MBA from the University of Chicago.
His broad range of professional experience in community banking and his dedication to serving the community have made him particularly well suited to lead the board as Vice Chairman.

Independent Director Age: 80 Director Since: 2023

11	Banc of California	Annual Proxy Statement	2026

Proposal I

Shannon F. Eusey
—
Ms. Eusey is the Chief Executive Officer of Beacon Pointe Advisors, which she co-founded in 2002.
Beacon Pointe Advisors is one of the U.S.'s largest registered investment advisory firms specializing in full service financial planning serving foundations, retirement plans, and private wealth clients. From 1994 to 2002, Ms. Eusey served as Senior Managing Director and Portfolio Manager at Roxbury Capital Management, LLC, where she was responsible for socially responsible investments, asset allocation, as well as equity strategy for Roxbury’s Private Client Group. Ms. Eusey currently serves or has served on numerous boards and advisory boards, including Canaccord Genuity, Hoag Hospital, Kokosing, Viewpoint Ventures VC, the Charles Schwab Advisory Council. She has also served as Vice Chairman on the Board of Directors for the National Network to End Domestic Violence, as a Trustee for the Friends of the Girl Scouts Council of Orange County, and as a board member of the UCI Athletic Fund. Ms. Eusey is a graduate of University of California, Irvine where she played Division I volleyball. She received her MBA from the University of California, Los Angeles, Anderson School of Business.
Ms. Eusey's leadership experience in building Beacon Pointe Advisors into a $55+ billion registered investment advisory firm, and her keen insights into talent management, operations, marketing, risk and technology, make her a valued member of our Board.

Independent Director Age: 56 Director Since: 2021

Susan E. Lester
—
Ms. Lester has more than 30 years of banking and mortgage banking experience, including as Chief Financial Officer of U.S. Bancorp and HomeSide Lending Inc. She also held executive roles at Ernst & Young and Shawmut National Corporation.
Prior to joining the Company’s Board in 2023, Ms. Lester was a director of PacWest Bancorp and Pacific Western Bank from 2003 to 2023. She chaired their respective audit committees and was a member of their respective executive and finance committees.
In addition to her service on the Company’s Board, Ms. Lester serves on the board of The Options Clearing Corporation. Her prior board service has included Arctic Cat Inc. and Lender Processing Services Inc.
Ms. Lester earned her MBA in finance from the University of Chicago Booth School of Business and her Bachelor’s degree in Accounting and Finance from the University of Dayton.
Ms. Lester’s extensive experience in finance and risk management from her tenures at U.S. Bancorp and HomeSide Lending Inc. and service on numerous boards make her a valued member of the Board. Ms. Lester is one of the Company’s Board-designated “audit committee financial experts” and serves as Chair of the Audit Committee.

Independent Director Age: 69 Director Since: 2023

12	Banc of California	Annual Proxy Statement	2026

Proposal I

Joseph J. Rice
—
Mr. Rice, a 30-year veteran of the commercial banking industry, currently serves as the Chief Financial Officer and Executive Vice President of Operations for Nammi Therapeutics, Inc., a private biotechnology company headquartered in Los Angeles, California.
Prior to joining his current employer, Mr. Rice retired from Wells Fargo Bank, N.A. (NYSE: WFC) after serving in numerous senior leadership roles, including as Chief Credit Officer and as Chief Operational Risk Officer. During his three-decade tenure at Wells Fargo Mr. Rice also led various special initiatives across a range of disciplines, including commercial lending and workouts, customer remediations, and operational resiliency.
Mr. Rice also serves on the boards of nonprofit organizations, including The Music Center of Los Angeles County, and the Painted Turtle, a camp for children with serious medical conditions. A lifelong resident of California, Mr. Rice received his Bachelor of Science in Civil Engineering from the University of California, Los Angeles, and his MBA from the University of California, Berkeley.
Mr. Rice’s extensive background in commercial banking risk management, combined with his leadership roles, make him a valuable member of the Board. Mr. Rice is one of the Company’s Board-designated “audit committee financial experts.”

Independent Director Age: 61 Director Since: 2023

Vania E. Schlogel
—
Ms. Schlogel is Managing Partner and Founder of Atwater Capital, a media and entertainment sector-focused investment firm headquartered in Los Angeles, California.
Prior to founding Atwater in 2017, Ms. Schlogel served as a senior executive at several leading companies, including as Chief Investment Officer of Roc Nation, and was a member of KKR's Private Equity team, where she specialized in the media sector and launched the Growth Equity division. Ms. Schlogel began her career in the Leveraged Finance and Capital Markets groups at Goldman Sachs in London and Los Angeles. Ms. Schlogel serves on a number of boards, including the Boards of Mediawan, France's leading film studio and wiip Productions, a Los Angeles-based film and TV studio. She was formerly Chairperson of Mediawan US, the holding company of Brad Pitt's Plan B Entertainment, the Chairperson of Epidemic Sound, a provider of royalty-free music, as well as Chairperson of LEONINE Studios, Germany's leading film and TV studio. She formerly served on the boards of BMG, the world's largest independent music publisher; Pets at Home, the largest U.K. retailer of pet supplies; and Freepik, the digital content platform. Ms. Schlogel is a graduate of UCLA, summa cum laude, with a Bachelor's degree in Business Economics and Minor in Accounting.
Ms. Schlogel’s extensive expertise in finance, growth and private equity, along with her significant experience in media, entertainment and technology, make her a valued member of the Board. Ms. Schlogel is one of the Company’s Board-designated “audit committee financial experts.”

Independent Director Age: 42 Director Since: 2021

13	Banc of California	Annual Proxy Statement	2026

Proposal I

Andrew Thau
—
Mr. Thau spent 18 years at global talent and entertainment company United Talent Agency (UTA), during which time he held executive leadership positions, including as a Board member, Chief Operating Officer, and General Counsel.
Mr. Thau departed UTA in 2025, where he was central to UTA’s operations, M&A and business expansion strategies amid a sea change across the entertainment, media and technology landscape. Mr. Thau was the first non-agent to be named to the UTA partnership in 2016 and its board of directors in 2018. Mr. Thau also served on UTA’s Audit Committee and as one of four managing directors responsible for overseeing UTA’s day-to-day business. Mr. Thau began his career at the Zalkin, Rodin and Goodman law firm in New York City, specializing in bankruptcy and corporate restructuring. Mr. Thau then moved to 20th Century Fox where he served as an attorney in the licensing/merchandising and filmed entertainment groups before taking on executive roles overseeing domestic and international cable television networks and businesses. Mr. Thau later led the content and technology venture Be Here as its Chief Executive Officer and subsequently helped launch and served as Chief Operating Officer of Network LIVE, a joint venture of AOL, XM Satellite Radio and AEG that broadcasted live music and entertainment events across all platforms. Mr. Thau recently formed Lawridge Drive Advisory Group where he is Founder and Chief Executive Officer.
Mr. Thau is a graduate of George Washington University and the Benjamin N. Cardozo School of Law, and has served on the boards of multiple charitable organizations. He has lived in Southern California for 28 years.
Mr. Thau’s extensive operational, legal and strategic experience from his senior leadership roles at UTA and various entertainment and technology ventures make him a valued member of the Board. Mr. Thau is Chair of the CNG Committee.

Independent Director Age: 60 Director Since: 2019

Jared M. Wolff
—
Mr. Wolff has served as Chief Executive Officer and President of the Company and the Bank and as a director of the Company and Chairman of the Board of the Bank since 2019. Mr. Wolff was elected as Chairman of the Company’s Board in May 2025.
Mr. Wolff is a veteran California banking executive with deep expertise in finance, law and risk management. He joined Banc of California from City National Bank, a Los Angeles-based regional bank and wholly owned subsidiary of Royal Bank of Canada, where he was Executive Vice President and General Counsel, and served on the bank’s executive committee. Prior to City National, Mr. Wolff was President and a member of the Board of Directors of Pacific Western Bank, a leading California-based commercial bank and wholly owned subsidiary of PacWest Bancorp. Mr. Wolff joined PacWest from the law firm Sullivan & Cromwell LLP.
Mr. Wolff is a member of several professional and nonprofit organizations including the CEO Council of Los Angeles, the Economic Club of New York, the Board of Directors of the Mid-Size Bank Coalition of America, the Board of Governors of the Los Angeles Sports and Entertainment Commission and its leadership group ChampionLA, and the Young Presidents’ Organization. Mr. Wolff is also a member of Steadfast LA's coalition of civic and business leaders dedicated to accelerating the rebuilding of Los Angeles after the devastating January 2025 wildfires.
Mr. Wolff received his Bachelor's degree from Duke University, his Master's degree in French Language and Literature from Middlebury College, and his law degree from the University of Michigan.

Director Age: 56 Director Since: 2019

14	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
Director Independence
In accordance with the NYSE Corporate Governance Listing Standards and the Company’s Corporate Governance Guidelines, the Board conducted its review of all relationships between the Company and each director and has affirmatively determined that, with the exception of Mr. Wolff, who serves as the Company's Chairman, Chief Executive Officer and President, none of them has a material relationship with the Company or any other relationship that would preclude his or her independence under the NYSE Corporate Governance Listing Standards. Based on this review, the Board has determined that each of our current directors, other than Mr. Wolff, is an independent director under the NYSE Corporate Governance Listing Standards, as applied in accordance with the Company’s Corporate Governance Guidelines. Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Corporate Governance Listing Standards and SEC Rule 10A-3(b)(1), and each member of the CNG Committee meets the independence and other requirements for compensation committee membership as set forth in the NYSE Corporate Governance Listing Standards. See the Role and Composition of the Audit Committee and the Role and Composition of the CNG Committee sections in this proxy statement for specific independence requirements.
Board Leadership Structure
The roles of Chairman of the Board and Chief Executive Officer are currently combined. The Board periodically reviews and discusses the continued appropriateness of this structure. The Board believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman of the Board and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for the Company at that time. Our Corporate Governance Guidelines provide that when the Chairman of the Board is not an independent director, the Board shall elect a lead independent director.
The Chairman of the Board presides at meetings of the Board of Directors and exercises leadership of Board operations, and when the Chairman of the Board is not independent, a lead independent director presides at executive sessions of independent (non-employee) directors.
On May 7, 2025, the Board unanimously elected Mr. Wolff, our Chief Executive Officer, to the role of Chairman of the Board and Mr. Eggemeyer to the role of Vice Chairman and Lead Independent Director.
Risk Oversight
The Board of Directors of the Company oversees the risk profile of the Company and its subsidiaries and management’s process for assessing and managing risks, both as a whole as well as through its committees.
The Board has two primary methods for overseeing risk. The first method is oversight by the Board as a whole, and the second method is through the committees of the Board. All Board committees may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board. The Board also encourages Board members to attend all committee meetings, when possible, except when the committee determines it is more appropriate to have a meeting limited to committee members. As a result, all Board members become familiar with a wide range of matters affecting the Company and are able to oversee risk through a more complete picture of the Company, its people, and its processes.
The Audit Committee is primarily responsible for monitoring and oversight of the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and the effectiveness of the Company's internal control over financial reporting. The CNG Committee assists the Board with discharging its responsibility and authority with respect to nominating, corporate governance, and executive compensation matters, including for example, the independence determination of Board members, the assessment of the Board’s performance, the oversight of related party transactions, the recommendation of Board candidates, the design of the executive compensation program, and Company-wide succession planning. The Enterprise Risk Committee (Risk Committee) is primarily focused on assisting the Board in discharging its oversight duties with respect to risk management activities, including the establishment of the Company’s enterprise risk management framework and associated policies and practices. The Risk Committee is also focused on assisting the Board in its monitoring and oversight of credit processes and asset quality, and compliance with applicable regulatory requirements. In accordance with its charter, the Risk Committee is responsible for ensuring that the Company has in place an appropriate enterprise-wide

15	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
process to identify, prioritize, measure, monitor and report alignment of the Company's practices with its defined risk appetite, including for example, operational, fraud, third-party relationships involving critical activities and/or risks, technology, information security, anti-money laundering, compliance, model, legal, reputational, strategic, credit, interest rate and liquidity risks, with the management of interest rate and liquidity risks primarily being overseen by the Finance Committee. The Finance Committee assists the Board in discharging its responsibility and authority with respect to financial strategies and budgeting, liquidity, capital planning and management, monitoring and oversight of the Company's asset and liability strategies, and compliance with applicable regulatory and reporting requirements.
During 2025, the Board and each of its committees received reports from executive management and employees who oversee day-to-day risk management duties on the most critical strategic issues and risks facing the Company. In addition, each of these committees and the Board received reports from the Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Credit Officer, Chief Compliance Officer, Chief Operating Officer, General Counsel and Chief Administrative Officer, Chief Information Security Officer, Chief Internal Audit Officer, the Company’s independent auditors, third-party advisors, and other executive management regarding compliance with applicable laws and regulations, risk-related policies, procedures and limits in order to evaluate the effectiveness of the Company’s risk controls.
Information Security and Data Privacy
The Board maintains oversight of our security program through its Risk Committee, which oversees our information security and technology management program and reviews risks related to information security and cybersecurity as well as the steps taken by management to control for such risks. The Risk Committee oversees and reviews quarterly reports on significant matters of corporate security, including cybersecurity and data privacy. We maintain a formal information security management program under the direction of our Chief Information Security Officer and corporate cyber insurance, which are subject to review and oversight by the Risk Committee and the Board, respectively. For more information, please see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Joint Enterprise Risk Committee Charter, which is publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters and Privacy Policy available at www.bancofcal.com/privacy-policy.
Board Membership and Meetings
The current membership of the Company Board is reflected below. All members of the Company Board also currently serve as directors of the Bank, each for a one-year term, with Mr. Wolff serving as Chairman of the Board and Mr. Eggemeyer as Vice Chairman and Lead Independent Director.

Jared M. Wolff, Chairman; John M. Eggemeyer, Vice Chairman and Lead Independent Director
James A. “Conan” Barker	Susan E. Lester
Paul R. Burke	Joseph J. Rice
Mary A. Curran	Todd Schell
Shannon F. Eusey	Vania E. Schlogel
Richard J. Lashley	Andrew Thau

Regular meetings of the Company’s Board of Directors were held on a quarterly basis during 2025, with additional special meetings held as needed. Because all members of the Company Board currently serve as directors of the Bank, each Board meeting is normally a joint Board meeting of the Board of Directors of the Company and the Bank. During 2025, the Board of Directors held a total of eight meetings. Separate sessions of only independent directors were held regularly or when determined by the independent directors to be necessary.
During 2025, each director attended at least (i) 75 percent of the total number of meetings of the Company’s Board of Directors; and (ii) a majority of the total number of meetings held by all Board committees on which he or she served.
The Board Chairman and the other members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. The 2025 annual meeting of stockholders was attended by the Board Chairman and a majority of the Company's directors.

16	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
Committee Structure of the Board of Directors
The Board of Directors of the Company currently has four standing committees: Audit, CNG, Finance, and Risk. Since all current members of the Company Board also serve as directors of the Bank, each of these committees is a joint committee of the Boards of Directors of the Company and the Bank.
During 2025, the Audit Committee held ten meetings, the CNG Committee held six meetings, the Risk Committee held nine meetings, and the Finance Committee held seven meetings.

17	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
Role and Composition of the Audit Committee
The following table reflects further information regarding the principal roles and responsibilities of the Audit Committee. For a more comprehensive description, please see the Joint Audit Committee Charter, which is publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters. The Report of the Audit Committee is included on page 72 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities

Audit Committee
•Hiring, terminating and/or reappointing the Company’s independent registered public accounting firm.
•Oversight of the qualifications, independence and performance of the Company’s internal auditors and independent registered public accounting firm.
•Approving non-audit and audit services to be performed by the independent registered public accounting firm.
•Reviewing the annual audit report prepared by the Company’s independent registered public accounting firm.
•Oversight of the integrity of the Company’s financial statements and financial accounting practices.
•Oversight of the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.
•Oversight of the effectiveness of the Company’s internal control over financial reporting and, together with the Risk Committee, compliance with legal and regulatory requirements.
•Reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis.

Susan E. Lester, Chair
James A. “Conan” Barker
Richard J. Lashley
Joseph J. Rice
Todd Schell
Vania E. Schlogel

The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Listed Company Manual as well as the regulations of the Federal Deposit Insurance Corporation, and any additional requirements specific to audit committee membership. The Board has further determined that each of Ms. Lester, Mr. Barker, Mr. Lashley, Mr. Rice, Mr. Schell, and Ms. Schlogel qualifies as an “audit committee financial expert," as defined in Item 407(d)(5) of SEC Regulation S-K.

The Board made qualitative assessments of the levels of knowledge and experience of the members of the Audit Committee based on a variety of factors.
In the case of Ms. Lester, the Board considered her prior service as the chief financial officer for public companies in the banking and mortgage banking industries, as well as her decades of experience as a director of public companies.
In the case of Mr. Barker, the Board considered his proficiency in corporate finance stemming from over 30 years of managing large corporate enterprises, as well as his extensive investment experience at a private equity investment firm.
In the case of Mr. Lashley, the Board considered his extensive experience in providing professional accounting and advisory services, as well as his service on numerous bank boards and audit committees and his experience at PL Capital managing investments in the banking industry for more than 25 years. Mr. Lashley is a certified public accountant (status inactive).
In the case of Mr. Rice, the Board considered his 30 years of experience working for a large financial services organization and his extensive background in commercial credit, operational risk management and banking.
In the case of Mr. Schell, the Board considered his many years of experience in the financial services industry as a private equity investor and investment banker.
In the case of Ms. Schlogel, the Board considered her extensive experience in finance, growth equity and private equity, along with her significant experience (including as board chair) in media, entertainment, and technology companies.

18	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
Role and Composition of the Compensation, Nominating and Corporate Governance Committee
The following table reflects further information regarding the principal roles and responsibilities of the CNG Committee. For a more comprehensive description, please see the Joint Compensation, Nominating and Corporate Governance Committee Charter, which is publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters. The Report of the CNG Committee is included on page 53 of this proxy statement.

Name, Composition and Board Determinations	Responsibilities

Compensation, Nominating and Corporate Governance Committee
Andrew Thau, Chair
Paul R. Burke
Mary A. Curran
John M. Eggemeyer
Shannon F. Eusey
Vania E. Schlogel
After review of each member’s experience and other relevant factors, the Board has determined that:
•each member is independent, as defined in the NYSE Listed Company Manual, including the additional independence requirements specific to compensation committee membership set forth in the NYSE Listed Company Manual; and
•at least two members are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

Compensation
•Reviewing and approving director and officer compensation plans, policies and programs.
•Determining, or recommending to the Board for its determination, the compensation of the Company’s Chief Executive Officer and other executive officers of the Company, as well as other officers (if any) with total compensation of $1,000,000 or more.
•Recommending to the Board changes to the compensation and benefits provided to directors.
•Reviewing and recommending to the Board for approval, subject to necessary or appropriate stockholder approval, stock option plans and other equity-based compensation plans that permit payment in or based upon the Company’s stock.
•Reviewing the talent planning and executive recruiting processes.
•Producing a report on executive compensation for inclusion in the Company’s annual proxy statement and/or annual report on Form 10-K.
Nominating
•Annually assessing the independence of Board members.
•Identifying, screening and recommending to the Board candidates for membership on the Board, including director nominees proposed by stockholders, in accordance with the procedures described in the Company’s bylaws. Final approval of any candidate shall be determined by the full Board.
•As set forth in the Company’s Corporate Governance Guidelines, the following are the minimum requirements for Board membership: (a) the director must possess a breadth and depth of management, business, governmental, nonprofit or professional experience, preferably in a leadership or policymaking role, that indicates the ability to make a meaningful contribution to the Board’s discussion of and decision making on the array of complex issues which the Company faces and expects to face in the future; (b) the director must possess sufficient financial literacy or other professional business experience relevant to an understanding of the Company and its business that will enable such individual to provide effective oversight as a director; (c) the director must possess the ability to think and act independently, as well as the ability to work constructively in a collegial environment; (d) the director must demonstrate behavior that indicates that he or she is committed to the highest ethical standards; (e) the director must possess the ability to devote sufficient time and energy to the performance of his or her duties as a director; and (f) the director may not simultaneously serve on the board of directors or equivalent body of an organization that the Board reasonably determines (i) is a significant competitor or potential significant competitor of the Company or of a key vendor of the Company; (ii) would otherwise benefit from access to the Company’s intellectual property, strategic or other confidential or proprietary information; or (iii) would violate or conflict with the management interlocks prohibitions under the Company's Regulation L Policy and applicable law. It is also desired that individual directors possess special skills, expertise and background that would complement the attributes of the other directors and promote the collective ability of the Board to function effectively.

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Corporate Governance Matters

Corporate Governance
•Developing and recommending to the Board a set of corporate governance guidelines and other policies and guidelines which the CNG Committee determines necessary or appropriate for adoption by the Company.
•Reviewing and approving any insider or related party transactions (as defined in Item 404 of Regulation S-K), in accordance with the Company’s Related Party Transaction Policy.
•Leading the Board in its annual review of the Board’s performance, and the performance of various Committees of the Board.
•Recommending to the Board the membership and chair of each Board committee.
•Overseeing the areas of director orientation, continuing education and professional development.
•Assisting the Board with senior management succession planning.

20	Banc of California	Annual Proxy Statement	2026

Corporate Governance Matters
Role and Composition of the Finance Committee
The following table reflects further information regarding the principal roles and responsibilities of the Finance Committee. For a more comprehensive description, please see the Joint Finance Committee Charter, which is publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters.

Name, Composition and Board Determinations	Responsibilities

Finance Committee Jared M. Wolff, Chair John M. Eggemeyer James A. “Conan” Barker Paul R. Burke Richard J. Lashley Todd Schell
•Reviewing, discussing with management and recommending to the Board for its approval the Company’s annual operating plan or budget, and reviewing and discussing with management any periodic budgets or forecasts.
•Reviewing the Company’s capital management and current and projected capital ratios, and reviewing and recommending capital actions to the Board for its approval.
•Reviewing the results of the Company’s interest rate risk and liquidity monitoring and reporting system.
•Monitoring the Company’s interest rate management strategy, changes in market interest rates, and the performance of the Company’s investment portfolio and strategies.
•Reviewing the status of the Company’s derivatives and hedge positions and BOLI portfolio.
•Reviewing the appropriateness of the Company’s stress testing program and the results of such testing.
•Reviewing the composition of the Company’s funding and its contingent funding plan.
•Reviewing the Company’s risk appetite framework relative to liquidity risk.
•Reviewing and approving (or recommending to the Board for its approval) changes to policies in the areas of asset/liability management, investments, contingent funding, dividends, bank owned life insurance (BOLI), capital planning and management, stress testing, derivatives and hedging, interbank liability and liquidity management.
•Reviewing the Company’s balance sheet and other financial-related strategies.

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Corporate Governance Matters
Role and Composition of the Enterprise Risk Committee
The following table reflects further information regarding the principal roles and responsibilities of the Risk Committee. For a more comprehensive description, please see the Joint Enterprise Risk Committee’s Charter, which is publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters.

Name, Composition and Board Determinations	Responsibilities

Enterprise Risk Committee
Mary A. Curran, Chair
Shannon F. Eusey
Susan E. Lester
Joseph J. Rice
Andrew Thau
Jared M. Wolff

The Board has determined that the chair of the Risk Committee, Ms. Curran, meets the requirements for that position as specified in the committee’s charter, which are that the chair (i) not be an officer or employee of the Company currently, or during the previous three years; (ii) not be an immediate family member of a person who is, or was during the last three years, an executive officer of the Company; and (iii) be an independent director, as defined in the NYSE Listed Company Manual.

•Overseeing management’s design and implementation of an appropriate enterprise-wide process to identify, prioritize, measure, monitor, and report alignment of the Bank’s practices with its defined risk appetite.
•Overseeing the design and implementation of the Company’s enterprise-wide risk management framework.
•Overseeing and providing strategic direction to management for developing and maintaining risk appetite guidelines by risk type and annually approving such guidelines.
•Overseeing the Company’s compliance management programs and compliance with legal and regulatory requirements and ensure management creates a culture that places a high priority on compliance.
•Overseeing the Company’s information security and technology management programs and reviewing related risks.
•Reviewing and approving disaster recovery and business continuity plans at least annually.
•Evaluating certain matters relating to the Bank’s fiduciary activities, including proper exercise of fiduciary powers and self-dealing and conflicts of interest.
•Overseeing the Company’s credit processes and credit culture and reviewing the Bank's Community Reinvestment Act compliance.

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Corporate Governance Matters
CNG Committee Delegation of Authorities
The charter of the CNG Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee as it relates to compensation, other than the ability of the committee to form and delegate authority to subcommittees when appropriate. For information about the role of the Chief Executive Officer with respect to the CNG Committee, see the Compensation Discussion and Analysis—Elements of our Compensation Decision Making section in this proxy statement. Director compensation is determined by the full Board after considering the recommendations of the CNG Committee.
Additionally, the charter of the CNG Committee authorizes the committee to select and retain compensation consultants, legal counsel or other advisors to advise the committee in carrying out its duties. See the Compensation Discussion and Analysis—Elements of our Compensation Decision Making section in this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the CNG Committee during 2025 was a current or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company during 2025 served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of any other entity that has an executive officer serving as a member of the CNG Committee or the Company’s Board of Directors.
Communications with the Board
Stockholders and other interested parties who wish to communicate with the Board or any specific director, including any committee of the Board, or with the Chair of any committee, may do so by writing to the address or e-mail below to the attention of the Corporate Secretary who will then sort the correspondence to ensure receipt by the appropriate director(s).
Banc of California, Inc.
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California 92707
IR@bancofcal.com

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Director Compensation
Overview
The CNG Committee is responsible for the periodic review of compensation paid to directors of the Company and the Bank and recommending changes to the Board, when the CNG Committee deems appropriate. The CNG Committee typically evaluates director compensation every two years.
The existing elements of the Company’s director compensation program are a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board of the Company or the Bank. In determining the components of non-employee director compensation, the CNG Committee considers the significant amount of time directors expend to fulfill their duties, the skill level required of Board members and the nature of the Company’s business objectives.
The current components of our director compensation program are summarized below. We do not provide non-equity incentive plan awards, deferred compensation or retirement, or health plan benefits to non-employee directors.
Current Non-Employee Director Compensation Program
The elements of the current compensation program for non-employee directors of the Company and the Bank are set forth in the table below.

Schedule of Current Director Fees

Compensation Element (1)(2)(3)
Annual Retainer
Cash Retainer	$80,000
Equity Award	$80,000
Additional Compensation
Chairman of the Board (4)	N/A
Vice Chairman of the Board (5)	$85,000
Committee Chair
Audit	$20,000
Finance (6)	N/A
Compensation, Nominating and Corporate Governance	$15,000
Enterprise Risk	$15,000
(1)    The annual retainer is payable one-half in cash and one-half in equity awards. All other compensation elements are payable in cash.
(2)    Cash compensation is payable in equal quarterly installments, in advance of each quarter.
(3)    Equity awards are payable in the form of RSUs that fully vest on the one-year anniversary of the grant date, subject to acceleration upon a change in control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting of stockholders.
(4)    Mr. Wolff was elected Chairman of the Board on May 7, 2025; accordingly, no fee has been paid for that position since that date. Prior to that date, the additional annual compensation for the then-Board Chairman (Mr. Eggemeyer) was $85,000.
(5)    Prior to May 7, 2025, Mr. Wolff served as Vice Chairman of the Board and received no fee for that role. Since that date, the additional annual compensation for the Vice Chairman (currently Mr. Eggemeyer) has been $85,000.
(6)    Mr. Wolff serves as Finance Committee Chair; accordingly, no fee was previously paid or is currently paid for that position.

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Director Compensation
Employee Directors
Directors who are also employees of the Company and/or the Bank receive no compensation for their service as directors. As such, Mr. Wolff, who is Chief Executive Officer, President, and Chairman of the Company and Chief Executive Officer and Chairman of the Bank, did not receive compensation for his Board service in 2025.
2025 Summary Table of Director Compensation
The following table provides information regarding compensation paid to the non-employee directors of the Company during the year ended December 31, 2025 for their service on the Company Board, Bank Board, and all applicable committee assignments. See the Summary Compensation Table on page 54 in this proxy statement for information regarding compensation paid to Mr. Wolff in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)

James A. “Conan” Barker	$80,000	$74,641	$2,146	$156,787
Paul R. Burke	$80,000	$74,641	$2,146	$156,787
Mary A. Curran	$95,000	$74,641	$2,146	$171,787
John M. Eggemeyer	$165,000	$74,641	$2,146	$241,787
Shannon F. Eusey	$80,000	$74,641	$2,146	$156,787
Richard J. Lashley	$80,000	$74,641	$2,146	$156,787
Susan E. Lester	$100,000	$74,641	$2,146	$176,787
Joseph J. Rice	$80,000	$74,641	$2,146	$156,787
Todd Schell	$80,000	$74,641	$2,146	$156,787
Vania E. Schlogel	$80,000	$74,641	$2,146	$156,787
Andrew Thau	$95,000	$74,641	$2,146	$171,787
(1)Represents the grant date fair value of the stock awards issued during fiscal 2025, determined in accordance with ASC Topic 718. Awards issued during 2025 reflect the equity portion of the annual retainer. The grant date fair value is calculated using the closing market price of the Company’s voting common stock on the business day preceding the grant date, which is then recognized as an expense over the scheduled vesting period of the award. For further information, see Note 19. Stock-Based Compensation to the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(2)Each non-employee director was granted 5,883 RSUs in 2025, the grant date fair values of which are reflected above, which will vest in full on May 7, 2026 (subject to acceleration upon an earlier change in control, termination of service due to death or disability or other qualifying termination of service). As of December 31, 2025, each non-employee director held an aggregate of 5,883 outstanding unvested RSUs.
(3)Amounts reflect cash dividends paid in 2025 with respect to the applicable stock awards.

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Corporate Sustainability
The Board and executive team are committed to sustainable business practices and focused on building a strong and valuable company and achieving long-term business success.
We are committed to sustainable and responsible business practices. Sustainability is part of our business strategy, focusing on creating long-term value, reducing risk, and staying competitive. Through various initiatives, we aim to make a positive impact in our communities, provide a supportive workplace, and integrate responsible practices into our business operations. More information on these efforts is available in our Impact Reports, which are posted on our website at www.bancofcal.com.
Responsible Business Practices
We believe that governance and responsible business practices are key to our long-term success, driven by our commitment to ethics, integrity, and accountability.

CORE VALUES OF BANC OF CALIFORNIA
Ethics	Integrity	Accountability

Ethics, Integrity, and Accountability
The CNG Committee develops, maintains, and recommends to the Board our Corporate Governance Guidelines to provide a framework for effective governance of the Company and its subsidiaries. We have adopted a Code of Business Conduct and Ethics (Ethics Code) that applies to our Board, officers, and employees. Our Audit Committee, in conjunction with the CNG Committee, oversees compliance with the Ethics Code. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial accounting practices and the independence and performance of our external auditors. Our Risk Committee oversees different risk categories including credit risk, liquidity risk, market risk, operational risk, compliance risk, legal risk, reputational risk, and strategic risk on a company-wide basis. We are not a politically active organization, and we do not contribute to political campaigns or participate in lobbying efforts.
Our Whistleblower Policy affirms our commitment to being proactive in detecting and preventing violations of law, regulations, and policies and procedures, including but not limited to the principles in our Ethics Code. In 2025, Bank employees completed a total of 19,132 hours of training covering 44,272 courses in compliance, ethics, and banking requirements.
For more information on our Ethics Code and Whistleblower Hotline, please see the “Governance" section on the Company's Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters.
Systemic Risk Management and Business Continuity
The Board, as a whole and through its standing committees, works with the executive team to oversee the Company’s enterprise risk management framework, incorporating governance and preparedness in areas such as systemic risk management, business continuity and cybersecurity. For more information, please see the Risk Oversight section in this proxy statement.
In order to maintain adequate levels of capital, we continuously assess projected sources and uses of capital to support projected asset growth, operating needs, and credit risk. We consider, among other things, earnings generated from operations and access to capital from financial markets. In addition, we perform capital stress tests on an annual basis to assess the impact of adverse changes in the economy on our capital base. For more information, please see our Annual Report on Form 10-K for the year ended December 31, 2025.

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Corporate Sustainability
Enterprise Risk Management Three Lines of Defense + Risk Appetite Statement Pillars:

Third Line
of Defense
Internal Audit
Credit Review
Second Line of Defense
Enterprise Risk Management
Senior Management Officers
First Line of Defense
Front-Line and Back-Office Personnel
Risk Appetite Statement Pillars
Capital | Market | Credit | Liquidity | Operational | Technology | Compliance | Strategic

Cyber/Information Security
The Company's Chief Information Security Officer (CISO) is responsible for the management and oversight of the enterprise information security department and our information security program. The Information Security department is responsible for Incident Response, Operations, Engineering, Information Security Governance, Risk, and Compliance for the Company. Our Information Security team consists of leaders, engineers, and analysts who provide an optimum mix of skills to execute our functions. Team members are generally required to meet professional education and certification standards. Our Chief Information Security Officer has substantial relevant expertise and formal training in the areas of information security and cybersecurity risk management.
Our objective for managing cybersecurity risk is to maintain appropriate layers of safeguards to protect information systems from possible threats and to avoid or minimize the impacts of external threat events or other efforts to penetrate, disrupt or misuse our systems or information. Our information security program is designed in accordance with industry frameworks, such as the National Institute of Standards and Technology Cybersecurity Framework and is periodically reviewed and updated at least annually and upon significant changes to our operating environment.
Protecting our systems to ensure the safety of customer information is critical to our business. We use multiple layers of protection to control access, detect unusual activity and reduce risk. We regularly conduct a variety of audits and vulnerability and penetration tests on our platforms, systems and applications and maintain comprehensive incident response plans to minimize potential risks, including cyber-attacks. By staying ahead of emerging threats and continuously refining our security measures, we aim to ensure the resilience and integrity of our information systems and data.

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Corporate Sustainability
Sound Corporate Governance
Our Board of Directors and management are dedicated to maintaining sound and effective corporate governance practices. We have established a comprehensive corporate governance framework that consists of policies and programs designed to meet regulatory requirements and build value for the Company’s stockholders.
The key components of our corporate governance framework are reviewed and approved by the Board on a regular basis and are set forth below:

Corporate Governance Guidelines	Related Party Transactions Policy

The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Company and its subsidiaries.
The Company’s Related Party Transactions Policy restricts transactions with related parties. The policy establishes protocols for prior review of proposed related party transactions and requires that they be in, or not inconsistent with, the best interests of the Company and its stockholders. For more information about this policy, see the Transactions with Related Persons—Related Party Transactions Policy section in this proxy statement.

Code of Business Conduct and Ethics	Outside Business Activities Policy

The Company’s Ethics Code applies to all directors, officers and employees of the Company and its subsidiaries. The Ethics Code requires that all employees and directors adhere to high ethical standards and is reviewed by the Board on a regular basis.

The Company’s Outside Business Activities Policy, which supplements the Ethics Code, tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. For more information about this policy, see the Transactions with Related Persons—Outside Business Activity Policy section in this proxy statement.

Director Stock Ownership Guidelines

The Board has determined that long-term, significant equity ownership by all directors and senior officers is in the best interest of the Company and serves to align the interests of the directors and senior officers with the interests of the Company’s stockholders. To that end, the Board has adopted the following non-employee director stock ownership guidelines and expectations:

•As required by the Company’s Corporate Governance Guidelines, non-employee directors are expected to own stock or stock equivalents with a value equal to five times the then-current annual base cash retainer by the end of the fifth fiscal year following their appointment to the Board. We evaluate stock ownership of our directors annually. As of December 31, 2025, based on the NYSE closing stock price per share of our voting common stock on that day, each of the directors complied with the Stock Ownership Guidelines, giving allowance for the fact that certain directors have served on the Board for less than five years.

•Stock ownership guidelines are also applicable to senior officers as described in more detail below. See the Compensation Discussion and Analysis—Stock Ownership Guidelines section in this proxy statement.

•Directors are expected to be long-term stockholders and to refrain from selling stock other than for legitimate tax, estate planning, or portfolio diversification purposes.

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Corporate Sustainability

Public Communications Policy	Insider Trading Policy

The Public Communications Policy, overseen by the Audit Committee, allows for more oversight and involvement by the Board and enhances the shared accountability for and the review of all financial related public communications by the Company.

The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company's securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. Directors, officers and employees are obligated to comply in all respects with the Insider Trading Policy, as well as all Company black-outs or similar trading restrictions as communicated by the General Counsel. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Corporate Governance Documents
The full texts of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Board’s standing committees are publicly available under the "Governance" section on the Company’s Investor Relations website at https://investors.bancofcal.com by selecting Documents & Charters. You may also obtain free copies by contacting the Company at:
Banc of California, Inc.
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California 92707
(855) 361-2262 | IR@bancofcal.com
Evaluating the Board's Effectiveness
The Board and each of its committees (Audit, CNG, Finance, and Risk) conduct an annual self-assessment aimed at enhancing their effectiveness. As part of the self-assessment process, the Board and committee members provide feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. In addition, members of the Board participate in a peer evaluation of their fellow directors and provide comments on their own skills and qualifications.
The results of the self-assessment process are aggregated and summarized for the Board and for each of the principal standing committees. Comments in the summaries are not attributed to individual Board or committee members to promote candor. The aggregated results and summary of the Board’s self-assessment are presented to each of the principal standing committees and the Board for review and discussion at a full Board meeting, at which time the Board considers what, if any, actions might be implemented to enhance future performance of the Board.
The CNG Committee considers the results of the self-assessment process when it periodically evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.
Consideration of Board Competency and Balance
Throughout the director nomination process, the CNG Committee seeks to achieve a well-rounded Board by selecting director nominees with a range of opinions, expertise and perspectives that are representative of our industry. The CNG Committee seeks to include members with varied backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.
The CNG Committee is committed to actively seeking highly qualified candidates with strong backgrounds, skills and experience to include in the pool from which Board nominees are chosen.
Director Education
In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to comply with the necessary continuing educational requirements, which include but are not limited to: (i) a component covering professional development in corporate governance; and (ii) a component which covers educational development in subject matter areas that are deemed relevant to the Company’s business. In support of continuing education, the Company incurs reasonable expenses to facilitate

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Corporate Sustainability

any mandatory educational and professional development programs or any voluntary programs which the CNG Committee may deem appropriate.
Additionally, our directors participate in compliance training administered by members of our senior management on a variety of subject matters, including but not limited to, industry, regulatory, legal, and governance related topics.
Investment in Our Human Capital
We believe that our employees are fundamental to our long-term success. As a relationship-focused business, our ability to deliver value to customers, clients and stockholders is directly tied to the strength, engagement and performance of our people.
At Banc of California, our human capital strategy is intentionally aligned with our business objectives and talent priorities. We focus on attracting and retaining top talent, enabling internal mobility, fostering inclusion across the organization, recognizing and rewarding performance and outcomes, and supporting the overall health and wellbeing of our team members. Together these efforts are designed to cultivate a high-performing culture that supports employee growth while driving innovation and sustainable results for our customers and clients.
Our Board oversees our human capital management through the CNG Committee, which conducts quarterly reviews and engages with our executive team regarding human capital management priorities including talent strategy. For more information, please see our Annual Report on Form 10-K for the year ended December 31, 2025.
We support our human capital goals through a comprehensive professional development, workplace engagement and total rewards program. Our program includes, among other things, tuition reimbursement, mentorship, retirement matching, short- and long-term insurance options, estate planning support, and fertility benefits, reflecting our commitment to both professional development and holistic wellbeing.
Supporting Our Communities
We are dedicated to supporting the communities in which we live and work, including through our Community Reinvestment Act (CRA) Program and Community Benefit Plan.
We have a number of initiatives focused on supporting our communities, with our primary support delivered through our Community Reinvestment Act (CRA) Program. The Risk Committee reviews: examination reports from regulatory authorities concerning CRA compliance; our annual Community Development/CRA Plan; and CRA-related community relationships and special initiatives, as appropriate. Our Community Benefit Plan (the Plan) outlines the Bank’s commitment to achieving community development goals that benefit the communities we serve in our assessment areas. These goals and parameters are subject to safe and sound banking practices, and compliance with applicable laws and regulations. The Plan offers communities tangible, measurable and meaningful benefits to small businesses, consumers, nonprofit and for-profit community-based organizations, and others involved in advancing community and economic development initiatives.
3-Year Community Benefits Plan (2024-2026)
Following the transformational merger between Banc of California and PacWest in 2023, the Company announced a $4.1 billion, three-year community benefits plan (the Plan), designed to create a significant and lasting impact in communities served by the bank. The Plan includes the following goals and targets:
•Small business lending of $1.45 billion, including increasing participation in state programs and promotion of products through a range of media outlets;
•Community development lending of $2.3 billion focused on supporting long-term affordable housing; and
•$300 million in community development investments and $11 million in charitable donations to support low-income housing, homelessness prevention, small business investment companies, and community development financial institutions.

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Corporate Sustainability

Our Community Support (2023-2025)*

$165 million	$3.2 billion	$678 million	14,000 hours
Community Development Investments	Community Development Loans	Small Business CRA Loans	Employee Volunteer & Service
*The community impact numbers represent the combined total for legacy PacWest and Banc of California.
For more information on our Corporate Sustainability initiatives, see our Impact Reports, which are posted on our website at www.bancofcal.com.
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional Company reports or resources found on our corporate website. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in or implied by those reports or resources, is not part of this proxy statement and is not incorporated by reference in this proxy statement.

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Executive Officers
Designation of Executive Officers
The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s executive officers include its Chief Executive Officer and Chief Financial Officer as well as other individuals whom the Board has determined perform a policy-making function or are in charge of a principal business unit, division or function. The Company’s current executive officers are listed below.

Jared M. Wolff, Chairman of the Board, Chief Executive Officer and President
Bryan M. Corsini Executive Vice President, Chief Credit Officer	Hamid Hussain Executive Vice President, President of the Bank

Ido Dotan Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary	Joseph Kauder Executive Vice President, Chief Financial Officer

Karen Hon Executive Vice President, Chief Accounting Officer and Deputy Chief Financial Officer	Olivia Lindsay Executive Vice President, Chief Risk Officer

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Executive Officers

Executive Officer Biographies

Jared M. Wolff — See Proposal I—Election of Directors for Mr. Wolff’s biography.

Chairman of the Board, Chief Executive Officer and President Age: 56

Bryan M. Corsini
—
Mr. Corsini is the Executive Vice President, Chief Credit Officer of the Company and the Bank.
Mr. Corsini became Executive Vice President, Chief Credit Officer of the Company and the Bank effective May 1, 2024. Mr. Corsini has over 37 years in leadership roles in the financial services industry. From April 2014 to December 2023, Mr. Corsini served as the Executive Vice President and Chief Credit Officer of PacWest Bancorp and Executive Vice President of Pacific Western Bank. Prior to joining PacWest Bancorp, Mr. Corsini served as the Executive Vice President and Chief Administrative Officer of CapitalSource Bank from October 2011 to April 2014. Mr. Corsini previously served as President, Credit Administration of CapitalSource Bank from July 2008 to October 2011 and as Chief Credit Officer from CapitalSource Inc.'s inception in 2000 until July 2008. Prior to joining CapitalSource, Mr. Corsini was an Executive Vice President with Fleet Capital Corporation, a commercial finance company, from 1986 to 2000. Mr. Corsini was licensed in 1986 in the state of Connecticut as a certified public accountant (inactive) and was a Senior Auditor with Coopers & Lybrand.

Chief Credit Officer Age: 62

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Executive Officers

Ido Dotan
—
Mr. Dotan was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank effective May 28, 2019. He was further appointed Chief Administrative Officer of the Company and the Bank effective January 1, 2023.
Mr. Dotan has more than 20 years of corporate legal experience, including banking M&A and capital markets, and extensive experience leading in-house legal departments that advise on complex transactional, regulatory, and governance matters. In his role as Chief Administrative Officer, Mr. Dotan is responsible overseeing and coordinating across all administrative areas of the Bank.
Prior to joining Banc of California, Mr. Dotan served as Executive Vice President, Assistant General Counsel and Corporate Secretary of Carrington Mortgage Holdings, LLC, a holding company whose primary businesses include mortgage servicing and origination, real estate logistics, and real estate services. Mr. Dotan also served as Chief Legal Officer of Arch Bay Capital, LLC, an investment management firm specializing in real estate and mortgage services. Before joining Arch Bay, Mr. Dotan served as Associate General Counsel and then Chief Legal Officer of Thompson National Properties, LLC, a commercial real estate firm and sponsor of a public real estate investment trust. Prior to going in-house, Mr. Dotan was an associate with the law firms of Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP from 2004 to 2010, where he represented public and private companies and financial institutions in connection with mergers and acquisitions, capital markets, structured finance transactions and corporate governance matters.
Mr. Dotan currently serves on the Board of Directors of Orange County United Way and is engaged in community activities focused on education, homelessness, and veterans.
Mr. Dotan received his Bachelor’s degree in Business Administration from the University of Southern California, Marshall School of Business and his Juris Doctorate from the University of Southern California, Gould School of Law. Mr. Dotan is admitted to practice law in California.

General Counsel, Chief Administrative Officer, and Corporate Secretary Age: 46

Karen Hon
—
Ms. Hon joined the Bank in March 2025 as Executive Vice President, Chief Accounting Officer of the Company and the Bank. She was further appointed Deputy Chief Financial Officer of the Company and the Bank in March 2026.
In her role as Chief Accounting Officer and Deputy Chief Financial Officer, Ms. Hon oversees all accounting, controllership and financial reporting, including Sarbanes-Oxley (SOX) controls, tax, and business unit finance . Ms. Hon is a distinguished finance and accounting leader with more than 20 years of experience in the banking and financial services industry.
Her extensive background includes a notable 17-year tenure at Silicon Valley Bank (SVB), where she most recently served as Chief Accounting Officer. At SVB, Ms. Hon led the accounting and reporting teams, and oversaw controllership, tax, the SOX program, SEC and regulatory reporting, and technical accounting and policy. She also led the finance transformation team, spearheading data and technology initiatives that supported financial and regulatory reporting. Her earlier roles at SVB included Head of Financial Planning and Analysis and Corporate Controller. Prior to SVB, Ms. Hon was an auditor at KPMG.
Ms. Hon received her Bachelor’s degree in Economics and Psychology from the University of British Columbia and is a Chartered Professional Accountant.

Chief Accounting Officer and Deputy Chief Financial Officer Age: 49

34	Banc of California	Annual Proxy Statement	2026

Executive Officers

Hamid Hussain
—
Mr. Hussain joined Banc of California in 2019 as President of Commercial and Real Estate Banking and became President of the Bank effective January 1, 2023.
Mr. Hussain is Executive Vice President of the Company and President of the Bank and is responsible for the overall strategy, goals and execution of the Bank’s client-facing teams outside of retail branches. Mr. Hussain is a seasoned executive leader who brings over 25 years of diverse experience in financial services, capital markets, and corporate finance.
Prior to joining Banc of California, Mr. Hussain served as Executive Vice President, Real Estate Market Executive in the Commercial Banking group for Wells Fargo Bank, where he worked for ten years. Mr. Hussain led a national team of senior banking professionals, set sales and marketing strategy, and was responsible for risk oversight.
Mr. Hussain is very active in the communities he serves and has held several board positions, including past affiliations with U.S.S. Potomac Association, Berkeley Repertory Theatre, and the American Heart Association.
Mr. Hussain received his MBA in Finance from Queen’s University in Kingston, Canada, and received his undergraduate degree in economics from the University of Toronto.

President of the Bank Age: 56

Joseph Kauder
—
Mr. Kauder joined Banc of California in July 2023 as Executive Vice President and Chief Financial Officer of the Company and the Bank.
Mr. Kauder has more than 30 years of experience in the banking and financial services industry, including more than 15 years in executive finance positions at Wells Fargo Corporation. Most recently, Mr. Kauder served as Executive Vice President and Chief Financial Officer for Wells Fargo’s Wholesale Banking Segment, which included both the Corporate and Investment Banking and Commercial Lending businesses. Prior to that, Mr. Kauder served in other senior leadership roles at Wells Fargo, including roles in Finance, Accounting, Financial Oversight and Governance.
Prior to his time at Wells Fargo, Mr. Kauder held senior leadership roles in finance and accounting at Wachovia Bank, GE Capital and Pricewaterhouse Coopers LLP. Additionally, Mr. Kauder has been involved with a series of ventures, including a start-up blockchain company and as an Industry Advisor for Armstrong Wolfe Ltd.
Mr. Kauder is a Certified Public Accountant (inactive) and holds a Bachelor of Science in Business Administration from the University of North Carolina, Chapel Hill.

Chief Financial Officer Age: 57

35	Banc of California	Annual Proxy Statement	2026

Executive Officers

Olivia Lindsay
—
Ms. Lindsay joined Banc of California in 2016 and became Executive Vice President and Chief Risk Officer effective January 1, 2023.
In her role as Chief Risk Officer, Ms. Lindsay oversees the Enterprise Risk Management organization and has responsibility for the Bank’s Bank Secrecy Act (BSA), anti-money laundering (AML) and overarching risk program across the Bank.
Prior to assuming her current role, Ms. Lindsay has served in various capacities, including Deputy Chief Risk Officer and Deputy BSA Officer since joining the Bank in 2016. Ms. Lindsay has over 20 years of experience in the financial services industry, with a focus on the management and execution of operational and regulatory processes and controls. Prior to joining Banc of California, Ms. Lindsay spent 15 years at MUFG Union Bank in various roles, including Managing Director of the Performance Excellence Group.
Ms. Lindsay has extensive experience in the areas of risk and control framework development and operational process design and optimization. Ms. Lindsay’s areas of expertise include business process re-engineering for BSA/AML operations, third-party risk management, credit life-cycle operations, issues management, exam management and governance oversight. As a Lean Six Sigma certified expert, Ms. Lindsay has worked with business leaders to continually reimagine their service delivery models in order to remain competitive, efficient, compliant and relevant.
Ms. Lindsay also serves on the board for Hope Builders, an organization which empowers young adults of Orange County through mentorship and skills training.
Ms. Lindsay received her Bachelor’s degree in Business Administration from the University of Southern California, Marshall School of Business, with an emphasis in International Business.

Chief Risk Officer Age: 46

36	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
Overview
In this section, we describe the material components of our executive compensation program, the material compensation policy decisions made under those programs in 2025, and the measurable factors we took into consideration in making compensation decisions for our Named Executive Officers (NEOs) set forth below, whose compensation earned or paid for in 2025 is set forth in a series of tables following this section.

Our Named Executive Officers for Fiscal Year 2025:		Year Hired:
Jared Wolff	Chairman, Chief Executive Officer and President	2019
Joseph Kauder	Executive Vice President, Chief Financial Officer	2023
Bryan Corsini(1)	Executive Vice President, Chief Credit Officer	2000
Ido Dotan	Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary	2019
Hamid Hussain	Executive Vice President, President of the Bank	2019
(1)    Mr. Corsini was originally hired by CapitalSource, Inc. in 2000, which was acquired by PacWest Bancorp prior to the PacWest Merger.
The discussion below is intended to put into context, within the framework of our overall compensation program, the information detailed in the tables following this section.
Executive Summary | 2025: SCALING OUR FRANCHISE AND EXPANDING CORE EARNINGS POWER
In 2025, we delivered high-quality, consistent quarterly financial results across the full year, underscoring the successful execution of our merger integration actions in 2024. Our disciplined execution and strong competitive position enabled us to generate strong core earnings growth and drive robust stockholder returns.
With our merger integration and balance sheet repositioning completed in 2024, our main focus in 2025 was on growth. Throughout 2025, our strategic priorities centered around profitably scaling our business and expanding core earnings, while maintaining our disciplined approach to protecting our balance sheet. Our focused efforts and strong execution enabled our teams to deliver disciplined loan and deposit growth, net interest margin expansion, expense reductions, positive operating leverage and a stronger balance sheet. Furthermore, we were able to opportunistically return capital to stockholders in a meaningful way. The strong results we achieved across our strategic priorities position us well to achieve further momentum for the remainder of 2026 and beyond.

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Compensation Discussion and Analysis
Key Accomplishments in 2025
We delivered another year of strong performance in 2025, supported by meaningful progress across our strategic priorities, including:
•Positive operating leverage with adjusted pre-tax pre-provision revenue up 39% from the prior year, as total revenues increased 12% while noninterest expense declined 7%
◦Prudent expense management resulted in a nearly 900 basis point decline in adjusted efficiency ratio to 59.4%, from 68.3% in the prior year
•Substantial growth in profitability metrics with fourth quarter ROATCE reaching double digits at 10.75%, representing an increase of 319 basis points from the first quarter
•Scaled our franchise by generating $9.6 billion of loan production and disbursements, up 31% year over year with total loans increasing 6% year over year
◦Further diversified our loan portfolio with loan growth driven by an increase in segments with relatively low expected credit losses that include lender finance, fund finance, warehouse lending and residential. These categories as a percentage of total loans increased to 33% at December 31, 2025, compared to 24% at December 31, 2024
◦Diversification of loan growth reduced our CRE concentration ratio to below 300%
◦Fourth quarter loan growth of 15% annualized provides a strong tailwind for 2026 and beyond
•Strengthened our deposit franchise by adding nearly 2,500 new noninterest-bearing deposit accounts and $526 million of new noninterest-bearing balances with total deposits increasing 2.4% year over year
•Expanded full year net interest margin 30 bps to 3.15% from 2.85% in the prior year
◦Improvement driven by total cost of deposits declining 47 bps and total cost of funds declining 49 bps
•Executed strategic actions to transfer $507 million of commercial real estate loans to held-for-sale to further enhance credit quality metrics and reposition the balance sheet to support sustainable earnings growth
◦These actions, combined with prudent underwriting and disciplined credit standards, resulted in special mention loans as a percentage of total loans declining to 1.83%, down 278 bps year over year, and nonperforming loans as a percentage of total loans declining to 0.64%, down 16 bps year over year
•Opportunistically returned capital to stockholders by repurchasing 13.6 million shares, or approximately 8% of shares outstanding, at a weighted average price of $13.59 per share
These strategic and financial accomplishments translated into meaningful, sustained improvement in our quarterly operating performance throughout 2025. As reflected below, we delivered consistent growth in pre-tax pre-provision income, tangible book value per share, earnings per share, net interest margin, return on average assets, and return on average tangible common equity as the year progressed.

38	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
(1)Denotes a non-GAAP measure. See Appendix A - Non-GAAP Measures for further information.
(2)2Q25 Diluted EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures. See Appendix A - Non-GAAP Measures for further information.
Our disciplined execution and strong financial results in 2025 are also reflected in our stock performance relative to our peer index, the Keefe, Bruyette & Woods (KBW) NASDAQ Regional Banking Index (KRX). In 2025, our TSR was 28% compared to 7% for the KRX, reflecting quadruple the performance of our peers.

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Compensation Discussion and Analysis
As shown below, since acquiring PacWest in 2023, the Company also significantly outperformed the KRX.
In addition, the strength of the balance sheet and the earnings momentum demonstrated in 2025, has delivered meaningful returns to stockholders. We believe we are well positioned to continue growing our franchise, generating sustainable profitable growth, and creating additional long-term value for our stockholders. The following chart illustrates our annual TSR performance versus the KRX index over the long-term.

Note: The above chart reflects Banc of California, Inc.'s historical stock price for pre-PacWest Merger periods. As the continuing public company in the PacWest Merger—where PacWest Bancorp stockholders received Banc of California, Inc. shares as merger consideration and Banc of California, Inc.'s management team remained in place—the Company believes this approach provides a more continuous and accurate depiction of the stockholder experience.

40	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
Since 2019, we have continued to execute on our strategic plan to become one of the nation's premier commercial banks.
Since Mr. Wolff was appointed Chief Executive Officer in 2019, the Company has transformed its scale, growing total assets from approximately $10 billion to approximately $35 billion and market capitalization from approximately $900 million to approximately $3 billion. We have also substantially grown our market presence from 32 branches concentrated in the Southern California in 2019 to having 79 branches throughout California and in Denver, Colorado, and Durham, North Carolina, as well as through regional offices nationwide, including New York, Boston, Chevy Chase, Austin, and Chicago. This growth was the direct result of a relentless focus on execution, a commitment to delivering on the goals and expectations that we set, investing in a disciplined manner in areas that create stockholder value, prioritizing prudent risk management, capitalizing on market opportunities, and building a client base that chooses Banc of California primarily for the level of service and expertise provided rather than purely for the rates offered on loans and deposits.
Banc of California is now the 3rd largest bank headquartered in California and the largest independent bank headquartered in Los Angeles. We will continue to capitalize on our strong market position in California with a well-capitalized, highly liquid balance sheet, strong asset quality, a broad set of products and services with a robust technology platform, and a superior level of service and expertise. We believe these attributes will enable us to consistently add attractive client relationships, expand existing client relationships, attract exceptional banking talent, and increase our market share.
In 2025, we demonstrated the enhanced earnings power of our franchise following the completion of our strategic integration and repositioning efforts. Through disciplined loan and deposit growth, margin expansion, improved operating efficiency, strengthened credit quality, and opportunistic capital deployment, we generated meaningful growth in our core earnings and returns to stockholders. We believe the consistent performance delivered throughout 2025 reinforces the durability of our business model and positions us to continue generating sustainable, high-quality earnings and long-term stockholder value.
Strong Alignment with Stockholders — What We Do and What We Don't Do
The CNG Committee has implemented the following compensation strategies, which the CNG Committee considers to be key elements of our compensation program and reflects best practices:

Strong Alignment with Stockholders—What We Do
✓
Compensation Principles. Our compensation program is guided by our goals to align the interests of our executive officers with our long-term strategy and the interests of stockholders in a manner that appropriately considers the safety and soundness of the Bank. We provide competitive total compensation opportunities intended to attract, retain and motivate skilled and talented executives.

✓
Performance-Based Awards. Our executive compensation practice focuses on performance-based awards that are tied to our strategic initiatives and overall stockholder objectives. 80% of our Chief Executive Officer's pay is at-risk or performance-based pay and 50% of our annual equity awards are based on three-year performance goals of our NEOs, and the other 50% are based on their continued service over three years.

✓	Minimum Vesting Period of One Year for Equity Awards. Equity awards granted pursuant to our 2018 Omnibus Plan generally must have a vesting period of at least one year from the date of grant.
✓	Risk Events Are Considered in Pay Decisions. Our CNG Committee annually assesses our executive and broad-based compensation programs to ensure prudent risk management.
✓
Formula-based and objective annual non-equity incentives. Our Executive Annual Incentive Plan is comprised primarily of formula-based objective measures with payout caps that are aligned with our strategic goals.

✓
Recoupment Policy. Since 2017, we have had a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain officers if, among other things, the Company is required to restate its financial statements or correct a material error. This is in addition to the mandatory recoupment policy we were required to adopt in 2023 as an NYSE-listed company.

✓
Share Ownership Guidelines. We require that our Chief Executive Officer own shares with a market value equal to at least 300% of his after-tax base salary and that the other NEOs own shares equal to at least 100% of their after-tax base salary. Our executives are expected to achieve the minimum equity investment within three years from the date they first become subject to these guidelines.

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Compensation Discussion and Analysis

✓	Anti-Hedging/Pledging Policy. We prohibit short selling, options trading, hedging, and pledging of Company shares.
✓	Capped Cash Incentive Opportunity. The maximum cash bonus opportunity under our performance-based Executive Annual Incentive Plan is capped at 200% of Target.
✓
Independent Compensation Consultant. The CNG Committee retains a compensation consultant to provide appropriate advice on compensation and governance matters. The CNG Committee requires an annual assessment of compensation consultant independence and determined the consultant to be independent.

Strong Alignment with Stockholders—What We Don’t Do
X	No Tax Gross-Ups. Our employment agreements and severance plan do not provide for tax gross-ups in the event of a change in control.
X	No Repricing or Repurchase of Underwater Equity Awards. We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without stockholder approval.
X	No Multi-Year Guaranteed Bonuses.
X
No “Single Trigger” Cash Severance Payments on Change in Control in Employment Agreements. Our executive employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change in control.

X
No “Single Trigger” Vesting of Equity Awards Granted under 2018 Omnibus Plan. All equity awards under the 2018 Omnibus Plan made to employees generally require a “double trigger” (i.e., a termination of employment by the Company other than for cause or resignation by the employee with good reason) before vesting can accelerate following a change in control. For performance-based awards, the 2018 Omnibus Plan provides that, unless the performance award is replaced by a similar award, it will be deemed earned and payable in an amount equal to at least the target level of performance in the event the award vests on an accelerated basis following a change in control.

X
No Dividends on Unvested or Unearned Shares. Under the 2018 Omnibus Plan, we do not pay any dividends on unvested equity awards, including unearned performance-based equity awards. Dividends may be accrued and are only payable at the time such awards vest.

Compensation Program and Philosophy
Our vision and priorities guide our compensation programs. Our compensation programs are designed to accomplish the following:
•Allow the Company to compete for, hire and retain skilled and talented executives critical to our success, with the capabilities required by the pursuit of our mission, vision, and priorities.
•Incentivize executives to strike the ideal balance of driving optimal business performance without undue risk-taking by aligning performance with ethical standards, regulatory compliance, budgets, risk management processes, and internal controls.
•Reward long-term growth and profitability.
•Encourage and reward performance aligned with our strategic plan while striving to ensure that the quality and risk performance is consistent with the risk appetite of the Company.
•Recognize and reward the success of the management team as a whole in managing the Company and use that overall performance as the basis for determining overall compensation, taking into consideration pertinent economic conditions, interest rate trends, and the competitive market environment.
•Recognize and reward individual achievement and contributions consistent with our long-term objectives and core values.
•Align executive compensation with the interests of our stockholders. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs. Our approach to compensating

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Compensation Discussion and Analysis
management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. We believe that compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we believe that the value of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.
•Use performance-based compensation to link the success of the executive with the success of the Company.
The charts below illustrate the 2025 target pay mix for our Chief Executive Officer and other NEOs. A significant portion of executive pay is at-risk and based on performance:

CEO Total Direct Compensation

Base Salary
20%
Short-Term
Incentive/Cash
30%
At-Risk and
Performance-Based Pay
80%
Long Term
Incentive/
Equity
50%
RSUs
50%
PSUs
50%

Other NEOs Total Direct Compensation

Base Salary
35%
Short-Term
Incentive/Cash
29%
At-Risk and
Performance-Based Pay
65%
Long Term Incentive/
Equity
36%
RSUs
50%
PSUs
50%

43	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
The principal components of our current executive compensation program include the following:

Element	Purpose	Key Features	Performance Measures

Cash Compensation
Base Salary	A fixed element of compensation that recognizes an individual's role and expertise	•Fixed Pay informed by an executive’s position and experience •Considers data from our peer group and other variables •Reviewed annually, subject to the terms of any employment agreement	•Not Applicable
Executive Annual Incentive Plan	To drive performance against annual objectives	•Delivered in cash •Target values consider data from our peer group and other variables •Actual bonus can range from 0% to 200% of Target	•Pre-defined performance goals that align with our strategic plan and Board-approved budget
Long-Term Incentive Equity Awards
Performance Stock Units	To drive performance against long-term objectives and create alignment with our stockholder interests
•Accounts for 50% of the LTI Award
•Three-year performance period
•Target values consider data from our peer group and other variables
•Earned shares vest at the end of the performance period
•Earned shares can range from 0% to 200% of Target

•Assessed against pre-established performance measures
•Rewards for return-based measures and total shareholder return (TSR)
•Value directly linked to our stock price
•Based on Absolute and Relative performance
•Continued employment

Restricted Stock Units	To create alignment with our stockholders' interests, balance risk-taking, encourage ownership, and retain key executives	•Three equal installments over three years •Target values consider data from our peer group and other variables	•Value directly linked to our stock price •Continued employment
The foregoing components fit into our overall compensation objectives by allocating between long-term and short-term compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our Company and our stockholders. We believe our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.
Elements of our Compensation Decision Making
The CNG Committee considers information from a variety of sources when reviewing and designing the Company’s compensation program and pay levels. These sources include, but are not limited to, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions, Board and management perspectives, feedback from key stakeholders (including common stockholders, holders of our other securities and regulators), and advice from the CNG Committee’s consultants.
Stockholder Engagement and Input from Stockholders. At our 2025 annual meeting of stockholders, 72% of voting stockholders approved our overall executive compensation program. It is the Board's and the CNG Committee's belief, that based on the results of the advisory vote at that meeting and our ongoing dialogue with stockholders, the large majority of our stockholders support our program.
In 2025, we continued our engagement with stockholders. The CNG Committee values these discussions as we seek to continuously enhance our compensation practices to ensure our program motivates and retains our leadership team. We reached out to all of our 1% or greater stockholders, which accounted for approximately two-thirds of our outstanding common

44	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
stock at that time, to solicit their direct feedback on our executive compensation program. Among stockholders who were open to direct engagement, we received strong support for our strategic direction and our executive compensation philosophy and incentive programs, which are designed to motivate and reward our leadership team for delivering sustainable stockholder value. Since that time, we have continued our engagement with our largest stockholders to discuss the Company, including our strategy, performance, and outlook.
Role of the CNG Committee. The CNG Committee includes six independent outside directors, including the Vice Chairman of the Board and Lead Independent Director. During 2025, the CNG Committee met six times and has overall responsibility for overseeing Banc of California’s Executive Compensation programs. To ensure appropriate compensation risk governance, there is significant overlap of the memberships of the CNG Committee and our Risk Committee, including the Risk Committee’s Chairperson. As part of their role, the CNG Committee makes compensation recommendations to our Board with respect to the Chief Executive Officer, who is not present during the deliberations. The CNG Committee and the Board may accept or adjust such recommendations.
Role of the Chief Executive Officer. Our Chief Executive Officer typically makes compensation recommendations to the CNG Committee for all executive officers who report to the CEO, who are not present during the deliberations. This includes providing information on the individual performance of the other Executive Officers. The CEO, in consultation with the CNG Committee, develops performance goals focused on the Company’s operational and strategic objectives to ensure our compensation program is aligned with our strategy. All components of our Executive Compensation program must be approved by our CNG Committee in its sole discretion.
Role of Compensation Consultants. The CNG Committee retains the services of independent consultants to assist the committee with its consideration of the Company’s compensation policies, programs, and practices.
The CNG Committee has engaged Meridian Compensation Partners, LLC (Meridian) to serve as the CNG Committee's independent advisor. During 2025, Meridian reviewed and assisted with incentive compensation program design; Chief Executive Officer, Executive Officers, and director pay; and provided ongoing information on market trends related to executive and board compensation matters. Meridian attended all CNG Committee meetings and met with the CNG Committee in executive session. The CNG Committee uses Meridian's advice and insight to inform the eventual decision-making process. Meridian does not provide any other services to the Company. The CNG Committee evaluated Meridian's independence relative to the standards adopted by the NYSE with regard to compensation advisor independence and determined Meridian was independent and had no conflicts of interest.
Use of Discretion and Judgment. The CNG Committee also considers executive officer performance and prudent risk management when assessing outcomes under our incentive plans. This allows us to consider our performance versus stated objectives, external market considerations, behaviors, and extraordinary events (e.g., the PacWest Merger).
Role of Peer Group for 2025 Compensation Decisions
An important part of our compensation governance is the CNG Committee’s review of the Company’s compensation programs relative to the competitive market. When reviewing our compensation program, while keeping a primary focus on what is in the Company’s and stockholders’ best interests, the CNG Committee uses market data to help inform its decision-making regarding competitive pay levels and to understand how compensation compares to the market for comparable banks.
In reviewing potential companies to add to or remove from the peer group, and with assistance from Meridian, the CNG Committee's independent compensation consultant, we considered the following key principles:
•Operate in a comparable industry: Regional banks;
•Comparable in size and scope: Regional banks with total assets ranging from approximately 1/2 to 2 times the combined Company’s total assets;
•Business relevance: Banks that have predominantly a commercial banking focus with an appropriate asset range;
•Subject to similar regulatory oversight; and
•Compete for the same talent: High-performing institutions with similar qualitative and quantitative competitive profiles, including some peers with geographic overlap and similar competitive compensation dynamics when recruiting talent.

45	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
We considered it important to establish a robust peer group that is large enough to withstand potential industry volatility. This process, along with our review and judgment, resulted in the below peer group:

Bank of Hawaii Corporation	Old National Bancorp
Bank OZK	Pinnacle Financial Partners
BankUnited, Inc.	Prosperity Bancshares, Inc.
Columbia Banking System, Inc.	Texas Capital Bancshares, Inc.
East West Bancorp, Inc.	UMB Financial Corporation
F.N.B. Corporation	United Bankshares, Inc.
Fulton Financial Corporation	Valley National Bancorp
Hancock Whitney Corporation
As of December 31, 2025, the Company was competitively positioned among our peer group by total assets.
2025 Compensation Components and Pay Decisions
The following sections highlight the key components with respect to our NEO compensation program for 2025.
Base Salary
The base salaries of our NEOs are determined by the CNG Committee, subject in certain cases to terms set forth in employment agreements or other arrangements, including offers of employment. During 2025, two of our NEOs were employed for specified terms pursuant to employment agreements (Messrs. Wolff and Kauder). Subject to the terms of employment agreements or other arrangements, salaries are reviewed and adjusted at the discretion of the CNG Committee or the Board of Directors. As it relates to the remainder of the NEOs, we follow our standard practice of documenting the duties and responsibilities of the role, and reviewing a market compensation survey periodically, including data and analysis provided by Meridian. The survey report is reviewed by the Chief Executive Officer, who recommends compensation levels to the CNG Committee for approval for positions other than his own.
The Company does not seek to increase salaries annually but as appropriate will make adjustments on several factors including the size, scope and impact of their role, market data, leadership skills, and individual performance. The CNG Committee did not make any changes to the base salaries of our NEOs for 2025.
Incentive (Performance) Based Compensation (Annual and Long-Term)
Executive Annual Incentive Compensation Plan. The Company's Executive Annual Incentive Compensation Plan (Executive Annual Incentive Plan) is an annual (cash-based) incentive plan that is designed to motivate and reward pre-defined annual performance goals and objectives. The Executive Annual Incentive Plan defines target incentive opportunities and specific performance goals for the fiscal year that are approved by the CNG Committee at the start of each year.
The Executive Annual Incentive Plan also provides that, unless otherwise determined by the CNG Committee, an award will be forfeited if the applicable executive’s employment does not continue through the date the award is paid. Awards under the Executive Annual Incentive Plan may be paid in cash or shares of the Company's common stock issued under the 2018 Omnibus Plan (or any successor plan).
For 2025, each NEO was eligible to earn a target annual incentive award opportunity as a percentage of their annual base salary, as reflected in the table below.

Name	Base Salary (as of 12/31/25)	Target Annual Incentive (% of Base Salary)	Target Annual Incentive

Jared Wolff	$1,050,000	150%	$1,575,000
Joseph Kauder	$575,000	80%	$460,000
Bryan Corsini	$550,000	80%	$440,000
Ido Dotan	$575,000	80%	$460,000
Hamid Hussain	$625,000	80%	$500,000

46	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
Each eligible named executive officer may earn between 0% and 200% of his target annual incentive opportunity based on achieved performance against the pre-set performance goals. For financial metrics, threshold performance results in a 35% of target payout, target performance results in a 100% payout, and maximum performance results in a 200% payout. For performance between threshold and target, and target and maximum, the payout is determined by linear interpolation.
The CNG Committee recognizes the importance of rewarding and incentivizing the executive team for performance that supports our Board-approved strategic plan and focuses on financial metrics that drive long-term stockholder value while also being within management's control. In early 2025, the CNG Committee established the following components of the incentive award for 2025:
•Financial Metric - Core Adjusted Pre-Provision Net Revenue. Core adjusted pre-provision net revenue is defined as total net revenue less total noninterest expenses, excluding certain items (see Appendix A - Non-GAAP Measures for further details).
•Strategic and Risk Management Metrics. These included the following items, the achievement of which was determined by their evaluation in the aggregate by the CNG Committee:
◦Maintain a stable and high-quality operating environment with well-controlled processes and activities.
◦Demonstrate effective enterprise risk management and regulatory compliance.
◦Optimize capital through strategic planning and targeted investment.
◦Maintain expense discipline across the organization.
◦Maintain a high quality corporate culture and effective executive leadership.
◦Achieve enterprise growth through new and expanded customer relationships.
◦Execute prudent credit decisioning and improve portfolio credit quality.
◦Effectively managed talent acquisition and succession.
•Business Unit and Individual Goals. The individual performance component of the incentive award opportunities for Messrs. Kauder, Corsini, Dotan, and Hussain consisted of a combination of expense management goals and other goals for their respective business units. Mr. Wolff's incentive award opportunity did not include an individual performance component.

	Target Weightings
	Financial Metric (Core Adjusted PPNR)	Strategic and Risk Management Metrics	Business Unit and Individual Goals

Jared Wolff	70%	30%	N/A
Joseph Kauder	60%	30%	10%
Bryan Corsini	45%	30%	25%
Ido Dotan	45%	30%	25%
Hamid Hussain	55%	20%	25%
The metrics were selected by the CNG Committee to reward executives for achieving objectives that the CNG Committee and Board believe drive our profitability and long-term stockholder value. In addition to utilizing these metrics, in order to mitigate risk, the 2025 incentive awards included a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions, which if not met, would result in executive management not being eligible to receive incentive compensation.
The Executive Annual Incentive Plan authorizes the CNG Committee to adjust incentive compensation up or down in its sole discretion based on any factors it deems relevant in consideration of measuring the performance of the Company’s executives. In addition, the CNG Committee can exercise negative discretion with respect to any adverse risk or regulatory matters.
After the end of 2025, the CNG Committee calculated the incentive payouts based on the performance goals established at the beginning of the year. The CNG Committee determined the gating measure had been met for the 2025 incentive awards and

47	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
reviewed performance as calculated below. Below is a summary of the corporate performance goals (at threshold, target and maximum, in the case of the financial metric) compared to actual achievement (dollars in millions):

		Corporate Performance Goals
Corporate Performance Objective	Performance Weight	Threshold Performance (Payout Ratio of 35%)	Target 100% Payout	Target 200% Payout	Actual Performance Achieved	Payout Achieved (% of Target)

Core Adjusted PPNR	Varies by NEO	$207.50	$415.10	$539.60	$387.30	87%
Strategic and Risk Management					Meets Expectations	100%
•The Company's performance in Core Adjusted Pre-Provision Net Revenue was 93% of the target level of performance. Accordingly, a payout of 87% of the target weighting was earned with respect to that performance objective.
•Following its review of management's assessment and supporting documentation regarding performance against established strategic and risk management metrics, the CNG Committee determined that all applicable metrics had been achieved. Accordingly, a payout of 100% of the target weighting was earned for this component. Key factors in the CNG's Committee's determination with respect to each of the strategic and risk management metrics included the following:
◦Stable and high-quality operating environment with well-controlled processes and activities. The Company significantly improved its core operating processes across the areas of finance, accounting, technology and operations, driven by stronger team capabilities, clearer ownership and tighter execution discipline. The Company also reduced operational friction through process standardization, better controls and targeted automation, resulting in more consistent and reliable outcomes.
◦Effective enterprise risk management and regulatory compliance. The Company improved its overall risk governance and coordination across the organization and demonstrated strong and effective risk management through disciplined executed and operational resilience.
◦Optimize capital. The Company repurchased approximately 8% of its outstanding common shares during the year, at an average price per share slightly above $13, delivering a meaningful return to stockholders. The Company executed on a variety of other actions, including: pricing down high-cost deposits as they matured; executing hedges to protect the balance sheet and manage interest rate risk; growing its higher yielding and higher credit quality commercial and industrial loan portfolio; growing its available-for-sale securities portfolio with higher yielding, lower duration securities, resulting in 9% year-over-year growth in securities interest income. In addition, the Company closely managed major initiatives and project budgets, bringing its total spend in below plan by focusing investment on the highest impact priorities.
◦Maintain expense discipline. The Company’s expense performance was significantly better than targeted in every quarter of 2025, notwithstanding continued investment in people, technology and strategic initiatives. The Company also strengthened its expense governance through tighter forecasting, active monitoring and executive accountability for cost decisions.
◦High-quality corporate culture and effective leadership. The Company’s leadership and critical roles were upgraded through targeted hiring that strengthened expertise and execution capacity. The Company also improved executive communication, alignment and decision-making, reinforcing a culture of accountability, ownership and performance across the organization.
◦Enterprise growth through customer relationships. The Company achieved high-quality growth by expanding relationships with existing customers and selectively adding new clients aligned with strategic priorities. The Company also increased product penetration and relationship depth without compromising risk standards or operational capacity. In addition, the Company balanced growth objectives with profitability, credit quality and long-term franchise value.
◦Prudent credit decisioning and portfolio credit quality improvement. The Company maintained disciplined underwriting standards while actively managing through legacy credit portfolios. The Company also made continued progress toward targeted portfolio credit quality metrics through proactive monitoring, remediation and workout strategies and took strategic actions to exit certain legacy credits. In addition, the Company strengthened its credit oversight by realigning its portfolio management and underwriting teams.

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Compensation Discussion and Analysis
◦Talent acquisition and succession. The Company advanced its succession planning across key functions and leadership roles. The Company also filled critical roles with experienced talent to support regulatory, operational and growth priorities. In addition, the Company improved its bench strength through a combination of external hires and internal development.
•The individual performance component of the incentive award opportunities for Messrs. Kauder, Corsini, Dotan, and Hussain consisted of a combination of expense management goals and other goals for their respective business units. As noted above, Mr. Wolff's incentive award opportunity did not include an individual performance component.
Based on the achievement of the corporate performance metrics and, in the case of Messrs. Kauder, Corsini, Dotan, and Hussain, the CNG's Committee's assessment of individual performance, which included input from the Chief Executive Officer regarding each executive's performance, the cash incentive amounts awarded for 2025 to the NEOs were as follows:

		Actual Performance						Actual Payout
	Target Annual Incentive ($)	Core Adj. PPNR		Strategic & Risk		Individual
Officer		Payout Achieved	Weighted Payout	Payout Achieved	Weighted Payout	Payout Achieved	Weighted Payout	% of Target	$

Jared Wolff	$1,575,000	87%	61%	100%	30%	N/A	N/A	91%	$1,431,675
Joseph Kauder	$460,000	87%	52%	100%	30%	128%	13%	95%	$437,000
Bryan Corsini	$440,000	87%	39%	100%	30%	95%	24%	93%	$409,200
Ido Dotan	$460,000	87%	39%	100%	30%	135%	34%	103%	$473,800
Hamid Hussain	$500,000	87%	48%	100%	20%	81%	20%	88%	$440,000
Long-Term Incentives. The CNG Committee believes that a significant portion of the NEOs’ target compensation should be in the form of equity-based incentives, which motivate our executives and key employees to drive and create the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of our executives with those of our stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and support retention of top performers. Long-term incentive awards are granted to our NEOs under the 2018 Omnibus Plan.
The CNG Committee’s philosophy regarding long-term incentive awards includes our practice that 50% of the annual equity award issued to each NEO should consist of PSUs that cliff vest based on three-year performance. The remaining 50% of the award to each NEO generally consists of RSUs that vest in approximately equal annual installments over three years.
Fiscal Year 2025 Annual Equity Grants. Annual equity grants for the NEOs were made on February 25, 2025, as follows:
Of the 2025 annual PSU awards:
•One half is contingent on the Company’s average Core Return on Tangible Common Equity (Core ROTCE) for the three-year period from January 1, 2025 through December 31, 2027, relative to a pre-established target. Core ROTCE is

49	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
computed by dividing core earnings per share (EPS) (diluted) plus intangible asset amortization expense by average tangible common equity. Core EPS (diluted) is computed by dividing net income available to common stockholders, excluding certain items, by total average diluted outstanding shares.

•One half is contingent on the Company’s TSR over the three-year period from January 1, 2025 through December 31, 2027 relative to the KBW NASDAQ Regional Banking Index to a pre-established percentile.

	Performance Period 2025-2027
	Performance Weight	Threshold Performance	Target Performance	Maximum Performance

Core ROTCE	50%	50%	100%	200%
Relative TSR	50%	50%	100%	200%
The CNG Committee approved the goals to align the performance metrics with the Company's strategic plan and were set at a target level that was expected to enhance the franchise value of the Company and be challenging.
Payout for the TSR component is determined based on the Company's percentile ranking relative to the KBW NASDAQ Regional Banking Index, as set forth below, with payouts between the specified percentiles determined using straight-line interpolation:

Performance Level	Relative TSR Percentile	Payout (% of Target)

Maximum	75th Percentile or Above	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%
In addition, relative TSR payouts may not exceed 100% if absolute TSR is negative.

The Company does not disclose forward-looking targets as this disclosure could result in competitive harm; therefore, the specific goal for the Core ROTCE component will not be provided at this time but will be disclosed in detail when performance is determined after the three-year period in 2027.
Similar to the 2025 incentive awards under the Executive Annual Incentive Plan, in order to mitigate risk, the 2025 annual PSUs also contain a gating measure requiring that the Company and the Bank be “well-capitalized” under all regulatory definitions in order for grants to vest.

Other Benefits; Compensation Policies, and Practices
Equity Grant Policy. The CNG Committee, pursuant to delegation from the Board of Directors, administers the 2018 Omnibus Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The CNG Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.
The CNG Committee reviews the awards granted for all employees. For annual awards granted in 2025, the CNG Committee reviewed the recommendations of the Chief Executive Officer for other executive officers and employees, revised the proposed grants in certain circumstances, and authorized the awards effective as of the date of its approval.
The CNG Committee does not take material non-public information into account when determining the timing and terms of equity awards, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. Annual equity awards to our employees are typically made by the CNG Committee on the date of a scheduled meeting of the CNG Committee or the Board of Directors held late February or early March of each year following the public release of financial results for the prior fiscal year. No NEOs were awarded stock options or option-like awards during the year ended December 31, 2025.
401(k) Plan. We offer a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). All employees who participate in the 401(k) Plan receive matching contributions up to a certain cap, including the NEOs, who receive matching contributions on the same terms and using the

50	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
same formulas as other participating employees. Participants are also permitted to borrow against their account balance in the 401(k) Plan.
Perquisites and Other Benefits. Our executives are entitled to few benefits that are not otherwise available to all of our employees. During 2025, the limited perquisites that we provided to our NEOs included certain transportation expenses, car allowances, housing related reimbursements, club memberships, and health and life insurance benefits.
Officer Stock Ownership Guidelines. The Board of Directors has adopted Stock Ownership Guidelines (Guidelines) for certain senior officers of the Company. The Guidelines require our Chief Executive Officer to own shares equal to at least 300% of his after-tax base salary and that the other NEOs beneficially own shares equal to at least 100% of their after-tax base salary. Compliance with the Guidelines is required to be achieved within three years from the date each officer first becomes subject to the Guidelines, provided that the CNG Committee, in its sole discretion, may adjust or modify such achievement date. Annually, on the last day of our fiscal year, we evaluate stock ownership of our executive officers and directors based on the market value of the shares on the vesting date. As of December 31, 2025, each of our NEOs then employed by the Company exceeded the Guidelines, giving allowance for those NEOs who have been subject to the Guidelines for less than three years. For stock ownership guidelines of non-employee directors, see the Our Commitment to Corporate Sustainability – Corporate Governance Framework – Director Stock Ownership Guidelines section in this proxy statement.
Recoupment Policy. Under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document; and (ii) any profits realized from the sale of the Company's securities during that 12-month period.
The Company's Corporate Governance Guidelines include a recoupment policy that provides the Board with the ability to recover or cancel cash incentive compensation and equity awards granted to certain current and former officers and employees (covered persons), including the NEOs. The Board is committed to strong corporate governance and the integrity of the Company’s financial statements. Under the recoupment policy, if we are required to restate the Company’s financial statements to correct a material error, or if the Board determines that a financial, operational or other performance metric used to determine the grant, vesting, payment or issuance of incentive compensation was calculated incorrectly, the Board will, if it determines in its sole discretion that it is appropriate, feasible and in the best interests of the Company and its stockholders, cause the forfeiture of outstanding and unvested (or unearned) incentive compensation awards and/or require reimbursement of all or part of the incentive compensation previously granted, vested, paid or issued, in each case, in the amount by which the incentive compensation exceeded the amount that would have been granted, vested, paid or issued based on the restated financial statements or correctly calculated metric. If a covered person has sold or otherwise disposed of any shares received pursuant to an incentive compensation award, to the extent the shares would have been subject to recoupment as described above, the Board may recoup from the covered person any pre-tax gain realized from the sale or disposition of the shares.
The policy also provides for recoupment of any pre-tax gain realized from the sale of shares received under an incentive compensation award to the extent the shares would have been subject to recoupment, and for recoupment or forfeiture of incentive compensation awards in such amount as the Board determines from any covered person who engages in illegal, fraudulent, or dishonest conduct that has or could reasonably be expected to materially adversely affect us, or that contributed to the grant, vesting, payment or issuance of incentive compensation to the covered person that was greater than what would have been granted, vested, paid or issued in the absence of the misconduct.
In addition to the above-described recoupment policy, in 2023, the Company adopted a separate written policy that applies to executive officers for the recovery of erroneously awarded incentive-based compensation, in order to comply with SEC rules promulgated under the Dodd-Frank Act and NYSE Corporate Governance Listing Standards. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the NYSE Corporate Governance Listing Standards.
Anti-Hedging/Pledging Policy. The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities. The Company’s insider trading policy prohibits the purchase or sale, by any director, officer or employee, of puts, calls or other derivative securities based on the Company’s securities or short-selling of the Company’s securities. The policy also prohibits directors, officers, and employees from entering into hedging or monetization transactions or similar arrangements with respect to the Company's securities.
Directors, officers, and other employees also may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. This prohibition does not apply to a broker-assisted cashless exercise of stock options granted as part of a Company incentive plan.

51	Banc of California	Annual Proxy Statement	2026

Compensation Discussion and Analysis
Employment Agreements. Our Chief Executive Officer, Mr. Wolff, and our Chief Financial Officer, Mr. Kauder, have employment agreements with us. Each employment agreement was reviewed by the CNG Committee, which determined that the compensation packages provided under these agreements were fair and reasonable on the basis of the CNG Committee’s assessment of comparable compensation opportunities available to the individuals. The specifics of these agreements are described in detail below under the Employment Agreements section in this proxy statement. In addition, our Chief Credit Officer, Mr. Corsini, has a retention arrangement pursuant to which he was granted a $1.1 million cash retention bonus, $800,000 of which was paid in 2024 and $300,000 of which was paid in 2025 and which is subject to prorated clawback upon voluntary resignation and full clawback upon termination for cause, and a $1.1 million grant of restricted stock units vesting in three approximately equal tranches over three years subject to continued service.
Potential Payments Due Upon Termination or a Change in Control. The employment agreements with Messrs. Wolff and Kauder provide for severance payments and other benefits following certain termination and/or change in control events. Each of Messrs. Corsini, Dotan and Hussain participates in the Banc of California, Inc. Executive Change in Control Severance Plan (Severance Plan), which provides them with severance payments and other benefits if their employment is terminated under specified circumstances following a change in control. Messrs. Corsini, Dotan and Hussain are also eligible for severance payments and other benefits if they suffer an "Employment Loss" as such term is defined under the Banc of California, Inc. Employee Severance Plan. Under the terms of respective equity award agreements with our NEOs, the executives are entitled to accelerated vesting of equity awards upon termination of employment under certain circumstances, including in connection with a change in control.
The specific terms of these arrangements, as well as estimates of the compensation that would have been payable had they been triggered as of December 31, 2025, are described in detail below under the Potential Payments Upon Termination of Employment or Change in Control section in this proxy statement.
Tax Impact. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million per officer in any taxable year, including our Chief Executive Officer, Chief Financial Officer, and other NEOs. While the Company’s ability to deduct compensation paid to our NEOs has been limited, our CNG Committee has—consistent with its past practice—continued to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of many considerations taken into account.

52	Banc of California	Annual Proxy Statement	2026

Report of the CNG Committee
The CNG Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for compensation committee members under the NYSE Listed Company Manual. The CNG Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
The CNG Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the CNG Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Andrew Thau, Chair
Paul R. Burke
Mary A. Curran
John M. Eggemeyer
Shannon F. Eusey
Vania E. Schlogel

53	Banc of California	Annual Proxy Statement	2026

Summary Compensation Table
The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2025, 2024, and 2023. For information regarding the employment agreements between the Company and certain of the NEOs, see Employment Agreements section in this proxy statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total(4)

Jared Wolff(5)	2025	$1,050,000	$—	$2,713,668	$1,431,675	$108,539	$5,303,882
Chairman, Chief Executive Officer and President	2024	$1,043,269	$2,200,000	$7,637,070	$1,181,250	$67,686	$12,129,275
	2023	$872,195	$—	$1,601,980	$1,312,500	$143,499	$3,930,174
Joseph Kauder(6)	2025	$575,000	$—	$594,427	$437,000	$142,871	$1,749,298
Executive Vice President, Chief Financial Officer	2024	$572,115	$—	$1,956,329	$345,000	$136,506	$3,009,950
	2023	$237,981	$—	$450,014	$281,250	$37,049	$1,006,294
Bryan Corsini(7)	2025	$550,000	$300,000	$568,596	$409,200	$51,500	$1,879,296
Executive Vice President, Chief Credit Officer	2024	$550,000	$800,000	$1,702,070	$330,000	$19,184	$3,401,254
Ido Dotan	2025	$575,000	$—	$594,427	$473,800	$43,014	$1,686,241
Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary	2024	$570,223	$—	$1,956,329	$345,000	$32,471	$2,904,023
	2023	$442,688	$—	$445,820	$250,000	$42,468	$1,180,976
Hamid Hussain	2025	$625,000	$—	$646,136	$440,000	$59,076	$1,770,212
Executive Vice President, President of the Bank	2024	$621,055	$—	$2,011,061	$350,000	$37,965	$3,020,081
	2023	$514,096	$—	$515,029	$391,828	$52,527	$1,473,480
(1)Represents the grant date fair values of the stock awards granted in that year, calculated under ASC Topic 718. For RSUs, the grant date fair value is valued at the closing price of the Company’s voting common stock on the trading day immediately preceding the grant date of the award. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions. For PSUs that contain a market condition, a Monte Carlo simulation valuation model is used to calculate the grant date fair value of such awards. The amounts shown do not represent the actual value realized by each NEO. See the RSU and PSU award grant date fair value table on the following page for a detailed description. For further information, see Note 19. Stock-Based Compensation to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(2)Represents payouts of short-term incentive awards earned under the Executive Annual Incentive Plan for 2025, 2024, and 2023, and paid in 2026, 2025, and 2024, respectively.
(3)See the All Other Compensation table for the year ended December 31, 2025 below.
(4)Compensation paid to or earned by Mr. Wolff, Mr. Kauder, Mr. Dotan, and Mr. Hussain for the year ended December 31, 2024 included the grant date fair values of the Stockholder Value Creation Award PSUs. These awards vest upon the Company stock achieving a volume-weighted average price of $28.73 for a consecutive twenty trading-day period within four years from the date of grant, subject to continued service through the fourth anniversary of the date of grant.
(5)Bonus paid to Mr. Wolff in 2024 represents a cash retention bonus subject to prorated clawback until April 30, 2027 if he voluntarily resigns or is terminated by the Company for cause. This amount was paid in cash as Mr. Wolff's holdings of Company stock significantly exceeded the Stock Ownership guidelines requirement.
(6)Mr. Kauder joined the Company as Executive Vice President and Chief Financial Officer effective July 10, 2023.
(7)Mr. Corsini became the Company's Executive Vice President and Chief Credit Officer effective April 30, 2024, and thus was not an NEO in fiscal year 2023. Bonuses paid to Mr. Corsini in 2025 and 2024 represent the portions of his cash retention bonus paid in those years pursuant to his retention agreement.

54	Banc of California	Annual Proxy Statement	2026

Summary Compensation Table
The following table sets forth the grant date fair value of stock units awarded to the NEOs during the year ended December 31, 2025. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in the "Stock Awards" column of the Summary Compensation Table), and the grant date fair value assuming the maximum level of performance is achieved are presented. See the 2025 Grants of Plan Based Awards table and the Compensation Discussion and Analysis section in this proxy statement for details regarding the awards.

			Grant Date Fair Value

Name	Grant Date	Type of Award Granted	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Jared Wolff	2/25/2025	RSU	$1,312,508	$1,312,508
	3/25/2025	PSU(1)	$1,401,160	$2,802,321
Joseph Kauder	2/25/2025	RSU	$287,506	$287,506
	3/25/2025	PSU(1)	$306,921	$613,841
Bryan Corsini	2/25/2025	RSU	$275,010	$275,010
	3/25/2025	PSU(1)	$293,586	$587,172
Ido Dotan	2/25/2025	RSU	$287,506	$287,506
	3/25/2025	PSU(1)	$306,921	$613,841
Hamid Hussain	2/25/2025	RSU	$312,514	$312,514
	3/25/2025	PSU(1)	$333,622	$667,243
(1)These PSUs refer to stock units subject to performance measures based on the Company’s Core ROTCE and the Company's TSR relative to the KBW NASDAQ Regional Banking Index (Relative TSR) over a predetermined measurement period.

55	Banc of California	Annual Proxy Statement	2026

Summary Compensation Table
The following table summarizes “All Other Compensation” paid to or earned by the NEOs for the year ended December 31, 2025 as included in the Summary Compensation Table.

Name	401(k) Match	Dividends on Stock Awards	Other Fringe Benefit(1)		Total

Jared Wolff	$14,000	$27,992	$66,547	(2)	$108,539
Joseph Kauder	$14,000	$11,248	$117,623	(3)	$142,871
Bryan Corsini	$14,000	$14,687	$22,813	(4)	$51,500
Ido Dotan	$14,000	$6,894	$22,120	(5)	$43,014
Hamid Hussain	$14,000	$7,831	$37,245	(6)	$59,076
(1)Represents certain amounts paid by the Company for club memberships, health insurance benefits, supplemental disability and life insurance premiums, and personal use of a company car.
(2)Includes club memberships of $33,600, health insurance benefits of $14,832 and supplemental disability and life insurance premiums of $16,234 paid during 2025.
(3)Includes housing expenses of $88,086, health insurance benefits of $14,832 and supplemental disability and life insurance premiums of $12,293 paid during 2025.
(4)Includes health insurance benefits of $20,100 and supplemental disability insurance premiums of $2,713 paid during 2025.
(5)Includes health insurance benefits of $14,832 and supplemental disability and life insurance premiums of $7,288 paid during 2025.
(6)Includes health insurance benefits of $20,724 and supplemental disability and life insurance premiums of $16,521 paid during 2025.

56	Banc of California	Annual Proxy Statement	2026

2025 Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of incentive plan-based awards to the NEOs for 2025.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards (2)
	Grant	Grant		Thres-hold	Target	Maxi-mum	Thres-hold	Target	Maxi-mum
Name	Type	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Jared Wolff	—	—		$787,500	$1,575,000	$3,150,000	—	—	—	—	$—
	RSU	2/25/2025	(3)	$—	$—	$—	—	—	—	89,591	$1,312,508
	PSU	3/25/2025	(4)	$—	$—	$—	44,552	89,104	178,208	—	$1,401,160
Joseph Kauder	—	—		$230,000	$460,000	$920,000	—	—	—	—	$—
	RSU	2/25/2025	(3)	$—	$—	$—	—	—	—	19,625	$287,506
	PSU	3/25/2025	(4)	$—	$—	$—	9,759	19,518	39,036	—	$306,921
Bryan Corsini				$220,000	$440,000	$880,000	—	—	—	—	$—
	RSU	2/25/2025	(3)	$—	$—	$—	—	—	—	18,772	$275,010
	PSU	3/25/2025	(4)	$—	$—	$—	9,335	18,670	37,340	—	$293,586
Ido Dotan	—	—		$230,000	$460,000	$920,000	—	—	—	—	$—
	RSU	2/25/2025	(3)	$—	$—	$—	—	—	—	19,625	$287,506
	PSU	3/25/2025	(4)	$—	$—	$—	9,759	19,518	39,036	—	$306,921
Hamid Hussain	—	—		$250,000	$500,000	$1,000,000	—	—	—	—	$—
	RSU	2/25/2025	(3)	$—	$—	$—	—	—	—	21,332	$312,514
	PSU	3/25/2025	(4)	$—	$—	$—	10,608	21,216	42,432	—	$333,622
(1)    Represents the threshold, target, and maximum amounts payable pursuant to each respective NEO’s non-equity incentive award opportunity for 2025 under the Company’s Executive Annual Incentive Plan.
(2)    Represents the grant date fair values of the awards under ASC Topic 718. For PSUs, the grant date fair value is calculated assuming achievement of the most probable outcome of the performance conditions. For PSUs that contain a market condition, a Monte Carlo simulation valuation model is used to calculate the grant date fair value of such awards. For further information, see Note 19. Stock-Based Compensation to the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(3)    Represents RSUs that will be issued upon vesting and will vest annually, in substantially equal installments, over a three-year period beginning on February 28, 2026.
(4)    These PSUs refer to stock units subject to performance measures based on the Company’s Core ROTCE and the Company's TSR relative to the KBW NASDAQ Regional Banking Index (Relative TSR) over a predetermined measurement period.

57	Banc of California	Annual Proxy Statement	2026

Outstanding Equity Awards at December 31, 2025
The following table provides information regarding unvested equity awards held by the NEOs as of December 31, 2025.

	Grant Date			Stock Awards		Equity Incentive Plan Awards
Name			Vesting Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Jared Wolff	2/23/2023		3 Years	9,038	174,343	-		-
	2/27/2024		3 Years	61,361	1,183,654	-		-
	3/22/2024		3 Years	-	-	43,897	(3)	846,773
	5/23/2024		4 Years	-	-	606,829	(4)	11,705,731
	2/25/2025		3 Years	89,591	1,728,210	-		-
	3/25/2025		3 Years	-	-	44,552	(3)	859,408
Joseph Kauder	8/2/2023	(5)	3 Years	10,699	206,384	-		-
	2/27/2024		3 Years	13,441	259,277	-		-
	3/22/2024		3 Years	-	-	9,616	(3)	185,493
	5/23/2024		4 Years	-	-	169,033	(4)	3,260,647
	2/25/2025		3 Years	19,625	378,566	-		-
	3/25/2025		3 Years	-	-	9,759	(3)	188,251
Bryan Corsini	2/16/2022		4 Years	1,402	27,045	-		-
	2/8/2023		3 Years	2,740	52,855	-		-
	2/27/2024		3 Years	12,857	248,012	-		-
	3/22/2024		3 Years	-	-	9,198	(3)	177,429
	5/9/2024	(6)	3 Years	49,184	948,759	-		-
	2/25/2025		3 Years	18,772	362,112	-		-
	3/25/2025		3 Years	-	-	9,335	(3)	180,072
Ido Dotan	2/23/2023		3 Years	2,540	48,997	-		-
	2/27/2024		3 Years	13,441	259,277	-		-
	3/22/2024		3 Years	-	-	9,616	(3)	185,493
	5/23/2024		4 Years	-	-	169,033	(4)	3,260,647
	2/25/2025		3 Years	19,625	378,566	-		-
	3/25/2025		3 Years	-	-	9,759	(3)	188,251
Hamid Hussain	2/23/2023		3 Years	2,943	56,770	-		-
	2/27/2024		3 Years	14,609	281,808	-		-
	3/22/2024		3 Years	-	-	10,452	(3)	201,619
	5/23/2024		4 Years	-	-	169,033	(4)	3,260,647
	2/25/2025		3 Years	21,332	411,494	-		-
	3/25/2025		3 Years	-	-	10,608	(3)	204,628
(1)    RSU awards begin to vest one year after the grant date, and vest in substantially equal annual installments over the vesting period.
(2)    Market value is based on the December 31, 2025 closing price of our voting common stock on the NYSE of $19.29.

58	Banc of California	Annual Proxy Statement	2026

Outstanding Equity Awards

(3)    Amount of shares shown reflects the payout of PSUs at the threshold level of achievement. The actual number of shares paid out may vary from the amount shown on the table, with the potential payout ranging from none to maximum payout depending on the outcome of the performance criteria.
(4)    Amount of shares shown reflects the payout of the Stockholder Value Creation award.
(5)    Equity award granted on August 2, 2023 represents inducement award to Mr. Kauder pursuant to the terms of his employment agreement with the following vesting schedule: one-third annual increments beginning August 2, 2024.
(6)    Equity award granted on May 9, 2024 represents an equity retention award granted to Mr. Corsini pursuant to his retention agreement that will vest annually, in substantially equal installments, over a three-year period beginning on May 9, 2025.

59	Banc of California	Annual Proxy Statement	2026

Stock Awards Vested
The following table provides information regarding equity awards held by the NEOs that vested during the year ended December 31, 2025. No stock options were exercised by the NEOs during the year ended December 31, 2025, and no NEO has been awarded stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Jared Wolff	47,881	$707,553
Joseph Kauder	17,420	$250,229
Bryan Corsini	37,242	$529,023
Ido Dotan	11,350	$167,870
Hamid Hussain	12,705	$187,962
(1)    Represents the vesting of equity awards during 2025 for each NEO. Amounts do not take into account any shares withheld by the Company to satisfy tax withholding.
(2)    Represents the value realized upon vesting of the equity awards during 2025 for each NEO, based on the market value of the shares on the applicable vesting date.

60	Banc of California	Annual Proxy Statement	2026

Employment Agreements
Our Chief Executive Officer, Mr. Wolff, and our Chief Financial Officer, Mr. Kauder, have employment agreements with us. These employment agreements are described below. For information regarding potential payments to the NEOs upon termination of employment or a change in control, see the Potential Payments Upon Termination of Employment or Change in Control section in this proxy statement.
Employment Agreement with Mr. Wolff. On May 17, 2024, we entered into an amended and restated employment agreement with Mr. Wolff, pursuant to which Mr. Wolff serves as Chief Executive Officer and President of the Company and the Bank. The material terms of Mr. Wolff’s amended and restated employment agreement are described in the table below:

Wolff Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Long-Term Equity Incentive Awards
		Effective Date	End Date	Renewal Option	Annual Bonus and Retention Bonus

Jared Wolff
$1,050,000 effective January 1, 2024 through February 28, 2025 (increased from $875,000 prior to January 1, 2024).
After February 28, 2025, salary is determined by the CNG Committee but may not be reduced without Mr. Wolff's written consent.
		5/17/2024	4/30/2027	Automatic renewal for one-year period beginning May 1, 2027 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond April 30, 2029 except by written agreement of the parties.
Eligible for annual performance-based cash bonus.

Received cash retention bonus in 2024 of $2.2 million, a prorated portion of the net after-tax amount of which will be clawed back if, prior to April 30, 2027, Mr. Wolff voluntarily resigns or is terminated by the Company for cause.(1)
Eligible for long-term equity incentive awards.
(1)     The retention bonus was paid in cash as Mr. Wolff's current holdings of the Company's stock significantly exceeded our stock ownership guidelines requirement.
Employment Agreement with Mr. Kauder. On July 5, 2023, we entered into an employment agreement with Mr. Kauder, pursuant to which Mr. Kauder serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. The material terms of Mr. Kauder’s employment agreement are described in the table below:

Kauder Employment Agreement
Name	Annual Base Salary	Term of Agreement			Bonus	Long-Term Equity Incentive Awards
		Effective Date	End Date	Renewal Option	Annual Bonus

Joseph Kauder	$500,000 through February 28, 2025. After February 28, 2025, salary is determined by the CNG Committee.	7/5/2023	6/30/2026
Automatic renewal for one-year period beginning July 1, 2026 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond June 30, 2028.
Eligible for annual performance-based cash bonus.
Eligible for long-term equity incentive awards.
Grant of $450,000 of RSUs upon approval by the CNG Committee at the August 2023 meeting that vest ratably over a three-year period, subject to continued employment.

61	Banc of California	Annual Proxy Statement	2026

Summary of Benefits and Potential Payments Upon Termination of Employment or Change in Control
As discussed in the Employment Agreements section of this proxy statement, we have employment agreements with Messrs. Wolff and Kauder. These employment agreements provide for severance payments and other benefits following certain termination and/or change in control events. Payment of any such benefits is contingent upon a variety of factors, including the circumstances under which employment is terminated and approval of certain payments by the CNG Committee.
Messrs. Dotan and Hussain participate in the Company Executive Change in Control Severance Plan (the CIC Severance Plan). The CIC Severance Plan provides that if, within 24 months following a change in control, the executive’s employment is terminated by us other than for cause, or by the executive for good reason (as such terms are defined in the CIC Severance Plan), the executive will receive a cash severance payment and continuation of health benefits as indicated in the chart below.
Messrs. Corsini, Dotan and Hussain also participate in the Company's Employee Severance Plan (the Employee Severance Plan), which provides that upon an "Employment Loss" as defined in the Employee Severance Plan, Messrs. Corsini, Dotan and Hussain will receive a cash severance payment in an amount equal to one week of weekly base pay per full year of service, subject to a minimum of 16 weeks for Executive Vice President roles, and continuation of certain health benefits through the month of Employment Loss.
Under the terms of respective equity award agreements with our NEOs, the executives are entitled to accelerated vesting of equity awards in the event of a qualifying termination of employment within two years following a change in control, with PSUs vesting based on the greater of target performance or actual performance (if measurable) and, in the event the PSUs are subject to vesting because they are not assumed, subject to a pro-rata calculation.
The following chart summarizes the payments and other benefits that the NEOs could have received in connection with certain employment termination scenarios based on the applicable employment agreements, CIC Severance Plan and/or award agreements.

62	Banc of California	Annual Proxy Statement	2026

Summary of Benefits

Summary of Benefits and Payments Upon Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for Good Reason(1)
	Severance Payments		Acceleration of Equity Awards
Name and Triggering Event	Base Salary Multiple	Bonus Multiple	RSA or RSU	PSU	Health Benefits	Non-Solicitation Restrictions

Jared Wolff(1)
Termination	X 2	X 2		—	36 months	24 months
Termination - Change in Control	X 3	X 3			36 months	24 months
Death or Disability	—	X 1			—	—
Joseph Kauder
Termination	X 1	X 0.5	(2)	—	—	12 months
Termination - Change in Control	X 2	X 2			18 months	12 months
Death or Disability	—	—			—	—
Bryan Corsini(3)
Termination	—	—		—	—	—
Termination - Change in Control	X 1.5	X 1.5	—	—	18 months	—
Death or Disability	—	—			—	—
Ido Dotan
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Death or Disability	—	—			—	—
Hamid Hussain
Termination	—	—	—	—	—	—
Termination - Change in Control	X 1.5	X 1.5			18 months	—
Death or Disability	—	—			—	—
(1)    Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change in control. Per the terms of the Mr. Wolff's employment agreement, also includes the Company giving him notice of non-renewal upon expiration of his employment term.
(2)    Per the terms of Mr. Kauder's employment agreement, acceleration of vesting under this scenario is limited to his inducement equity award.
(3)    Per the terms of Mr. Corsini's retention agreement, any unvested portions of his equity retention bonus will accelerate upon termination by the Company without cause, voluntary termination by Mr. Corsini for good reason, or termination due to death or disability prior to the third anniversary of his retention agreement.

63	Banc of California	Annual Proxy Statement	2026

Summary of Benefits
Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2025
The following table shows the approximate value of the payments and benefits our NEOs would have been entitled to receive had their employment been terminated or had a change in control occurred on December 31, 2025. The table excludes: (i) amounts accrued through December 31, 2025 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts; (ii) vested account balances under the Company’s 401(k) plan; and (iii) vested equity awards. The table also excludes the effect of any cutback required under the executive’s employment agreement, if any, to avoid having any portion of the executive’s payments or benefits being non-deductible by the Company under Section 280G of the Internal Revenue Code and the imposition of an excise tax on the executive under Section 4999 of the Internal Revenue Code. Accordingly, the amounts presented in the table have not been reduced by an amount necessary to avoid the payment of such excise taxes and, therefore, the actual payout amounts may be lower than the amounts presented in the table. The amounts shown are merely estimates of the amounts that would be paid upon termination, each in accordance with the respective employment agreements or other compensation arrangements for each NEO (or the awards that would vest based on the equity agreements). The actual amounts to be paid (or the value of the awards that will vest) can only be determined at the time of termination of employment.

	Severance Payments				Acceleration of
Name/Triggering Event	Base Salary Multiple		Bonus Equivalent		RSUs(1)	PSUs(2)(3)	Health Benefits		Other	Total

Jared Wolff
Termination for cause/voluntary termination without good reason	$—		$—		$—	$—	$—		$—	$—
Involuntary termination without cause/non-renewal upon expiration of employment term/voluntary termination with good reason	2,100,000	(4)	3,150,000	(4)	3,086,207	—	132,987	(6)	—	8,469,194
After change in control, involuntary termination without cause/voluntary termination with good reason	3,150,000	(4)	4,725,000	(4)	3,086,207	8,120,257	132,987	(6)	—	19,214,451
Change in control, but no termination of employment occurs	—		—		—	—	—		—	—
Death or Disability	—		1,575,000		3,086,207	8,120,257	1,000,000	(7)	—	13,781,464
Joseph Kauder
Termination for cause/voluntary termination without good reason	$—		$—		$—	$—	$—		$—	$—
Involuntary termination without cause/voluntary termination with good reason	575,000	(5)	230,000	(5)	844,227	—	—		—	1,649,227
After change in control, involuntary termination without cause/voluntary termination with good reason	1,150,000	(5)	920,000	(5)	844,227	2,058,864	66,493	(6)	—	5,039,584
Change in control, but no termination of employment occurs	—		—		—	—	—		—	—
Death or Disability	—		—		844,227	2,058,864	1,000,000	(7)	—	3,903,091

64	Banc of California	Annual Proxy Statement	2026

Summary of Benefits

(continued)	Severance Payments		Acceleration of
Name/Triggering Event	Base Salary Multiple	Bonus Equivalent	RSUs(1)	PSUs(2)(3)	Health Benefits		Other	Total

Bryan Corsini(8)
Termination for cause/voluntary termination without good reason	$—	$—	$—	$—	$—		$—	$—
Involuntary termination without cause/voluntary termination with good reason	—	—	1,638,782	—	—		—	1,638,782
After change in control, involuntary termination without cause/voluntary termination with good reason	825,000	660,000	1,638,782	—	35,357		—	2,334,139
Change in control, but no termination of employment occurs	—	—	—	—	—		—	—
Termination qualified as Employment Loss (as defined under the Employee Severance Plan)	264,423	—	—	—	—		—	264,423
Death or Disability	—	—	1,638,782	714,984	600,000		—	2,953,766
Ido Dotan
Termination for cause/voluntary termination without good reason	$—	$—	$—	$—	$—		$—	$—
Involuntary termination without cause/voluntary termination with good reason	—	—	—	—	—		—	—
After change in control, involuntary termination without cause/voluntary termination with good reason	862,500	690,000	686,840	2,058,864	66,493	(6)	—	4,364,697
Change in control, but no termination of employment occurs	—	—	—	—	—		—	—
Termination qualified as Employment Loss (as defined under the Employee Severance Plan)	176,923	—	—	—	—		—	176,923
Death or Disability	—	—	686,840	2,058,864	1,000,000	(7)	—	3,745,704
Hamid Hussain
Termination for cause/voluntary termination without good reason	$—	$—	$—	$—	$—		$—	$—
Involuntary termination without cause/voluntary termination with good reason	—	—	—	—	—		—	—
After change in control, involuntary termination without cause/voluntary termination with good reason	937,500	750,000	750,072	2,123,871	53,110	(6)	—	4,614,554
Change in control, but no termination of employment occurs	—	—	—	—	—		—	—
Termination qualified as Employment Loss (as defined under the Employee Severance Plan)	192,308	—	—	—	—		—	192,308
Death or Disability	—	—	750,072	2,123,871	1,000,000	(7)	—	3,873,943
(1)For RSUs, the amount shown represents the fair market value of the acceleration of vesting of the unvested awards based on the closing price per share of the Company’s voting common stock on December 31, 2025 of $19.29. For information about the unvested awards, see the Outstanding Equity Awards at December 31, 2025 section in this proxy statement.
(2)For PSUs, other than the Stockholder Value Creation award (discussed in footnote 3 below), the acceleration of unvested shares assumes PSUs vest pro-rata based on target payouts after termination of employment relating to a change in control and in the event of death or disability. For information about the unvested awards, see the Outstanding Equity Awards at December 31, 2025 section in this proxy statement.
(3)For PSUs awarded under the Stockholder Value Creation equity grant, the acceleration of unvested shares assumes PSUs vest pro-rata based on the portion of the award expensed as of the date of the change in control and in the event of death or disability.
(4)Represents the amount that would be paid to Mr. Wolff in cash pursuant to his employment agreement following the termination of his employment in a lump sum on the first payroll date after 60 calendar days have passed from the termination event.

65	Banc of California	Annual Proxy Statement	2026

Summary of Benefits
(5)Represents the amount that would be paid to Mr. Kauder in cash pursuant to his employment agreement following the termination of his employment in a lump sum on the first payroll period after 60 calendar days have passed from the termination event.
(6)Represents the COBRA premium amount that would be paid to NEOs.
(7)Death benefit paid by the carrier.
(8)Per the terms of Mr. Corsini's retention agreement, any unvested portions of his $1.1 million RSU retention bonus will accelerate upon termination by the Company without cause, voluntary termination for good reason, or termination due to death or disability prior to the third anniversary of his retention agreement.

66	Banc of California	Annual Proxy Statement	2026

Chief Executive Officer Pay Ratio
The Company believes executive pay should be aligned with our employees to create stockholder value. Annually, the CNG Committee reviews the amounts paid to our Chief Executive Officer (CEO) as compared to amounts paid to all employees. Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Wolff, and the ratio of those two amounts:
•The 2025 annual total compensation of the median employee of the Company (other than our CEO) was $98,183;
•The 2025 annual total compensation of Mr. Wolff was $5,303,882; and
•For 2025, the ratio of the annual total compensation of Mr. Wolff to the median annual total compensation of all our employees was 54:1.
Our CEO-to-median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K promulgated by the SEC. The rules for determining this pay ratio based on the median employee's annual total compensation allow companies to utilize different methodologies that reflect their employment and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio. To determine the median employee, we:
•examined actual 2025 earnings from payroll records;
•annualized the regular pay to equal a twelve-month period for employees who joined the Company during 2025;
•excluded employees who separated in 2025 such that only active employees at December 31, 2025 were considered; and
•excluded the CEO and employees with no 2025 regular earnings.
The results were sorted from lowest total compensation to highest total compensation to determine the median employee. The Company calculated the 2025 annual total compensation for both our median employee and our CEO using the same methodology that the Company used to calculate the CEO's annual total compensation for the Summary Compensation Table in this proxy statement and as further described below as applicable:
•we annualized regular pay to equal a twelve-month period; and
•we annualized all other compensation to equal a twelve-month period.
The CEO's total compensation is divided by the total compensation of the median employee to determine the CEO pay ratio.

67	Banc of California	Annual Proxy Statement	2026

Pay-Versus-Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and the SEC’s implementing rules, we are providing the following information about the relationship between the compensation paid to our principal executive officer (PEO, also known as our CEO) and other NEOs and certain measures of financial performance. Further information about how we seek to align executive compensation with our performance is contained under the Compensation Discussion and Analysis section of this proxy statement.

							Value of Initial Fixed $100 Investment Based On:		Net Earnings (Loss) (in millions)	Return on Average Tangible Common Equity (ROATCE)
Year	Summary Compensation Table Total for CEO		Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO		Average Compensation Actually Paid to Non-CEO NEOs	TSR	Peer Group TSR

	(1)		(2)	(3)		(4)	(5)	(6)	(7)	(7)(8)

2025	$5,303,882		$9,416,779	$1,771,262		$2,702,282	$146.52	$152.71	$229.0	8.0%
2024	$12,129,275	(9)	$12,266,145	$3,377,143	(9)	$2,993,417	$114.42	$143.39	$126.9	4.4%
2023	$3,930,174		$933,243	$1,144,649		$659,225	$96.71	$126.67	$(1,899.1)	(35.3)%
2022	$5,746,309	(10)	$3,804,793	$1,436,133	(10)	$1,102,974	$111.21	$127.17	$120.9	13.5%
2021	$2,703,890		$3,743,340	$966,897		$1,064,836	$135.08	$136.64	$62.3	7.0%
(1)     The amounts reported represent the total compensation for our CEO, Mr. Wolff, for each corresponding year in the "Total" column of the Summary Compensation Table in this proxy statement.
(2)     The amounts reported represent the "compensation actually paid" to Mr. Wolff, as computed in accordance with Item 402(v) of Regulation S-K. The table below includes adjustments made to Mr. Wolff's total compensation for 2025 to determine the compensation actually paid.

Year	Summary Compensation Table Total for CEO	Value of Equity Awards Reported in Summary Compensation Table	Equity Award Adjustments	Compensation Actually Paid to CEO
		(a)	(b)
2025	$5,303,882	$2,713,668	$6,826,565	$9,416,779
(a)     The amounts reported represent the total grant date fair values of equity awards granted to Mr. Wolff for 2025 in the "Stock Awards" column of the Summary Compensation Table in this proxy statement.
(b)    The equity award adjustment for 2025 is calculated as follows*:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Equity Award Adjustment
2025	$3,916,159	$2,942,358	$(31,952)	$6,826,565
*    The following columns have been omitted as they do not apply: (1) fair value as of vesting date of equity awards granted and vested in the applicable year, (2) fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the applicable year, and (3) dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise included in the total compensation for the covered year.
(3)     The amounts reported represent the average of the total compensation reported for our non-CEO NEOs as a group for each corresponding year in the "Total" column of the Summary Compensation Table in this proxy statement. For 2025, our non-CEO NEOs consisted of Mr. Kauder, Mr. Corsini, Mr. Dotan, and Mr. Hussain. 2024, our non-CEO NEOs consisted of Mr. Kauder, Mr. Corsini, Mr. Dotan, Mr. Hussain, and Mr. Sotoodeh. For 2023, our non-CEO NEOs consisted of Mr. Kauder, Mr. Dotan, Mr. Hussain, Mr. Sotoodeh, Mr. Raymond Rindone, and Ms. Lynn Hopkins. For 2022 and 2021, our non-CEO NEOs consisted of Mr. Dotan, Mr. Robert Dyck, Ms. Hopkins, and Ms. Lynn Sullivan.
(4)     The amounts reported represent the average of "compensation actually paid" to our non-CEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The table below includes adjustments made to the non-CEO NEOs' total compensation for 2025 to determine the compensation actually paid.

68	Banc of California	Annual Proxy Statement	2026

Pay-Versus-Performance

Year	Average Summary Compensation Table Total for Non-CEO NEOs	Average Value of Equity Awards Reported in Summary Compensation Table for Non-CEO NEOs	Average Equity Award Adjustments for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs
		(a)	(b)
2025	$1,771,262	$600,897	$1,531,917	$2,702,282
(a)     The amounts reported represent the average of the total grant date fair values of equity awards granted to our non-CEO NEOs for 2025 in the "Stock Awards" column of the Summary Compensation Table in this proxy statement.
(b)     The equity award adjustments for 2025 is calculated as follows*:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Equity Award Adjustment
2025	$867,167	$685,956	$(21,206)	$1,531,917
*    The following columns have been omitted as they do not apply: (1) fair value as of vesting date of equity awards granted and vested in the applicable year, (2) fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the applicable year, and (3) dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise included in the total compensation for the covered year.
(5)     TSR assumes an initial investment of $100 in our common stock and that the subsequent dividends are reinvested. Information presented is historical only and may not be indicative of possible future performance.
(6)     Peer Group TSR is calculated using the same method described in footnote (5). The peer group used is the following published industry index: KBW NASDAQ Regional Banking Index.
(7)     Net earnings (loss) and ROATCE for the year ended December 31, 2025, 2024 and 2023 represent reported financial results and metric of the combined company. Following the PacWest Merger, net loss for the year ended December 31, 2023 reflect PacWest financial results only on a standalone basis until the closing of the PacWest Merger on November 30, 2023, and results of the combined company for the month of December 2023. Net earnings and ROATCE for the years ended December 31, 2022 and 2021 represent reported financial results and metric of the legacy Banc of California on which compensation was based.
(8)     This measure has been designated as the "Company-Selected Measure" for 2024, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs in 2024. ROATCE is computed by dividing net earnings (loss) available to common and equivalent stockholders, after adjustment for goodwill impairment (if applicable), amortization of intangible assets, and preferred stock dividends, by average tangible common equity. Average tangible common equity is calculated by subtracting intangible assets and preferred stock from average stockholders' equity. See the Appendix A - Non-GAAP Measures section in this proxy statement.
(9)    Summary compensation table total for CEO and average summary compensation table total for non-CEO in 2024 included the grant date fair values of the Stockholder Value Creation Award PSUs. These awards vest upon the Company stock achieving a volume-weighted average price of $28.73 for a consecutive twenty-trading day period within four years from the date of grant and continued service through the fourth anniversary of the date of grant. For more information, see the Compensation Discussion and Analysis—Incentive (Performance) Based Compensation (Annual and Long-Term) section in this proxy statement.
(10)    Summary compensation table total for CEO and average summary compensation table total for non-CEO in 2022 included the grant date fair values of the Stockholder Value Creation Award PSUs. Such awards were cancelled at the effective time of the PacWest Merger, however the proxy rules do not permit us to reverse a previously reported grant date fair value from the 2022 row of the Summary Compensation Table, despite the fact that none of our executive officers will receive any value associated with the 2022 awards. See the Treatment of our Outstanding Equity Awards upon the PacWest Merger section in the 2024 proxy statement.

69	Banc of California	Annual Proxy Statement	2026

Pay-Versus-Performance
Relationship Analysis Between "Compensation Actually Paid" and Performance Measures
The following chart sets forth the relationship between the compensation actually paid to our CEO, the average compensation actually paid to our non-CEO NEOs, our cumulative TSR and that of the KBW NASDAQ Regional Banking Index over the five most recently completed fiscal years.

Compensation Actually Paid vs. TSR

$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
Compensation Actually Paid
(in millions)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$—
Cumulative TSR
(FYE 2021 Indexed to $100)
$136.64
$135.08
$127.17
$111.21
$126.67
$96.71
$143.39
$114.42
$152.71
$146.52
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
BANC TSR
KBW NASDAQ Regional Banking Index

The following chart sets forth the relationship between compensation actually paid to our CEO, the average compensation actually paid to our non-CEO NEOs and our net earnings (loss) for the five most recently completed fiscal years.

Compensation Actually Paid vs. Net Earnings(Loss)

$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
Compensation Actually Paid (in millions)
$62.3
$120.9
$(1,899.1)
$126.9
$229.0
$—
$(1,000.0)
$(2,000.0)
Net Income (Loss) (in millions)
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Earnings (Loss) (1)

(1)     Net earnings (loss) for the year ended December 31, 2025, 2024 and 2023 represent reported financial results and metric of the combined company. Following the PacWest Merger, net loss for the year ended December 31, 2023 reflect PacWest financial results only on a standalone basis until the closing of the PacWest Merger on November 30, 2023, and results of the combined company for the month of December 2023. Net earnings for the years ended December 31, 2022 and 2021 represent reported financial results of the legacy Banc of California on which compensation was based.

70	Banc of California	Annual Proxy Statement	2026

Pay-Versus-Performance
The following chart sets forth the relationship between compensation actually paid to our CEO, the average compensation actually paid to our non-CEO NEOs and our ROATCE(2) for the five most recently completed fiscal years.

Compensation Actually Paid vs. ROATCE

$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$—
Compensation Actually Paid (in millions)
20.0%
10.0%
—%
(10.0)%
(20.0)%
(30.0)%
(40.0)%
ROATCE
7.0%
13.5%
(35.3)%
4.4%
8.0%
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Return on Average Tangible Common Equity (2)

(2)     ROATCE for the year ended December 31, 2025, 2024 and 2023 represent financial metric of the combined company. Following the PacWest Merger, net loss for the year ended December 31, 2023 reflect PacWest financial results only on a standalone basis until the closing of the PacWest Merger on November 30, 2023, and results of the combined company for the month of December 2023. ROATCE for the years ended December 31, 2022 and 2021 represent financial metric of the legacy Banc of California on which compensation was based. See Appendix A - Non-GAAP Measures for further details.

Financial Performance Measures
We consider the following to be the most important financial performance measures that we used to link compensation actually paid to the NEOs for 2025 to the Company’s performance:
•Diluted Core Earnings Per Share;
•Core Adjusted Pre-Provision Net Revenue;
•Core Return on Average Assets;
•Core Return on Average Tangible Common Equity; and
•Core Adjusted Noninterest Expense Ratio, as measured by adjusted noninterest expense (which exclude acquisition, integration and reorganization costs and customer related expenses) to average assets.

71	Banc of California	Annual Proxy Statement	2026

Report of the Audit Committee
The following Report of the Audit Committee (Report) of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NYSE Listed Company Manual. The Audit Committee’s responsibilities are defined in a written charter adopted by the Board of Directors.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The members of the Audit Committee are responsible for monitoring and overseeing these processes.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025, with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2025. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
AUDIT COMMITTEE
Susan E. Lester, Chair
James A. “Conan” Barker
Richard J. Lashley
Joseph J. Rice
Todd Schell
Vania E. Schlogel

72	Banc of California	Annual Proxy Statement	2026

Proposal II
Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2026
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of Ernst & Young LLP have been invited to be present during the Annual Meeting, and it is expected that they will attend virtually. If present, the representatives from Ernst & Young LLP will have an opportunity to make a statement if they so choose and will be available to respond to appropriate questions from stockholders.
Although stockholder ratification of the selection of Ernst & Young LLP is not required by the Company's bylaws or otherwise, the Company is submitting this selection to stockholders for their ratification at the Annual Meeting as a matter of good corporate practice. If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, the Audit Committee will reconsider whether to engage Ernst & Young LLP but may ultimately determine to continue the engagement of Ernst & Young LLP or engage another audit firm without resubmitting the matter to stockholders.
Even if the selection of Ernst & Young LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

The Board of Directors recommends that stockholders vote "FOR" Proposal II.
Change in Independent Registered Public Accounting Firm
As previously disclosed in the Company’s 2024 annual meeting proxy statement, the Audit Committee conducted a competitive process beginning in early 2024 to determine the Company’s independent registered public accounting firm for the year ended December 31, 2024. The Audit Committee invited certain independent registered public accounting firms to participate in this process and evaluated the proposals submitted by the responding firms. As a result of this process and following careful deliberation, on May 14, 2024, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm effective immediately.
The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for each of the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period from January 1, 2024 through May 14, 2024, there were (i) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with their reports, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
On May 14, 2024, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s new independent registered public accounting firm for the year ended December 31, 2024, effective with KPMG’s dismissal.
Prior to the November 30, 2023 closing of the PacWest Merger, Ernst & Young LLP was engaged as the independent registered public accounting firm of the Company, to audit the Company’s financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 and review the subsequent interim period through September 30, 2023 (the Prior Representation). On November 30, 2023, Ernst & Young LLP ceased to be the Company’s independent registered public accounting firm as a result of the PacWest Merger.
Except for matters concerning Ernst & Young LLP’s Prior Representation, during the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through May 14, 2024, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

73	Banc of California	Annual Proxy Statement	2026

Proposal II
Fees Paid to Independent Registered Public Accounting Firm During the Years Ended December 31, 2025 and 2024
Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies. During the years ended December 31, 2025 and 2024, the Audit Committee pre-approved all the services provided by the independent registered public accounting firm. The Audit Committee considered the provision of these services by the independent registered public accounting firm and determined that such services were compatible with maintaining such firm's independence.
For the years ended December 31, 2025 and 2024, fees paid to Ernst & Young LLP, our Independent Registered Accounting Firm for those years, were as follows:

	Year Ended December 31,
	2025	2024

Audit Fees (1)	$3,198,855	$3,884,989
Tax Fees (2)	240,170	484,546
TOTAL	$3,439,025	$4,369,535
(1)    For the audits of the Company’s consolidated annual financial statements and internal control over financial reporting and for the reviews of the Company’s consolidated interim financial statements since May 14, 2024.
(2)    For corporate tax compliance and consultation services.

74	Banc of California	Annual Proxy Statement	2026

Proposal III
Approval, on an Advisory and Non-Binding Basis, of the Compensation Paid to our NEOs
Pursuant to the Dodd-Frank Act and the SEC’s implementing rules, we are including in this proxy statement and will present at the Annual Meeting an advisory (non-binding) proposal on executive compensation, commonly known as a “Say-on-Pay” proposal. This proposal gives stockholders the opportunity to endorse or not endorse the compensation paid to our NEOs during the year ended December 31, 2025, as disclosed in this proxy statement.
The Dodd-Frank Act and the SEC's implementing rules require that we include a Say-on-Pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future Say-on-Pay votes (commonly referred to as a “Say-on-Frequency" vote), with stockholders having the choice of every year, every two years or every three years. We last held a Say-on-Frequency vote at our 2025 annual meeting of stockholders, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we will include a Say-on-Pay vote in our annual meeting proxy materials every year until the next required Say-on-Frequency vote is held, which will be at our 2031 annual meeting of stockholders.
The Say-on-Pay proposal at our 2025 annual meeting of stockholders gave stockholders an opportunity to vote on an advisory, non-binding basis with respect to compensation paid to our NEOs for the year ended December 31, 2025. Approximately 72% of the votes cast voted in favor of the Say-on-Pay proposal at our 2025 annual meeting.
For the Annual Meeting, the advisory non-binding Say-on-Pay vote will be presented as a resolution in substantially the following form:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
We believe that our executive compensation is strongly aligned with the long-term interests of our stockholders and is focused on long-term strategies to build stockholder value.
Since your vote is advisory, it will not be binding on our Board. However, the CNG Committee and the Board value your opinion and may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that stockholders vote "FOR" Proposal III.

75	Banc of California	Annual Proxy Statement	2026

Proposal IV
Approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan
The Banc of California, Inc. 2018 Omnibus Stock Incentive Plan (the Original 2018 Plan) was approved by the Company’s stockholders on May 31, 2018.
On August 23, 2023, on the recommendation of the CNG Committee, the Company’s Board of Directors approved the amendment and restatement of the Original 2018 Plan (as amended and restated, for purposes of this Proposal IV, the A&R 2018 Plan or Current Plan), subject to stockholder approval, which was received on November 22, 2023, and the completion of the PacWest Merger, which occurred effective November 30, 2023. This amendment and restatement modified the Original 2018 Plan to:
•increase the number of shares of common stock issuable under the plan by 6.3 million shares, in order to accommodate the substantial increase in the number of employees eligible to receive equity-based awards following the PacWest Merger;
•provide the Company with the right to withhold from payments under the plan in an amount up to the maximum statutory tax rate in the applicable jurisdictions;
•reset the term of the plan to be ten years from the November 30, 2023 effective date of the A&R 2018 Plan (i.e., November 30, 2033); and
•permit the granting of cash-based awards under the plan.

Description of Proposed Updates
On March 24, 2026, on the recommendation of the CNG Committee, the Board approved the amendment and restatement of the A&R 2018 Plan (as amended and restated, the Second A&R 2018 Plan), subject to stockholder approval. If approved by stockholders, the Second A&R 2018 Plan would:

•  increase the number of shares of common stock that may be issued under the Current Plan by 2.2 million shares;
•  establish cash-denominated compensation limits for non-employee directors; and
•  make certain immaterial changes to the plan.

As of March 13, 2026, the Current Plan had approximately 1.2 million shares of common stock available for new awards, which the Company believes could be depleted before it is able to complete its expected equity awards in 2027, based on its equity usage modeling and existing grant practices. Accordingly, the Company believes approval of the Second A&R Plan is crucial to maintaining its ability to attract, retain and motivate top talent.
As of March 13, 2026, the closing price of our common stock on the NYSE was $16.78.
Purpose of the Second A&R 2018 Plan

The Second Amended and Restated Plan will allow the Company to:	•	Align employee and stockholder interests to create stockholder value.
	•	Attract, retain, and motivate highly qualified officers, employees, directors and/or consultants to ensure the success of the Company.
	•	Drive long-term financial and operational performance.
	•	Remain consistent with best practices in compensation.

76	Banc of California	Annual Proxy Statement	2026

Proposal IV

Highlights of the Second A&R 2018 Plan
The terms and conditions of the Second A&R 2018 Plan are substantially similar to those included in the Current Plan, except as described below.
Like the Current Plan, the Second A&R 2018 Plan:
✔    provides for a minimum one-year vesting period subject to a 5% carve-out.
✔    provides for “double-trigger vesting” of awards, so that a change in control does not, by itself, trigger full vesting of an award.
✔    provides for an annual limit on non-employee director awards. This limit is cash-denominated in the Second A&R 2018 Plan and applies to all elements of director compensation.
✔    provides for administration by the Board’s CNG Committee, which consists entirely of independent directors, or such other committee or subcommittee as may be appointed by the Board.
Like the Current Plan, the Second A&R 2018 Plan does not:
✘    contain any “evergreen” provision that automatically adds shares to the plan pool.
✘    permit direct or indirect repricing of underwater options or stock appreciation rights without stockholder approval.
✘    permit the granting of options with below-market exercise prices, other than in connection with substitute awards.
✘    permit re-issuance, or recycling, of shares tendered or withheld to pay the exercise price of an option or shares used to satisfy withholding obligations with respect to outstanding awards.
✘     permit the Company to pay and deliver dividends or dividend equivalents on any awards prior to vesting or permit the Company to pay dividends or dividend equivalents on stock options or stock appreciation rights.
Shares Available for Issuance under the Second A&R 2018 Plan
The total number of shares of common stock that will be available for issuance under the Second A&R 2018 Plan will be 2.2 million plus the number of shares that are reserved for awards under the Current Plan but are unissued as of the effective date of the Second A&R 2018 Plan, subject to equitable adjustment in the event of certain corporate transactions or similar events. In reaching the conclusion as to the appropriateness of the number of shares of common stock requested to be reserved for equity-based awards under the Second A&R 2018 Plan, the Board reviewed key metrics that are typically used to evaluate such recommendations, including the Company's historical equity usage, the expected duration of the share reserve, and the dilutive impact of the Second A&R 2018 Plan.
Share Information on Equity Compensation Plans as of March 13, 2026
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company's existing equity compensation plans as of March 13, 2026 (except as otherwise noted):

Total number of full value awards outstanding (includes time-based restricted stock, restricted stock units, and performance share units (PSUs)(1)	6,502,430
Total number of shares remaining available for future grant under the Current Plan(2)	1,181,511
Total number of shares of common stock outstanding as of the Record Date	153,778,367
(1)     Assumes PSU awards will vest and pay out based on maximum performance levels being achieved. The Company did not have any stock options or stock appreciation rights outstanding as of March 13, 2026.
(2)     Represents the total number of shares available for future awards under the Current Plan reflecting PSU awards at maximum payout. The Current Plan was our only active equity compensation plan as of March 13, 2026.
Burn Rate. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.

77	Banc of California	Annual Proxy Statement	2026

Proposal IV

The table below illustrates the Company’s historical grant practices.

Grant Details for Prior Three Years
Year	Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Total Granted	Common Shares Outstanding	Burn Rate(1) = Total Granted/Common Shares Outstanding

2023	0	171,100	134,751	305,851	84,434,000	0.36%
2024	0	1,752,607	2,550,486	4,303,093	157,841,000	2.73%
2025	0	1,630,631	328,935	1,959,566	151,329,000	1.29%
3-Year Average						1.46%
(1)     Burn rate measures how rapidly the share pool under an incentive plan is being used before taking into account any shares that may been returned to the share pool. For purposes of this calculation, the number of shares of common stock outstanding was based on the amount reported on the Company’s balance sheet as of the end of each respective fiscal year.
Total Potential Dilution. Our equity plan dilution rate (or overhang) as of March 13, 2026 was 5.0% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Current Plan, by (2) the total number of common shares outstanding). As of March 13, 2026, the shares remaining available under the Current 2018 Plan and shares subject to outstanding awards represented 0.8% and 4.2% of our current overhang, respectively. If stockholders approve the Second A&R 2018 Plan, the issuance of 2,200,000 shares under the Second A&R 2018 would increase our total potential dilution rate by 1.4% to 6.4%.
Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately two to three years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, and how the Company chooses to balance total compensation between cash and equity-based awards.
Material Terms of the Second A&R 2018 Plan
The material terms of the Plan are described below. This summary is qualified by reference to the full text of the Second A&R 2018 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

General:
Awards granted under the Second A&R 2018 Plan may be in the form of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance stock units or other stock-based awards. Awards may be made under the Second A&R 2018 Plan until November 30, 2033, which is the ten-year anniversary of the effective date of the Current Plan.

Administration:	The Second A&R 2018 Plan will be administered by the CNG Committee or by such other committee or subcommittee as may be appointed by the Board.

Shares Available:
The Second A&R 2018 Plan Share Limit will be 2.2 million shares, plus a number of shares that are reserved for awards under the Current Plan but are unissued as of the effective date of the Second A&R 2018 Plan, subject to adjustment as described below under “Adjustments.”

Share Recycling:
Shares underlying awards that expire or are forfeited, terminated, expired, or lapsed without being exercised or settled for cash will again be available for future grants. However, shares used to pay the exercise price of an option and shares used to satisfy tax withholding obligations with respect to any award will not be available for future awards under the Second A&R 2018 Plan. To the extent shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise related will be counted against the shares available for issuance under the Second A&R 2018 Plan, as opposed to only counting the net shares issued.

78	Banc of California	Annual Proxy Statement	2026

Proposal IV

Adjustments:
Shares available for future and outstanding awards may be adjusted to reflect certain corporate transactions, and will be adjusted in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the Company’s capital structure or certain other events affecting the shares of the Company’s common stock, in each case to the extent the Board or CNG Committee deems such an adjustment to be appropriate and equitable.

Eligibility:
Directors, officers, employees and consultants of the Company and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy will be eligible to receive awards under the Second A&R 2018 Plan. As of March 13, 2026, there were approximately 1,933 Company employees (including all officers) and 287 Company consultants who would be eligible to participate in the Second A&R 2018 Plan, along with 11 non-employee directors of the Company. The CNG Committee (or such other committee or subcommittee as may be appointed by the Board of Directors of the Company to administer the Second A&R 2018 Plan) has the authority to select the eligible individuals to whom awards may from time to time be granted under the Second A&R 2018 Plan.

Annual Award Limits:
The Second A&R 2018 Plan provides that a non-employee director of the Company may not receive compensation with a value in excess of $750,000 (with the value of any awards based on the grant date value) during any calendar year.

Minimum Vesting Condition:
All awards granted pursuant to the Second A&R 2018 Plan must have at the time of grant a minimum vesting period of at least one-year from the date of grant, provided that awards for up to 5% of the shares of common stock authorized for issuance under the Second A&R 2018 Plan may provide for a shorter vesting period at the time of grant.

Stock Options:
Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal income tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. The CNG Committee determines the exercise price and other terms for each option granted, except that the per share exercise price of an option may not be less than the fair market value of a share on the date of grant (not less than 110% of the fair market value of a share on the date of grant in the case of an incentive stock option granted to an owner of more than ten percent of the outstanding shares of the Company’s voting common stock) and the term may be no longer than ten years from the date of grant (no longer than five years from the date of grant in the case of an incentive stock option granted to an owner of more than ten percent of the outstanding shares of the Company’s voting common stock).

Stock Appreciation Rights:
The Second A&R 2018 Plan provides for the award of SARs, which entitle the holder to receive upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of common stock over the aggregate exercise price for the underlying shares. SARs may be “tandem SARs,” which are granted in conjunction with an option, or “free-standing SARs,” which are not granted in conjunction with an option. The CNG Committee determines the exercise price and other terms for each SAR granted, except that the per share exercise price of a SAR may not be less than the fair market value of a share on the date of grant and the term may be no longer than ten years from the date of grant.

79	Banc of California	Annual Proxy Statement	2026

Proposal IV

Restricted Stock:
The Second A&R 2018 Plan provides for the award of shares of common stock that are subject to forfeiture and restrictions on transferability. Restricted shares granted under the Second A&R 2018 Plan may or may not be subject to performance conditions. Except for these restrictions, and as may otherwise be set forth in the agreement between the Company and the award recipient evidencing the award upon the grant of restricted stock, the recipient will have rights of a stockholder, including the right to vote and to receive Dividends; provided, however, that if dividends are to be paid or credited with respect to an award of restricted stock, such dividends will be accumulated and deferred and remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Alternatively, if so provided in the award agreement between the Company and the award recipient, cash dividends paid with respect to an award of restricted stock may be reinvested in additional restricted stock held subject to the vesting of the underlying restricted stock.

Restricted Stock Units:
The Second A&R 2018 Plan provides for the award of RSUs and deferred share rights that are subject to forfeiture and restrictions on transferability. RSUs and deferred share rights granted under the Second A&R 2018 Plan may or may not be subject to performance conditions. RSUs and deferred share rights are not shares of common stock and do not entitle the recipients to the rights of a stockholder. RSUs will be settled in cash, shares of common stock or both, based on the fair market value of a specified number of shares of common stock.

Performance Stock Units:
The Second A&R 2018 Plan provides for the award of performance units that are valued by reference to a designated amount of cash, shares of common stock or other property. The payment of the value of a performance unit is conditioned upon the achievement of performance goals and may be paid in cash, shares of common stock, other property or a combination thereof. The performance period for a performance stock unit must be at least a fiscal quarter.

Other Stock-Based Awards:	The Second A&R 2018 Plan also provides for the award of shares of common stock and other awards that are valued by reference to common stock.

Performance Goals:	The Second A&R 2018 Plan provides that performance goals may be established by the CNG Committee in connection with the granting of awards under the Second A&R 2018 Plan.

Dividends and Dividend Equivalents:
With respect to any award that provides for or includes a right to dividends or dividend equivalents, the Second A&R 2018 Plan provides that if dividends are declared during the period that the award is outstanding and unvested then such dividends (or dividend equivalents) shall be treated as the CNG Committee designates. Specifically, the CNG Committee may either (i) determine that no dividends or dividend equivalents shall be paid or credited with respect to the unvested award, (ii) allow for the accumulation and deferral of dividends or dividend equivalents with respect to the unvested award and provide for payment of the accumulated and deferred dividends or dividend equivalents at the time or times the applicable vesting requirement(s) are satisfied, or (iii) in the case of a restricted stock award, provide that cash dividends paid with respect to such award will be reinvested in additional restricted stock held subject to the vesting of the underlying restricted stock.

The Second A&R 2018 Plan prohibits the payment of dividends or dividend equivalents on stock options or stock appreciation rights.

80	Banc of California	Annual Proxy Statement	2026

Proposal IV

Change in Control:
Awards generally will not vest upon a change in control unless the participant is not provided with a replacement award. If a participant’s employment terminates upon or within two-years following a change in control (other than by the Company for cause or by the participant without good reason), replacement awards will generally vest in full and any stock option or SAR held by the participant as of the change in control that remains outstanding as of such termination may be exercised until the later of (i) in the case of an incentive stock option, the last date on which such option would otherwise be exercisable, and (ii) in the case of a non-qualified stock option or SAR, the later of (A) the last date on which such option or SAR would otherwise be exercisable and (B) the earlier of (1) the third anniversary of the change in control and (2) the expiration of the term of the non-qualified stock option or SAR.

Amendment and Termination:
The Board or CNG Committee may amend, alter or discontinue the Second A&R 2018 Plan, but no amendment, alteration or discontinuation may be made that would materially impair the rights of the participant with respect to a previously granted award, except such an amendment made to comply with applicable law, the listing standards of the applicable exchange or accounting rules. In addition, no amendment may be made without the approval of stockholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

The Second A&R 2018 Plan will expire on November 30, 2033, which is the ten-year anniversary of the effective date of the Current Plan.

U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of awards made under the Second A&R 2018 Plan based upon the laws currently in effect. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the Second A&R 2018 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.
Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased at the time of exercise over their exercise price. The Company will be entitled to a deduction in the amount of ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.
Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date of exercise, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price. The Company will be entitled to a deduction in the amount of any ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.
Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us. The Company will be entitled to a deduction in the amount of ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.
Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of

81	Banc of California	Annual Proxy Statement	2026

Proposal IV

the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a deduction in the amount of ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.
Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us. The Company will be entitled to a deduction in the amount of ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.
Performance Stock Units. A participant will not recognize taxable income at the time of grant of performance stock units, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us. The Company will be entitled to a deduction in the amount of ordinary income recognized by the participant, subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.
The foregoing general tax discussion is intended for the information of the Company’s stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Second A&R 2018 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Second A&R 2018 Plan.
New Plan Benefits
The benefits that will be awarded or paid under the Second A&R 2018 Plan are not currently determinable. Awards granted under the Second A&R 2018 Plan will be within the discretion of the CNG Committee, and no determinations have been made about future awards or who might receive them.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025 with respect to compensation plans under which shares of the Company’s common stock may be issued:

Plan Category	Plan Name	Number of Securities to be issued upon exercise of outstanding options warrants and rights	Weighted Average exercise price of outstanding options warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans

Equity Compensation approved by security holders	Amended and Restated Banc of California, Inc. 2018 Stock Incentive Plan(1)	0(1)	$—	3,555,357(2)

Equity Compensation plans not approved by security holders	None	—	$—	—

(1)     In addition, as of December 31, 2025, 2,557,336 restricted stock units and 2,304,625 performance stock units were outstanding at the target level of performance. Restricted stock units and performance stock units do not have an exercise price.
(2)     The Current Plan, which is the only equity compensation plan approved by the Company’s stockholders under which awards could be made as of December 31, 2025, was approved by our stockholders at our November 22, 2023 Special Meeting of Stockholders, authorizing 10,717,882 shares for issuance. The Current Plan permits these remaining shares to be issued in the form of options, PSUs, RSUs, restricted stock, or stock appreciation rights.

82	Banc of California	Annual Proxy Statement	2026

Proposal IV

Effectiveness of Second A&R 2018 Plan
If approved by stockholders at the Annual Meeting, the Second A&R 2018 Plan will become effective at that time. By approving the Second A&R 2018 Plan, the Company’s stockholders will also satisfy the NYSE requirements for stockholder approval of equity compensation plans.
If the Company’s stockholders do not approve the Second A&R 2018 Plan at the Annual Meeting, the Second A&R 2018 Plan will not become effective and the Current Plan will remain in effect.

The Board of Directors recommends that stockholders vote FOR approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan.

83	Banc of California	Annual Proxy Statement	2026

Transactions with Related Persons
General
The Company and the Bank may engage in transactions with the Company’s directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting common stock and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by a Board committee comprised solely of independent directors pursuant to the Company’s and the Bank’s Related Party Transactions Policy. The Related Party Transactions Policy, which is in writing, seeks to ensure that any such transactions entered into by the Company are in, or not inconsistent with, the best interests of the Company and its stockholders. Additionally, the Company and the Bank have an Outside Business Activity Policy, which tightens controls on outside business activities of officers and employees and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. These two policies are further described below.
Related Party Transactions Policy
All related party transactions, as defined under the policy and other than certain pre-approved transactions, must be approved in advance by the CNG Committee. Related party transactions are broadly construed under the policy to include any transaction where the aggregate amount involved will exceed or is expected to exceed $120,000 in any calendar year in which a related party or a family member of a related party has a direct or indirect material interest.
The policy provides that in reviewing related party transactions, the CNG Committee should consider the following factors:
•Are the terms of the related party transaction arm’s length and no more favorable to the related party or the related party’s family member than terms generally available to an unaffiliated third party?
•What is the financial risk to the Company of the related party transaction?
•What is the reputational risk to the Company from public disclosure of the related party transaction?
•Would participation in the related party transaction materially impair the ability of the related party to faithfully discharge his or her duties to the Company?
•Is the related party transaction in (or not inconsistent with) the best interests of the Company and its stockholders?
The policy further provides that in reviewing proposed loans to related parties, their family members and any entity in which the related party or their family members have a material interest, the CNG Committee should consider the following criteria:
•Will the loan be made in the ordinary course of the Bank’s business?
•Does the loan involve a material risk of collectability or other unfavorable features?
•Loans to directors and certain officers must comply with Regulation O of the Board of Governors of the Federal Reserve System.
•The loan must not violate the Sarbanes-Oxley Act of 2002 or any other applicable laws.
The policy states that the CNG Committee will prohibit a related party transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.

84	Banc of California	Annual Proxy Statement	2026

Transactions with Related Persons

Outside Business Activity Policy
The Board recognizes that outside business activities may create conflicts of interest and may interfere with an individual’s responsibilities to the Company. The Outside Business Activity Policy is intended to control the participation of employees in outside activities in order to mitigate such risks. As in the past, the Company continues to encourage active participation on the part of directors, officers, and employees in service clubs and organizations fostering the betterment of the community, and the active use of various social memberships in maintaining a proper image of the Company’s organization within the community.
Under the policy:
•All officers and employees of the Company and its subsidiaries may not engage in outside business activities, as defined in the policy, without prior written permission;
•Non-employee directors shall refrain from engaging in outside business activities which create an actual or apparent conflict of interest between the director and the Company unless they receive a written waiver; and
•The policy is administered by the CNG Committee.
Certain Transactions with Related Persons
Agreements and Transactions with Warburg. On November 30, 2023, pursuant to the Investment Agreement, dated as of July 25, 2023 (the Warburg Investment Agreement), by and among the Company and the Warburg Purchasers, substantially concurrently with the closing of the PacWest Merger, (a) the WPGG14 Purchaser invested an aggregate of $243,750,000 (net of certain expenses reimbursed by the Company) in the Company in exchange for the sale and issuance, at a purchase price of $12.30 per share, of (i) 11,694,581 shares of voting common stock and (ii) 8,122,492 shares of NVCE Stock, (b) the WPFSII Purchaser invested an aggregate of $81,250,000 (net of certain expenses reimbursed by the Company) in the Company in exchange for the sale and issuance, at a purchase price of $12.30 per share, of (i) 3,898,193 shares of voting common stock and (ii) 2,707,498 shares of NVCE Stock, and (c) the Company issued to the Warburg Purchasers seven-year warrants to purchase 15,853,658 shares of NVCE Stock at an exercise price of $15.375 per share, subject to customary anti-dilution adjustments. During their term, the Warrants may be exercised at any time by the warrant holder and will automatically be exercised if the market price of the voting common stock reaches or exceeds $24.60 for 20 or more trading days during any 30-consecutive trading day period.
Pursuant to the Warburg Investment Agreement, the Warburg Purchasers are entitled to nominate one representative to be appointed to the Company’s Board of Directors, subject to certain eligibility requirements, so long as the Warburg Purchasers and their affiliates beneficially own the lesser of (a) 5% of the outstanding shares of the Company’s voting common stock (on an as-converted basis) and (b) 50% of the voting common stock (on an as-converted basis) that the Warburg Purchasers beneficially owned immediately following the closing of the transactions under the Warburg Investment Agreement (such time, the Director Rights Period). Effective November 30, 2023, the Company appointed, at the Warburg Purchasers’ request, Todd Schell (a managing director in Warburg Pincus’ Financial Services group) to the Company’s Board of Directors as the Warburg Purchasers’ representative. During the Director Rights Period, the Warburg Purchasers and their affiliates will be subject to standstill obligations with respect to the Company.
On November 30, 2023, the Warburg Purchasers entered into a registration rights agreement (the Registration Rights Agreement) with the Company, pursuant to which the Company has provided customary registration rights to the Warburg Purchasers and their affiliates and certain permitted transferees with respect to the voting common stock purchased under the Warburg Investment Agreement and shares of voting common stock issued upon the conversion of shares of the NVCE Stock purchased under the Warburg Investment Agreement or issued upon the exercise of the Warrants.
Additional information regarding the agreements and transactions with the Warburg Purchasers can be found in the joint proxy statement/prospectus filed by the Company with the SEC on October 23, 2023, under “The Investment Agreements.”
The Company is a party to a services agreement with IntraFi Network LLC (IntraFi) whereby IntraFi provides the Bank with certain insured cash sweep services from time to time. Affiliates of funds managed by Warburg Pincus LLC hold a material investment interest in IntraFi. Affiliates of funds managed by Warburg Pincus LLC beneficially owned approximately 9.6% of the Company's outstanding voting common stock as of December 31, 2025. Additionally, Todd Schell, a managing director in Warburg Pincus’ Financial Services Group who currently serves as a director of the Company and the Bank, is a member of the board of directors of IntraFi. For the year ended December 31, 2025, the amount paid to IntraFi for certain insured cash sweep services was approximately $7.5 million. During the third quarter of 2025, the Company also repurchased 1,150,000 shares of our NVCE stock from the Warburg Investors.

85	Banc of California	Annual Proxy Statement	2026

Transactions with Related Persons

Ordinary Course Banking Transactions. Certain of our executive officers, directors and greater than five percent beneficial owners of our voting common stock, and their related interests, are customers of, or have had transactions with, the Bank in the ordinary course of business, including deposits, loans and other financial services-related transactions. From time to time, the Bank may make loans to executive officers, directors and greater than five percent beneficial owners of our voting common stock, and their related interests, in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2025, no such related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.

86	Banc of California	Annual Proxy Statement	2026

Information About the 2026 Annual Meeting of Stockholders
General
Notice and Access (Electronic Proxy). Under what are commonly referred to as the “e-proxy” or “Notice and Access” rules of the SEC, companies may send stockholders a notice that proxy materials are available online instead of mailing a full printed package containing a proxy card, annual report and proxy statement.
The Company is using Notice and Access for the Annual Meeting. As a result, beginning on or about March 26, 2026, the Company sent to most of its stockholders a Notice of Internet Availability of its Proxy Materials (the Notice). If you receive the Notice, you have the option of (i) accessing the proxy materials, including instructions on how to vote online, or (ii) requesting prior to April 23, 2026 that those materials be sent to you in paper form or by e-mail. The Company may still choose to mail hard copies of proxy materials to all or some stockholders that have not elected to have the Company send hard copies to them.
Copies of Materials. SEC rules allow a single copy of the proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who the Company reasonably believes are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
The Company may household its proxy card, notices (including the Notice), Annual Report and proxy statement to stockholders of record that share an address. This means that stockholders of record sharing an address may not each receive a separate copy of these materials. The Company also understands that certain brokerage firms, banks, or other similar entities holding the Company’s voting common stock for their customers may household proxy materials. Stockholders sharing an address whose shares of voting common stock are held by such an entity should contact such entity if they now receive: (a) multiple copies of the Company’s proxy materials and wish to receive only one copy of these materials per household in the future; or (b) a single copy of the Company’s proxy materials and wish to receive separate copies of these materials in the future. Additional copies of proxy materials are available upon request by contacting the Company at:
Banc of California, Inc.
Attn: Corporate Secretary
3 MacArthur Place
Santa Ana, California, 92707
(855) 361-2262
IR@bancofcal.com
Who Can Vote. The record date for the Annual Meeting is March 13, 2026. Only holders of record of the Company’s voting common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of voting common stock held as of the Record Date; provided, however, that under Section F of Article 6 of the Company’s charter, with the exception of the Warburg Investors and their affiliates, no stockholder who beneficially owns more than 10 percent of the shares of voting common stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the Record Date, there were 153,778,367 outstanding shares of voting common stock.
Voting Shares Held in "Street Name" by a Broker. If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes”. Whether or not an item is discretionary is determined by the exchange rules governing your broker.
Proposals I, III, and IV, are expected to be non-discretionary items, and Proposal II is expected to be a discretionary item. See Information about the 2026 Annual Meeting of Stockholders—How Shares are Treated when No Voting Instructions are Provided.

87	Banc of California	Annual Proxy Statement	2026

Information About the 2026 Annual Meeting of Stockholders

Number of Shares Required to be Present to Hold the Annual Meeting. A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of voting common stock outstanding and entitled to be cast at the Annual Meeting on the Record Date, or 51,259,456 shares, will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
If a quorum is not present at the scheduled time of the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the shares of voting common stock entitled to vote who are present, in person or by proxy, may adjourn the Annual Meeting to another date, place or time. The time and place of the adjourned Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.
How to Vote Your Shares
1.You can vote your proxy by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.
2.You can vote your proxy by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee (i.e., in "street name"), check your proxy card to see if you can vote by telephone.
3.You can vote your proxy via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares of common stock are held by a broker, bank or other nominee, you will receive instructions from them on how to vote your shares.
4.You can vote online during the Annual Meeting. If you are a registered stockholder, you can vote online during the Annual Meeting. If your shares are held through a bank, broker or other nominee and you wish to vote your shares online during the Annual Meeting, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on the Record Date for the Annual Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Annual Meeting even if you plan to attend the Annual Meeting.
Revoking Your Proxy
If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:
•submitting another proxy with a later date;
•giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the Annual Meeting; or
•voting during the Annual Meeting. Your proxy will not be automatically revoked by your attendance at the Annual Meeting; you must actually vote during the Annual Meeting to revoke a prior proxy.
If your shares are held in street name, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.

88	Banc of California	Annual Proxy Statement	2026

Information About the 2026 Annual Meeting of Stockholders

Board of Directors Voting Recommendations
The voting recommendations from the Board of Directors are as follows:

No.	Proposal	Board Vote Recommendation:
I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	FOR each director nominee
II.	Ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	FOR
III.	Approval, on an advisory and non-binding basis, of the compensation paid to our named executive officers as disclosed in this proxy statement (Say-on-Pay).	FOR
IV.	Approval, of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan.	FOR
How Shares are Treated When No Voting Instructions are Provided
Registered Stockholders. If you are a registered stockholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board of Directors’ recommendations as reflected in the chart above under Information About the 2026 Annual Meeting of Stockholders—Board of Directors Voting Recommendations.
Holders of Shares in “Street” Name. If you hold your shares in street name through a broker and do not provide your broker with voting instructions, it is expected your broker will be able to vote your shares on Proposal II but will be unable to vote your shares on any of the other proposals. See Information About the 2026 Annual Meeting of Stockholders—Voting Shares Held in “Street Name” by a Broker.
Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes
The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
I.	Election of the ten director nominees named in this proxy statement, each for a term of one year.	For each director, the number of votes cast for the director’s election must exceed the number of votes cast against the director’s election. Abstentions and broker non-votes do not count as votes cast and will not have an effect on a director's election.
II.	Ratification of the selection of Ernst and Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	Affirmative vote of a majority of the votes cast. Abstentions do not count as votes cast and will not have an effect on Proposal II.
III.	Approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (Say-on-Pay).	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and will not have an effect on Proposal III.
IV.	Approval of the Company's Second Amended and Restated 2018 Omnibus Stock Incentive Plan.	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and will not have an effect on Proposal IV.
For quorum purposes, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
Actions Required if any Director Nominee Does Not Receive Required Majority Vote. If a nominee for director who is an incumbent director is not elected by a majority of the votes cast at the Annual Meeting, then the Company’s bylaws provide that the following sequence of events shall occur:

89	Banc of California	Annual Proxy Statement	2026

Information About the 2026 Annual Meeting of Stockholders

•the director shall promptly tender his or her resignation to the Board of Directors;
•the CNG Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken; and
•the Board of Directors shall act on the tendered resignation, taking into account the CNG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.
The CNG Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation may not participate in the recommendation of the CNG Committee or the decision of the Board of Directors with respect to his or her resignation.
If an incumbent director’s resignation is not accepted by the Board of Directors and/or the director is re-appointed by the Board, the director will continue to serve until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or eliminate the vacancy by reducing the size of the Board.
Inspector of Election
The Board of Directors has appointed Broadridge Financial Solutions to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.
Proxy Solicitation Costs
We will pay the costs of soliciting proxies, and we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s voting common stock. We have retained Okapi Partners LLC to assist us in soliciting proxies and have agreed to pay Okapi Partners LLC a fee of $15,000, plus the reimbursement of certain costs and expenses incurred in connection with the solicitation. In addition, our directors, officers or employees may solicit proxies for us in person or by telephone, facsimile, internet or other electronic means for which they will not receive any compensation other than their regular compensation as directors, officers, and employees.
Attending the Annual Meeting
Stockholders as of the close of business on the Record Date may attend the Annual Meeting online, vote shares electronically, and submit questions during the Annual Meeting, by following the instructions on the Annual Meeting website, www.virtualshareholdermeeting.com/BANC2026. You will need to have your 16‐Digit Control Number included on your notice of internet availability or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. Online access to the Annual Meeting, which will be an audio-only webcast, will begin at 8:00 A.M. Pacific Daylight Time on May 6, 2026.
If your shares are held in street name and you desire to vote online during the Annual Meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting. Should you need support on the day of the Annual Meeting, please call TFN: 844-986-0822 (US) or 303-562-9302 (international).
Director Nominees Unable to Stand for Election
If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute director nominee. If a substitute director nominee is selected, the persons named in the proxy will vote your shares for the substitute director nominee.
Other Matters
The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment.

90	Banc of California	Annual Proxy Statement	2026

Stockholder Proposals and Other Information Regarding the Annual Meeting of Stockholders to be Held in 2027
If you intend to present a stockholder proposal at next year’s annual meeting of stockholders, your proposal must be received by the Company at its executive offices, located at 3 MacArthur Place, Santa Ana, California 92707, no later than November 26, 2026 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting, provided that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then such proposal must be received by the Company at its executive offices at a reasonable time before the Company begins to print and send its proxy materials for next year’s annual meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and the Company’s charter and bylaws and Maryland law.
The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than February 5, 2027 and no earlier than January 6, 2027. If, however, the date of the next annual meeting of stockholders is before April 6, 2027 or after July 5, 2027, notice of the stockholder proposal must be delivered no earlier than the 120th day prior to the date of the next annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the day of the meeting or the 10th day following the day on which notice of the date of meeting is mailed or public announcement of the date of the meeting is first made. These notification requirements also apply to director nominations by stockholders.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with Rule 14a-19 under the Exchange Act.

91	Banc of California	Annual Proxy Statement	2026

Appendix A - Non-GAAP Measures
Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with GAAP must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company’s management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company’s financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company’s management uses the non-GAAP financial measure.
Adjusted net earnings (loss) available to common and equivalent stockholders, average tangible common equity, return on average tangible common equity (ROATCE), adjusted noninterest expense, adjusted noninterest expense excluding customer related expense, tangible common equity and tangible book value per share (TBVPS) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in our analysis of our performance.
ROATCE has been designated as the "Company-Selected Measure," in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay versus Performance table) used by the Company to link compensation actually paid to our NEOs. ROATCE is computed by dividing net earnings (loss) available to common and equivalent stockholders, after adjustment for goodwill impairment (if applicable), amortization of intangible assets, and preferred stock dividends, by average tangible common equity. Average tangible common equity is calculated by subtracting intangible assets and preferred stock from average stockholders' equity.
Core ROATCE and core adjusted noninterest expense to average total assets were among the selected financial performance measures approved by the CNG Committee for the annual Incentive (Performance) Based Compensation Plan in 2024 and represent non-GAAP measures to evaluate scorecard performance when calculating incentive payouts and may be adjusted for one-time or other non-core income and expense items at the discretion of the CNG Committee. For Core ROATCE, there was no one-time or other non-core income and expense items for adjustments approved by the CNG Committee in 2024; thus Core ROATCE is the same as ROATCE as described above. Core adjusted noninterest expense is computed by subtracting merger-related expenses and customer related expenses at the discretion of the CNG Committee, from total noninterest expense.
Other non-GAAP measures presented in this Proxy statement used by management in our analysis of our performance include adjusted noninterest expense (which exclude customer related expense) to average total assets and TBVPS. Adjusted noninterest expense is calculated by subtracting acquisition, integration and reorganization costs from total noninterest expense. Adjusted noninterest expense excluding customer related expenses is calculated by subtracting customer related expenses from adjusted noninterest expense. Tangible book value per share is calculated by dividing tangible common equity by common shares outstanding, which include non-voting common equivalents that are participating securities. Tangible common equity is calculated by subtracting goodwill and other intangible assets from total common equity, and total common equity is calculated by subtracting preferred stack from total equity.
Management believes the presentation of these financial measures and adjusting for the impact of these items provides useful supplemental information that is essential to a proper understanding of our financial results and operating performance. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

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Appendix A

Non-GAAP Reconciliation: Return on Average Tangible Common Equity for the Years Ended December 31, 2025, 2024, 2023, 2022, and 2021

	Year Ended
	December 31, 2025 (1)	December 31, 2024 (1)	December 31, 2023 (1)	December 31, 2022 (1)	December 31, 2021 (1)
(dollars in thousands)
Return on Average Tangible Common Equity
Net earnings (loss)	$228,973	$126,888	$(1,899,137)	$120,939	$62,346

Earnings (loss) before income taxes		$168,654	$(2,211,338)	$168,884	$82,622
Add: Goodwill impairment		—	1,376,736	—	—
Add: Intangible asset amortization		33,143	11,419	1,705	1,276
Adjusted earnings (loss) before income taxes		201,797	(823,183)	170,589	83,898
Adjusted income tax (benefit) expense(2)		49,965	(116,233)	52,196	24,114
Adjustments:
Intangible asset amortization	28,267
Tax impact of adjustment above(2)	(7,593)
Adjustments to net earnings	20,674
Adjusted net earnings (loss)	249,647	151,832	(706,950)	118,393	59,784
Less: Preferred stock dividends	39,788	39,788	39,788	1,420	8,322
Adjusted net earnings (loss) available to common and equivalent stockholders	$209,859	$112,044	$(746,738)	$116,973	$51,462

Average stockholders' equity	$3,471,278	$3,431,364	$2,994,428	$992,252	$896,988
Less: Average intangible assets	333,815	356,960	379,005	106,599	52,612
Less: Average preferred stock	498,516	498,516	498,516	18,731	112,201
Average tangible common equity	$2,638,947	$2,575,888	$2,116,907	$866,922	$732,175

Return on average tangible common equity(3)	8.0%	4.4%	(35.3)%	13.5%	7.0%
________________________________________
(1)    Financial information and metrics for the year ended December 31, 2025, 2024 and 2023 represent reported financial results and metric of the combined company. Following the PacWest Merger, net loss for the year ended December 31, 2023 reflect PacWest financial results only on a standalone basis until the closing of the PacWest Merger on November 30, 2023, and results of the combined company for the month of December 2023. Net earnings for the years ended December 31, 2022 and 2021 represent reported financial results of the legacy Banc of California on which compensation was based.
(2)    Effective tax rates of 26.9%, 24.8% and 14.1% used for the year ended December 31, 2025, 2024 and 2023; blended tax rate of 29.6% used for the year ended December 31, 2022 and 2021.
(3)     Adjusted net earnings (loss) available to common and equivalent stockholders' divided by average tangible common equity.

93	Banc of California	Annual Proxy Statement	2026

Appendix A

Non-GAAP Reconciliation: Return on Average Tangible Common Equity (ROATCE) for the Fourth Quarter Ended December 31, 2025 and 2024

	Fourth Quarter Ended
	December 31, 2025 (1)	December 31, 2024 (1)
(dollars in thousands)
Return on Average Tangible Common Equity
Net earnings	$77,391	$56,919

Earnings before income taxes		$70,103
Add: Intangible asset amortization		7,770
Adjusted earnings before income taxes		77,873
Adjusted income tax expense(1)		19,281
Adjustments:
Intangible asset amortization	6,788
Tax impact of adjustment above(1)	1,823
Adjustments to net earnings	4,965
Adjusted net earnings	82,356	58,592
Less: Preferred stock dividends	9,947	9,947
Adjusted net earnings available to common and equivalent stockholders	$72,409	$48,645

Average stockholders' equity	$3,494,157	$3,486,164
Less: Average intangible assets	323,295	352,907
Less: Average preferred stock	498,516	498,516
Average tangible common equity	$2,672,346	$2,634,741

Return on average tangible common equity(2)	10.8%	7.4%
________________________________________
(1)    Effective tax rate of 26.9% and 24.8% used for the fourth quarter ended December 31, 2025 and 2024.
(2)     Annualized adjusted net earnings available to common and equivalent stockholders divided by average tangible common equity.

94	Banc of California	Annual Proxy Statement	2026

Appendix A

Non-GAAP Reconciliation: Adjusted Noninterest Expense to Average Total Assets for the Fourth Quarter Ended December 31, 2025 and 2024

	Fourth Quarter Ended
	December 31, 2025	December 31, 2024
(dollars in thousands)
Adjusted Noninterest Expense to Average Total Assets
Noninterest expense	$180,644	$181,370
Less: Acquisition, integration, and reorganization costs	—	1,023
Adjusted noninterest expense	$180,644	$182,393

Less: Customer related expense	(24,870)	(31,672)
Adjusted noninterest expense excluding customer related expenses	$155,774	$150,721

Average assets	33,752,500	33,562,028
Noninterest expense to average total assets	2.12%	2.15%
Adjusted noninterest expense to average total assets	2.12%	2.16%
Adjusted noninterest expense excluding customer related expenses to average total assets	1.83%	1.79%
________________________________________

Non-GAAP Reconciliation: Tangible Book Value per Share (TBVPS) for the Fourth Quarter Ended December 31, 2025 and 2024

	Fourth Quarter Ended
	December 31, 2025	December 31, 2024
(dollars in thousands, except per share amounts)
Tangible Book Value Per Share
Stockholders' equity	$3,541,277	$3,499,949
Less: Preferred stock	(498,516)	(498,516)
Total common equity	$3,042,761	$3,001,433
Less: Goodwill and intangible assets	(319,808)	(347,465)
Tangible common equity	$2,722,953	$2,653,968

Book value per common share (1)	$19.56	$17.78
Tangible book value per common share (2)	$17.51	$15.72
Common shares outstanding (3)	155,533,403	168,825,656
________________________________________
(1)    Total common equity divided by common shares outstanding.
(2)    Tangible common equity divided by common shares outstanding.
(3)    Common shares outstanding include non-voting common equivalents that are participating securities.

95	Banc of California	Annual Proxy Statement	2026

Appendix B - SECOND AMENDED AND RESTATED BANC OF CALIFORNIA, INC. 2018 OMNIBUS STOCK INCENTIVE PLAN
Section 1.Purpose; Definitions
The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
(b)“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.
(d)“Award Agreement” means a written or electronic agreement, contract or other instrument or document setting forth the terms and conditions of a specific Award, as the Committee shall determine, consistent with the Plan.
(e)“Bank” means Banc of California, N.A., a national banking association, or any successor thereto.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Award” means an Award granted pursuant to Section 9(b) hereof.
(h)“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Cause”: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of any Company policy, including the Company’s ethics and compliance program, (E) willful misconduct, gross negligence or fraud in the commission of a Participant’s employment or other services to the Company and its Affiliates, or (F) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.
(i)“Change in Control” has the meaning set forth in Section 10(e).
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(k)“Commission” means the Securities and Exchange Commission or any successor agency.

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Appendix B
(l)“Committee” has the meaning set forth in Section 2(a).
(m)“Common Stock” means common stock, par value $.01 per share, of the Company.
(n)“Company” means Banc of California, Inc., a Maryland corporation, or any successor thereto.
(o)“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” disability of a Participant means the Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and duration of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e) (3) of the Code.
(p)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(q)“Effective Date” has the meaning set forth in Section 13(a).
(r)“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, who are in each case natural persons.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(t)“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the last trading day immediately preceding the date in question, as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion using a reasonable valuation method which shall include consideration of the following factors, as applicable: (i) the value of the Company’s tangible and intangible assets; (ii) the present value of the Company’s anticipated future cash-flows; (iii) the market value of stock or equity interests in similar corporations and other entities engaged in substantially similar trades or businesses, the value of which can be readily determined objectively (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction) ; (iv) control premiums or discounts for lack of marketability; (v) recent arm’s-length transactions involving the sale or transfer of such stock or equity interests; and (vi) other relevant factors.
(u)“Free-Standing SAR” has the meaning set forth in Section 5(b).
(v)“Full-Value Award” means any Award other than an Option or Stock Appreciation Right.
(w)“Good Reason” has the meaning set forth in Section 10(e).
(x)“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
(y)“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

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Appendix B
(z)“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
(aa)“Nonqualified Option” means any Option that is not an Incentive Stock Option.
(bb)     “Option” means an Incentive Stock Option or a Nonqualified Option granted under Section 5.
(cc)     “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.
(dd)     “Participant” means an Eligible Individual to whom an Award is or has been granted.
(ee)     “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of an Award.
(ff)     “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured; provided, that such period shall be no shorter than a fiscal quarter.
(gg)    “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash, Shares or other property, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(hh)     “Plan” means this Second Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.
(ii)     “Replaced Award” has the meaning set forth in Section 10(b).
(jj)     “Replacement Award” has the meaning set forth in Section 10(b).
(kk)     “Restricted Stock” means an Award granted under Section 6.
(ll)    “Restricted Stock Unit” has the meaning set forth in Section 7.
(mm)    “Retirement” means, unless otherwise set forth in an Award Agreement, the Participant’s Termination of Employment after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.
(nn)     “Share” means a share of Common Stock.
(oo)    “Stock Appreciation Right” has the meaning set forth in Section 5(b).
(pp)    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
(qq)     “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary of the Company or with which the Company or any Subsidiary of the Company combines.
(rr)     “Tandem SAR” has the meaning set forth in Section 5(b).
(ss)    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

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Appendix B
(tt)    “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.
Section 2.Administration
(a)Committee. The Plan shall be administered by the Joint Compensation, Nominating and Corporate Governance Committee of the Board or such other committee of the Board or subcommittee as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. The Board may exercise discretion to administer the Plan in lieu of the Committee, in which case, references herein to the Committee shall be deemed to refer to the Board. The Committee shall, subject to Section 12, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(i)to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)subject to Section 13, to modify, amend or adjust the terms and conditions of any Award;
(vi)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(vii)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) ;
(viii)subject to Section 13, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines, including, without limitation, in the case of a Participant’s Termination of Employment for Retirement;
(ix)to decide all other matters that must be determined in connection with an Award;
(x)to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

99	Banc of California	Annual Proxy Statement	2026

Appendix B
(xi)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
(xii)to otherwise administer the Plan.
(b)Procedures.
(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Subject to Section 12(a), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants, and Eligible Individuals.
(d)Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, in either case prior to a Change in Control, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more senior managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.
(e)Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13 hereof.
Section 3.Common Stock Subject to Plan
(a)Plan Maximums. The maximum number of Shares and/or Options and/or Stock Appreciation Rights that may be granted pursuant to Awards under the Plan shall be (i) 2.2 million Shares plus (ii) the number of Shares available for new awards under the Company’s Amended and Restated 2018 Omnibus Stock Incentive Plan, effective as of November 30, 2023 (the “Prior Plan”) immediately prior to the Effective Date (collectively, the “Share Limit”). The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be equal to the Share Limit. Shares subject to an Award under the Plan may be authorized and unissued Shares. On and after the Effective Date, no new awards may be granted under the Prior Plan, it being understood that (A) awards outstanding under such the Prior Plan as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (B) to the extent that any such award under the Prior Plan, the Company’s 2018 Omnibus Stock Incentive Plan, effective as of May 31, 2018, and the Amended and Restated PacWest 2017 Stock Incentive Plan, as assumed by the Company is forfeited, terminates, expires or

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Appendix B
lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under such plans in respect of awards granted under such plans which are outstanding as of the Effective Date.
(b)Limit for Non-Employee Director Compensation. No Participant who is a non-employee director of the Company may be granted compensation with a value in excess of $750,000 (with the value of any Awards based on the accounting grant date value of such Award) during any calendar year.
(c)Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. Shares tendered or withheld to pay the exercise price of an Option and Shares tendered or withheld to satisfy tax withholding obligations with respect to any Award shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right (whether a Tandem SAR or a Free-Standing SAR), the number of underlying Shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the net Shares issued.
(d)Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards (or the cancellation of any out-of-the money Option or Stock Appreciation Right without any consideration being paid in connection with such cancellation), as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid) ; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued

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operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings.
(e)Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
(f)Minimum Vesting. All Awards (excluding Substitute Awards) granted pursuant to the Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant, provided, that Awards for up to 5% of the Share Limit may provide for a shorter vesting period at the time of grant.
(g)Dividends and Dividend Equivalents. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that such Award is outstanding, such dividends (or dividend equivalents) shall, as determined by the Committee and set forth in the applicable Award Agreement, either (i) not be paid or credited with respect to such Award, (ii) be accumulated and deferred but remain subject to vesting requirement(s) to the same extent as the applicable Award and only be paid at the time or times such vesting requirement(s) are satisfied or (iii) in the case of cash dividends paid with respect to an Award of Restricted Stock, be reinvested in additional Restricted Stock held subject to the vesting of the underlying Restricted Stock, in accordance with Section 6(b) (iii).
(h)Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary of the Company or the Company’s or any Subsidiary of the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
Section 4.Eligibility
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
Section 5.Options and Stock Appreciation Rights
(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs” which are granted in conjunction with an Option, or “Free-Standing SARs” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share at the time of exercise over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be

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made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and, except with respect to Substitute Awards, shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date, provided, that in the case of an Incentive Stock Option granted to an owner of more than 10% of the Shares, the exercise price per Share shall not be less than 110% of the Fair Market Value on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Award or new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, or to cancel any Option or Free-Standing SAR with an exercise price that is above the then-current Fair Market Value of a Share, in exchange for cash, property or other securities, unless, in each case, such amendment, cancellation, or action is approved by the Company’s stockholders.
(e)Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date, provided, that in the case of an Incentive Stock Option granted to an owner of more than 10% of the Shares, the Term shall not exceed five years from the Grant Date.
(f)Vesting and Exercisability. Except as otherwise provided herein and subject to Section 3(f), Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company and its subsidiaries or parent corporation) shall not exceed $100,000.
(g)Method of Exercise. Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which the Option or Stock Appreciation Right is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept or, if approved by the Committee, payment, in full or in part and in any combination, may also be made as follows:
(i)Payments may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).
(ii)To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

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(iii)Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.
(h)Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i)Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a) (5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(j)Termination of Employment. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:
(i)Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised, to the extent it was then exercisable, at any time until the earlier of (A) the ninetieth (90th) day following such Termination of Employment and (B) expiration of the Term thereof;
(ii)Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until (A) in the case of Nonqualified Options and Stock Appreciation Rights, the earlier of (i) the third anniversary of the date of such death and (ii) the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, the earlier of (x) the first anniversary of the date of such Termination of Employment and (y) the expiration of the Term thereof; and
(iii)Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until (A) in the case of Nonqualified Options and Stock Appreciation Rights, the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, the earlier of (x) the first anniversary of the date of such Termination of Employment and (y) the expiration of the Term thereof.
(k)Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

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Section 6.Restricted Stock
(a)Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the offices of Banc of California, Inc., 3 MacArthur Place, Santa Ana, California 92707.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued employment or service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued employment or service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.
(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(iii)Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and, subject to Section 3(g), the right to receive upon the vesting of the Shares any cash dividends paid on the Shares during the Restriction Period. If so determined by the Committee in the applicable Award Agreement and subject to Section 15(f), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall instead be reinvested in additional Restricted Stock held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv)If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
(v)Upon a Participant’s Termination of Employment by reason of death or Disability, any then-remaining portion of the Restriction Period with respect to the Participant’s Award of Restricted Stock shall lapse as of the date of termination. Upon a Participant’s Termination of Employment for any other reason during the Restriction Period with respect to the Participant’s Award of Restricted

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Stock, all Shares of Restricted Stock still then subject to the Restriction Period shall become forfeited. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.
Section 7.Restricted Stock Units
(a)Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.
(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued employment or service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued employment or service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee or in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Sections 3(g) and 14(e) ).
(iv)Upon a Participant’s Termination of Employment by reason of death or Disability, any then-remaining portion of the Restriction Period with respect to the Participant’s Award of Restricted Stock Units shall lapse as of the date of termination. Upon a Participant’s Termination of Employment for any other reason during the Restriction Period with respect to the Participant’s Award of Restricted Stock Units, all Restricted Stock Units still then subject to the Restriction Period shall become forfeited. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.
Section 8.Performance Units
Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided, that the Performance Period shall be no less than a fiscal quarter. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals and the effect of a Participant’s Termination of Employment during the Performance Period and/or prior to vesting of the Performance Units) shall be set forth in the applicable Award Agreement and need not be the same with respect to each recipient.

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Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.
Section 9.Other Stock-Based Awards; Cash Awards
(a)Other Stock-Based Awards. Other Stock-Based Awards may be granted under the Plan, provided, that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.
(b)Cash Awards. Awards may be granted under the Plan that are payable solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.
Section 10.Change in Control Provisions
(a)General. The provisions of this Section 10 shall, subject to Section 3(d) and Section 10(e), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b)Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Options and Stock Appreciation Rights (other than performance-based Options and Stock Appreciation Rights) shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) (A) any performance-based Option or Stock Appreciation Right that is not replaced by a Replacement Award shall vest and become exercisable with respect to the portion of such performance-based Option or Stock Appreciation Right that is deemed to be earned as set forth below, and (B) any performance-based Full-Value Award that is not replaced by a Replacement Award shall vest and become payable with respect to the portion of such performance-based Full-Value Award that is deemed to be earned as set forth below. In determining the extent to which a performance-based Award is deemed to be earned for purposes of clause (ii) above, all applicable Performance Goals shall be deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period), in each case, with the resulting number of Shares underlying such Awards multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change in Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such performance-based Awards have been fully achieved as of the date of such Change in Control.
(c)Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control, except that, (i) if the Award related to Shares, the Award may confer the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Committee, in its sole discretion, pursuant to Section 3(d) hereof) and (ii) if the Award was subject to the achievement of performance conditions, the performance conditions applicable to the Award may be deemed to be achieved upon the Change in Control at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the

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date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period), and the Award may thereafter remain subject only to the achievement of time-based vesting conditions through the end of the previously applicable performance period. The determination of whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)Termination of Employment. Unless otherwise provided in an Award Agreement, upon a Termination of Employment of a Participant occurring upon or during the two years immediately following the date of a Change in Control by reason of death, Disability or Retirement, by the Company without Cause, or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until (A) in the case of an Incentive Stock Option, the last date on which such Incentive Stock Option would be exercisable in the absence of this Section 10(d), and (B) in the case of a Nonqualified Option or a Stock Appreciation Right, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(d) and (y) the earlier of (1) the third anniversary of such Change in Control and (2) expiration of the Term of such Nonqualified Option or Stock Appreciation Right.
(e)Definition of Change in Control. For purposes of the Plan:
“Change in Control” shall mean any of the following events, in each case, occurring after the Effective Date:
(i)Any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) ; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (z) any acquisition pursuant to a transaction that complies with clauses (iii) (A), (iii) (B) and (iii) (C) below;
(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the

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Appendix B
then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, and (B) solely for purposes of determining the timing of any payment pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion of the assets” of the Company or the Bank, as such terms are defined in Treasury Regulation § 1.409A-3(i) (5).
“Good Reason” shall mean (A) a material adverse change in the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control; (B) a material reduction in the Participant’s base salary or annual bonus opportunity, in each case as in effect immediately prior to the Change in Control; or (C) the reassignment of the Participant’s place of employment to an office location more than 35 miles from the Participant’s then-current place of employment; provided, that to invoke a termination with Good Reason, the Participant must provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) - (C) above within sixty (60) days following the initial existence of such condition or conditions, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition if such condition is reasonably subject to cure. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (with the meaning of Section 409A) must occur, if at all, within sixty (60) days following such Cure Period in order for such termination as a result of such condition to constitute a termination with Good Reason.
(f)Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 12(b). Nothing in this Section 10 shall preclude the Company from settling upon a Change in Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treasury Regulation § 1.409A-3(j) (ix) of the Treasury Regulations.
Section 11.Clawback
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing

109	Banc of California	Annual Proxy Statement	2026

Appendix B
requirement or otherwise providing for clawback of Awards granted under this Plan, including the Banc of California, Inc. Mandatory Recoupment Policy and the policy set forth in the Company’s Corporate Governance Guidelines, each as may be amended from time to time).
Section 12.Section 16(b); Section 409A
(a)The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
(b)The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election (if applicable) shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided, that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h) (3) ) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).
Section 13.Term, Amendment and Termination
(a)Effectiveness. The Plan was approved by the Board on March 24, 2026, subject to and contingent upon approval by the Company’s stockholders. The Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

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Appendix B
(b)Termination. The Plan will terminate on the November 30, 2033, the ten-year anniversary of the effective date of the Prior Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c)Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange as may be required on or after the date hereof.
(d)Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.
Section 14.Unfunded Status of Plan
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
Section 15.General Provisions
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)Consistent with Law and Regulation. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Affiliates shall have any obligation to issue or deliver any certificate or certificates for Shares, issue Shares, make any payment, provide any compensation, or take (or refrain from taking) any action that the Company determines would be prohibited by, or inconsistent with, any applicable law or regulation, including 12 C.F.R. part 359.
(c)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees or directors.
(d)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

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Appendix B
(e)Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Committee, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.
(f)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(f).
(g)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(j)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

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Appendix B
(k)Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or (except with respect to Options and Stock Appreciation Rights) dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends and dividend equivalents with respect to Awards may not be paid until vesting (if any) of such Awards, and the Committee shall not take or omit to take any action that would result in the imposition of penalty taxes under Section 409A of the Code.

113	Banc of California	Annual Proxy Statement	2026

BANC OF CALIFORNIA

BANC OF CALIFORNIA, INC.
11611 SAN VICENTE BLVD., SUITE 500
LOS ANGELES, CA 90049

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BANC OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors, each for a term of one year.

Nominees:	**For**	**Against**	**Abstain**
1a. James A. "Conan" Barker	☐	☐	☐
1b. Paul R. Burke	☐	☐	☐
1c. Mary A. Curran	☐	☐	☐
1d. John M. Eggemeyer	☐	☐	☐
1e. Shannon F. Eusey	☐	☐	☐
1f. Susan E. Lester	☐	☐	☐
1g. Joseph J. Rice	☐	☐	☐
1h. Vania E. Schlogel	☐	☐	☐
1i. Andrew Thau	☐	☐	☐
1j. Jared M. Wolff	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. Approval, on an advisory and non-binding basis, of the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the Annual Meeting.	☐	☐	☐
4. Approval of the Company’s Second Amended and Restated 2018 Omnibus Stock Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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